UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SMITHFIELD FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 19, 2013

Dear Fellow Shareholder:

On May 28, 2013, Smithfield Foods, Inc. (“Smithfield”) entered into a definitive merger agreement to be acquired by Shuanghui International Holdings Limited (“Parent”). Subject to the terms and conditions of the merger agreement, a wholly owned subsidiary of Parent will be merged with and into Smithfield and Smithfield will survive the merger as a wholly owned subsidiary of Parent.

If the merger is completed, our shareholders will have the right to receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.50 per share, of Smithfield (“Smithfield common stock”) that they own immediately prior to the effective time of the merger, which represents a premium of approximately 31% to the $25.97 per share closing price of Smithfield common stock on the New York Stock Exchange on May 28, 2013, the last trading day prior to the public announcement of the proposed merger.

You are cordially invited to attend a special meeting of our shareholders to be held in connection with the proposed merger on September 24, 2013 at 9:00 a.m., Eastern Time. At the special meeting, shareholders will be asked to vote on a proposal to approve the merger agreement, the related plan of merger and the merger. The affirmative vote of a majority of the shares of Smithfield common stock outstanding at the close of business on August 5, 2013 is required to approve the merger agreement, the related plan of merger and the merger.

The merger cannot be completed unless Smithfield shareholders approve the merger agreement, the related plan of merger and the merger. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. The failure to vote on the proposal to approve the merger agreement, the related plan of merger and the merger will have the same effect as a vote “AGAINST” this proposal.

The Smithfield board of directors has unanimously adopted and approved the merger agreement, the related plan of merger and the merger. The Smithfield board of directors unanimously recommends that Smithfield shareholders vote “FOR” the proposal to approve the merger agreement, the related plan of merger and the merger.

At the special meeting, shareholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to Smithfield’s named executive officers by Smithfield based on or otherwise relating to the merger, as required by the rules adopted by the Securities and Exchange Commission and (ii) a proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional votes for the approval of the proposal to approve the merger agreement, the related plan of merger and the merger. The Smithfield board of directors unanimously recommends that Smithfield shareholders vote “FOR” each of the foregoing proposals.

The obligations of Smithfield and Parent to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Smithfield, the special meeting, the merger agreement, the related plan of merger and the merger.

Thank you for your confidence in Smithfield.

Sincerely,

C. Larry Pope

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement, the related plan of merger or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated August 19, 2013 and, together with the enclosed form of proxy, is first being mailed to Smithfield shareholders on or about August 22, 2013.

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE & TIME	September 24, 2013 at 9:00 a.m., Eastern Time

PLACE	McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219

ITEMS OF BUSINESS	•	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 28, 2013 (the “merger agreement”), among Smithfield Foods, Inc. (“Smithfield”), Shuanghui International Holdings Limited (“Parent”), and Sun Merger Sub, Inc. (“Merger Sub”), the related plan of merger and the merger (the “merger proposal”);

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Smithfield to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•

To consider and vote on a proposal to approve an adjournment of the special meeting of shareholders of Smithfield (the “special meeting”), if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”); and

•	To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

RECORD DATE	Only shareholders of record at the close of business on August 5, 2013 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.

VOTING BY PROXY	The Smithfield board of directors (the “Smithfield Board”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Smithfield Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE VOTED. IF YOU DO NOT SUBMIT YOUR PROXY, INSTRUCT YOUR BROKER HOW TO VOTE YOUR SHARES OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THIS PROPOSAL.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

Please note that we intend to limit attendance at the special meeting to Smithfield shareholders as of the record date (or their authorized representatives), as well as invited guests. Each shareholder will be permitted to bring one guest. If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of Smithfield common stock as of the record date. All shareholders should also bring photo identification.

The proxy statement of which this notice forms a part provides a detailed description of the merger agreement, the related plan of merger and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Smithfield common stock, please contact Smithfield’s proxy solicitor, Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, Toll free: 1-877-79OKAPI (1-877-796-5274).

By Order of the Board of Directors,

Michael H. Cole

Secretary

Smithfield, Virginia

August 19, 2013

-i-

(continued)

-ii-

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Smithfield shareholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Smithfield included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 99. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Smithfield,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to Smithfield Foods, Inc., a Virginia corporation; all references to “Parent” refer to Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands; all references to “Merger Sub” refer to Sun Merger Sub, Inc., a Virginia corporation and a wholly owned subsidiary of Parent formed for the sole purpose of effecting the merger; all references to “Smithfield common stock” refer to the common stock, par value $0.50 per share, of Smithfield; all references to the “Smithfield Board” refer to the board of directors of Smithfield; all references to the “merger” refer to the merger of Merger Sub with and into Smithfield with Smithfield surviving as a wholly owned subsidiary of Parent; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of May 28, 2013, and as may be further amended from time to time, by and among Smithfield, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement; and all references to the “plan of merger” refer to the plan of merger to be filed with the office of the State Corporation Commission of the Commonwealth of Virginia (along with the articles of merger) to effect the merger, a copy of which is attached as Annex B to this proxy statement. Smithfield, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Companies

Smithfield (see page 20)

Smithfield, together with its subsidiaries, is the largest pork processor and hog producer in the world. We produce and market a wide variety of fresh meat and packaged meats products both domestically and internationally. We currently conduct our operations through four reportable segments: Pork, Hog Production, International and Corporate, each of which is comprised of a number of subsidiaries, joint ventures and other investments.

Shares of Smithfield common stock are listed with, and trade on, the New York Stock Exchange (“NYSE”) under the symbol “SFD.” Our corporate website address is www.smithfieldfoods.com. The information provided on the Smithfield website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Smithfield’s website provided in this proxy statement.

Parent (see page 20)

Parent operates in the food processing industry through its various subsidiaries. Parent’s core businesses include: animal feed, hog production, livestock slaughtering, pork processing, sale of meat products (frozen and chilled meat, retorted meat products and pasteurized meat products), packaging, logistics, flavoring products, natural casings, and marsh gas power generation.

Merger Sub (see page 21)

Merger Sub was formed in May 2013 solely for the purpose of completing the merger with Smithfield. Merger Sub has not carried out any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and matters related to the financing of the merger consideration.

The Special Meeting

Date, Time and Place (see page 22)

The special meeting of Smithfield shareholders (the “special meeting”) is scheduled to be held at McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 on September 24, 2013 at 9:00 a.m., Eastern Time.

Purpose of the Meeting (see page 22)

The special meeting is being held in order to consider and vote on the following proposals:

•	to approve the merger agreement, the related plan of merger and the merger (the “merger proposal”);

•

to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Smithfield to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•	to approve the adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”); and

•	to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Smithfield shareholders must vote to approve the merger proposal as a condition for the merger to occur. If the Smithfield shareholders fail to approve the merger proposal, the merger will not occur.

Record Date; Shareholders Entitled to Vote (see page 23)

Only holders of Smithfield common stock at the close of business on August 5, 2013, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 139,196,460 shares of Smithfield common stock were issued and outstanding.

Holders of Smithfield common stock are entitled to one vote for each share of Smithfield common stock they own at the close of business on the record date.

Quorum (see page 23)

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Smithfield common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the meeting to another place, date or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject Smithfield to additional expense.

Required Vote (see page 23)

The approval of the merger proposal requires the affirmative vote of at least a majority of the shares of Smithfield common stock outstanding at the close of business on the record date.

Approval of the named executive officer merger-related compensation proposal (on an advisory basis) and the adjournment proposal requires the affirmative vote of a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote thereon.

Voting at the Special Meeting (see page 24)

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and you may vote your shares in person at the special meeting or by mail, over the internet or by telephone. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Although Smithfield offers four different voting methods, Smithfield encourages you to vote over the internet or by telephone, as Smithfield believes they are convenient, cost-effective and reliable voting methods. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Shareholders who are entitled to vote at the special meeting, as well as invited guests, may attend the special meeting. Each shareholder will be permitted to bring one guest. Beneficial owners should bring a copy of an account statement reflecting their ownership of Smithfield common stock as of the record date. All shareholders should bring photo identification.

Smithfield recommends that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed.

Solicitation of Proxies (see page 25)

The Smithfield Board is soliciting your proxy, and Smithfield will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $30,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Smithfield common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC or, without additional compensation by certain of Smithfield’s directors, officers and employees.

Adjournment (see page 26)

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Smithfield shareholders are also being asked to approve the adjournment proposal, which will give the Smithfield Board authority to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If the adjournment proposal is approved, the special meeting could be adjourned by the Smithfield Board as permitted under the terms of the merger agreement. In addition, the Smithfield Board, as permitted under the terms of the merger agreement, could postpone the meeting before it commences, whether for the purpose of soliciting additional votes or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional votes, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

The Merger

Structure of the Merger (see page 27)

If the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into Smithfield, the separate corporate existence of Merger Sub will cease and Smithfield will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration (see page 27)

Upon the terms and subject to the conditions of the merger agreement, at the effective time, Smithfield shareholders will have the right to receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of Smithfield common stock that they own immediately prior to the effective time.

Treatment of Smithfield Equity Awards (see page 27)

The merger agreement provides that outstanding equity-based awards under Smithfield’s equity plans will be treated as set forth below.

Stock Options. Each option to purchase shares of Smithfield common stock, whether vested or unvested, that is outstanding and unexercised as of the effective time will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares of Smithfield common stock subject to such option and (ii) the excess, if any, of $34.00 over the exercise price of the option.

PSUs. Each Smithfield performance stock unit (each a “PSU”), whether vested or unvested, that is outstanding immediately prior to the effective time, will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such PSU award and (ii) $34.00. For purposes of unvested PSU awards outstanding as of the date of the merger agreement, any performance-based vesting condition will be treated as having been attained at the “maximum” level, and awards that are subject to such performance-based vesting condition will be deemed to be fully vested as of immediately prior to the effective time. For purposes of unvested PSU awards granted between the date of the merger agreement and the effective time, any performance-based vesting condition will be treated as having been attained at the “target” level, and awards that are subject to such performance-based vesting condition will be deemed to be fully vested as of immediately prior to the effective time.

Deferred Units and Deferred Stock Accounts. Each deferred unit relating to Smithfield common stock (each a “deferred unit”), all of which are currently vested, that is outstanding immediately prior to the effective time, will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such deferred unit and (ii) $34.00.

Each right to receive a share of Smithfield common stock pursuant to any Smithfield stock deferral plan will, as of the effective time, become the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $34.00, payable at the time such stock otherwise would be delivered to the holder of such deferred stock account.

Recommendation of the Smithfield Board of Directors (see page 38)

The Smithfield Board unanimously adopted and approved the merger agreement, the related plan of merger and the merger. Certain factors considered by the Smithfield Board in reaching its decision to adopt and approve the merger agreement, the related plan of merger and the merger can be found in the section entitled “The Merger Proposal—Recommendation of the Smithfield Board and Reasons for the Merger” beginning on page 38. The Smithfield Board unanimously recommends that the Smithfield shareholders vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Opinion of Smithfield’s Financial Advisor (see page 43)

In connection with the merger, Smithfield’s financial advisor, Barclays Capital Inc. (“Barclays”), delivered a written opinion, dated May 28, 2013, to the Smithfield Board to the effect that, based upon and subject to the qualifications, limitations and assumptions stated therein and as of the date of the opinion, from a financial point of view, the merger consideration being offered to the Smithfield shareholders in the merger was (as of such date) fair to such shareholders.

The full text of the written opinion, which describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex C and is incorporated herein by reference. You should read the opinion carefully in its entirety. Barclays’ opinion was provided to the Smithfield Board in connection with its evaluation of the merger consideration provided for in the merger agreement from a financial point of view. Barclays’ opinion does not address any other aspects or implications of the merger and does not constitute a recommendation to any holder of shares of Smithfield common stock as to how such holder should vote or act with respect to the merger agreement or any other matter.

Interests of Smithfield Directors and Executive Officers in the Merger (see page 54)

In considering the recommendation of the Smithfield Board that you vote “FOR” the merger proposal, you should be aware that, aside from their interests as Smithfield shareholders, Smithfield’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Smithfield shareholders generally.

With regard to our directors serving on the Smithfield Board (other than Mr. C. Larry Pope, whose interests are as an executive officer), these interests relate to the impact of the transaction on the directors’ outstanding equity awards (which consist solely of deferred units) and the provision of indemnification and insurance arrangements pursuant to the merger agreement and Smithfield’s articles of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Smithfield Board.

With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger and coverage under indemnification and insurance arrangements:

•

cash payment of retention bonuses contingent on continued employment after the merger, in the maximum aggregate amount of $21,000,000 for Messrs. Pope, Manly, Richter, Thamodaran and Treacy, and cash payment of retention bonuses to Messrs. Sebring, Luter, IV, Brown and Schellpeper (see footnote (1) under “Potential Merger-Related Payments to Named Executive Officers Table” on page 62 for more details on retention bonuses for Messrs. Sebring and Luter, IV, and footnote (2) under “Potential Merger-Related Payments to Other Executive Officers Table” on page 62 for more details on retention bonuses for Messrs. Brown and Schellpeper);

•	accelerated vesting of executive officer equity awards, in the maximum aggregate amount of $40,591,182 for all executive officers;

•	possible cash payments under the change in control executive severance plan, in the maximum aggregate amount of $72,403,493 for all executive officers;

•	payment of previously accrued benefits under a supplemental pension plan; and

•	the provision of indemnification and insurance arrangements pursuant to the merger agreement and Smithfield’s articles of incorporation and bylaws.

As discussed in “The Merger Proposal—Interests of Smithfield Directors and Executive Officers in the Merger” beginning on page 54, the aggregate amount of compensation that our executive officers may potentially receive in connection with the proposed merger is $133,994,675. Our directors will not receive any compensation in connection with the proposed merger in their capacity as directors. The foregoing list does not include any compensation that our executive officers and directors will receive with respect to equity awards or other benefits that they have already fully earned and in which they are already fully vested without regard to the occurrence of the merger.

Financing of the Merger (see page 65)

Parent and Merger Sub have obtained binding financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash on hand at Smithfield and Parent, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, to refinance certain existing indebtedness of Smithfield, and to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement. The consummation of the merger is not subject to any financing conditions (although funding of the financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).

Regulatory Clearances and Approvals Required for the Merger (see page 70)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we could not complete the merger until we gave notification and furnished information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and until the applicable waiting period expired or was terminated. On June 11, 2013, Smithfield and Parent each filed a premerger notification and report form under the HSR Act, and the applicable waiting period expired on July 11, 2013 at 11:59 p.m., New York City time.

The merger agreement provides for Smithfield and Parent to file a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”), pursuant to the Defense Protection Act of 1950, as amended. Under the terms of the merger agreement, consummation of the merger is subject to the condition that, if review by CFIUS has concluded, the President of the United States has not taken action to block or prevent the merger and no requirements or conditions to mitigate any national security concerns have been imposed that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield. On June 18, 2013, the parties timely filed a joint voluntary notice with CFIUS, which was accepted for review by CFIUS on June 24, 2013. CFIUS has informed the parties that it will conduct a second-phase, 45-day review of the merger that is to be completed no later than September 6, 2013.

Pursuant to conditions to the consummation of the merger set forth in the merger agreement, the parties have obtained merger control approvals in Mexico, Poland and Russia and are seeking governmental antitrust or merger control approvals in Ukraine. There can be no assurance that any other approvals, if required, will be obtained.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement or that any such approvals would not be conditioned upon actions that would be materially adverse to Smithfield or Parent, or that a CFIUS or other regulatory challenge to the merger will not be made.

Parent has agreed to pay Smithfield a termination fee of $275,000,000 if the merger agreement is terminated in certain circumstances where the primary cause therefor is a final and non-appealable order relating to antitrust law that is enforced in a U.S. court or the failure to obtain all necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act and, unless waived by Parent, the merger control laws of Mexico, Poland, Russia and Ukraine.

Legal Proceedings Regarding the Merger (see page 72)

On June 21, 2013, a putative class action was filed in the United States District Court Eastern District of Virginia (Payne v. Smithfield Foods, et al., 1:13-cv-00761-LMB-IDD) against Smithfield, certain of its officers and directors, and Merger Sub. The complaint alleges that the Smithfield officers and directors named in the suit breached their fiduciary duties to Smithfield shareholders in connection with the merger, that Smithfield and Merger Sub aided and abetted in that breach, and that all defendants violated Rule 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Plaintiff seeks an injunction (or, if the merger is consummated, rescission or rescissory damages) and costs and disbursements, including reasonable attorneys’ and experts’ fees. The lawsuit is in its early stages and no significant developments have occurred. Smithfield believes the lawsuit is without merit and intends to vigorously defend against the complaint’s allegations.

Material U.S. Federal Income Tax Consequences of the Merger (see page 72)

The exchange of Smithfield common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72. You are also encouraged to consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights (see page 72)

In accordance with Section 13.1-730 of the Virginia Stock Corporation Act (“VSCA”), no appraisal rights will be available to the holders of Smithfield common stock in connection with the merger or the other transactions contemplated by the merger agreement.

Expected Timing of the Merger

We expect to complete the merger in the second half of calendar 2013. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside of the control of Smithfield or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Restrictions on Solicitation of Acquisition Proposals (see page 78)

From the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, Smithfield is required to immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation that may be ongoing with respect to an acquisition proposal with any person, other than two parties who submitted acquisition proposals prior to the execution of the merger agreement (the “qualified pre-existing bidders”). Smithfield is generally not permitted to:

•

solicit, initiate, or knowingly encourage or facilitate or knowingly take any other action which is intended to lead to the making, submission or announcement by any person (other than a qualified pre-existing bidder) of an acquisition proposal;

•	enter into, continue or participate in any discussions or negotiations with any person (other than a qualified pre-existing bidder) regarding any acquisition proposal;

•

furnish to any person (other than Parent and Merger Sub, their designees, or any qualified pre-existing bidder) any non-public information or afford access to the business, properties, assets, books or records of Smithfield to facilitate the making of any acquisition proposal;

•

approve, endorse or recommend any acquisition proposal or other contract contemplating an acquisition proposal or requiring Smithfield to abandon its obligations under the merger agreement (other than with respect to a qualified pre-existing bidder);

•

terminate, amend, modify or waive any rights under any “standstill” or similar agreement between Smithfield and a third party unless the Smithfield Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations (provided that such termination, amendment, modification or waiver will not be to permit the purchase of any securities of Smithfield by such third party); or

•	resolve, propose or agree to do any of the foregoing.

However, prior to approval of the merger proposal by Smithfield shareholders at the special meeting, Smithfield may, upon terms and subject to the conditions set forth in the merger agreement, provide information to and engage in discussions or negotiations with a third party if such third party has made a bona fide written acquisition proposal that has not been solicited after the date of the merger agreement (except from a qualified pre-existing bidder to the extent permitted in the merger agreement) and the Smithfield Board determines in good faith, after consultation with its advisors, that such acquisition proposal would reasonably be expected to constitute, result in, or lead to, a superior proposal and that failure to take such action would be inconsistent with the Smithfield Board’s fiduciary duties.

Conditions to the Closing of the Merger (see page 84)

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, including the following:

•	the merger agreement and the related plan of merger are approved by Smithfield’s shareholders at the special meeting;

•

all applicable waiting periods under the HSR Act have expired or been terminated and all applicable waiting periods and consents and approvals required under the merger control laws of Mexico, Poland, Russia and Ukraine have expired or been obtained;

•

if review by CFIUS has concluded, the President of the United States has not taken action to block or prevent the consummation of the transactions contemplated by the merger agreement and no requirements or conditions to mitigate any national security concerns have been imposed, other than requirements or conditions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield;

•

no governmental authority has enacted, issued, enforced or entered any order (subject to certain exceptions) that has been enforced in a U.S. court, whether temporary, preliminary or permanent, that makes illegal, enjoins or otherwise prohibits the consummation of the transactions contemplated by the merger agreement;

•

Smithfield’s, Parent’s and Merger Sub’s respective representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing of the merger in the manner described under “The Merger Agreement-Conditions to the Closing of the Merger” beginning on page 84;

•

Smithfield, Parent and Merger Sub shall have performed or complied in all material respects with each of their respective obligations under the merger agreement at or prior to the closing of the merger; and

•	since the date of the merger agreement, no change, effect, event, fact or development has occurred that would reasonably be expected to have a material adverse effect on Smithfield.

Termination of the Merger Agreement (see page 85)

Smithfield and Parent can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•

if the merger has not occurred prior to November 29, 2013 (the “outside date”), provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to perform its obligations under the merger agreement has been the primary cause of the failure of the merger to occur on or before such date and such action or failure to perform constitutes a breach in a material respect of the merger agreement;

•

if a governmental authority has issued a final and non-appealable order that is enforced in a U.S. court of competent jurisdiction having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to perform its obligations under the merger agreement has been the primary cause of the issuance of such final, non-appealable order, and the party seeking to terminate the merger agreement must have complied with its obligations under the merger agreement to prevent, oppose or remove such order; or

•

if approval of the merger proposal by the Smithfield shareholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

Smithfield can terminate the merger agreement:

•

upon a breach or inaccuracy in any of Parent’s or Merger Sub’s representations or warranties or the failure by Parent or Merger Sub to perform any of its obligations under the merger agreement, which in any case would result in the failure of any condition to our obligation to close the merger to be satisfied and which breach, inaccuracy or failure is not capable of being cured prior to the outside date, provided that the right to terminate the merger agreement under this circumstance will not be available to Smithfield if Smithfield is then in material breach of any of its covenants or agreements under the merger agreement;

•

in order to accept a superior proposal and enter into an acquisition agreement providing for such superior proposal immediately following or concurrently with such termination, subject to Smithfield’s compliance with the non-solicitation provisions in the merger agreement and payment of the applicable termination fee; or

•

if the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the merger), the marketing period has ended, Parent has not received the proceeds of the debt financing and/or the lenders have not confirmed that the debt financing will be available at the closing of the merger in a sufficient amount, and Parent failed to consummate the merger by the time set forth in the merger agreement.

Parent can terminate the merger agreement:

•

upon a breach or inaccuracy in any of Smithfield’s representations or warranties or Smithfield’s failure to perform any of its obligations under the merger agreement, which in any case would result in the failure of any condition to Parent’s obligation to close the merger to be satisfied and which breach, inaccuracy or failure is not capable of being cured prior to the outside date, provided that the right to terminate the merger agreement under this circumstance will not be available if Parent or Merger Sub is then in material breach of any of its covenants or agreements under the merger agreement; or

•

if (i) the Smithfield Board has made a change in recommendation with respect to the merger, (ii) Smithfield has materially breached or failed to perform in a material respect its obligations under the non-solicitation provisions in the merger agreement or (iii) the Smithfield Board has failed to reaffirm publicly its recommendation that the Smithfield shareholders approve the merger agreement within ten business days after an acquisition proposal is disclosed or announced, provided that Parent will not have the right to terminate the merger agreement under these circumstances if the merger proposal has been approved by the Smithfield shareholders.

Termination Fees and Expenses (see page 86) and Escrow for Parent’s Termination Fee (see page 87)

If the merger agreement is terminated in connection with Smithfield entering into an alternative acquisition agreement in respect of a superior proposal, or making a change of recommendation, or in certain other customary circumstances, the termination fee payable by Smithfield to Parent will be $175,000,000. Under specified circumstances, if Smithfield had entered into a definitive agreement with a qualified pre-existing bidder with respect to an alternative acquisition proposal on or before June 27, 2013, the amount of the termination fee would instead have been $75,000,000.

The merger agreement also provides that Parent will be required to pay Smithfield a reverse termination fee of $275,000,000 (which is not exclusive in the case of a willful breach by Parent) if the merger agreement is terminated under certain circumstances in connection with a willful breach by Parent, termination primarily caused by the failure to obtain required U.S. or foreign antitrust or other regulatory approvals (other than CFIUS), or termination as a result of the failure by Parent to receive the proceeds of the committed debt financing and consummate the merger.

On the date of the merger agreement, Parent caused to be deposited an amount of cash equal to Parent’s termination fee with Bank of China, New York Branch, as collateral and security for the payment of Parent’s termination fee, which amount will be held in escrow pursuant to an escrow agreement with Bank of China, New York Branch (the “escrow agreement”).

Directors’ and Officers’ Indemnification and Insurance (see page 82)

For six years following the effective time, Parent shall cause the surviving corporation to indemnify Smithfield’s and its subsidiaries’ present and former directors and executive officers. In addition, for a period of six years following the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in Smithfield’s organizational documents as of the date of the merger agreement. The merger agreement also provides that, at or prior to the effective time, Smithfield will purchase a directors’ and officers’ liability “tail” insurance policy on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by Smithfield, in an amount not to exceed 300% of the annual premiums of the current policies maintained by Smithfield.

Delisting and Deregistration of Smithfield Common Stock (see page 72)

Upon completion of the merger, Smithfield common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Market Prices of Smithfield Common Stock (see page 91)

The merger consideration of $34.00 per share of Smithfield common stock represented a premium of approximately 31% to the $25.97 closing price per share of Smithfield common stock on the NYSE on May 28, 2013, the last trading day prior to the public announcement of the proposed merger. The closing price of the Smithfield common stock on the NYSE on August 16, 2013, the most recent practicable date prior to the filing of this proxy statement, was $33.38 per share. You are encouraged to obtain current market prices of Smithfield common stock in connection with voting your shares of Smithfield common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.	On May 28, 2013, Smithfield entered into the merger agreement providing for the merger of Merger Sub with and into Smithfield, pursuant to which Smithfield will survive the merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation by the Smithfield Board of proxies of Smithfield shareholders in favor of the merger proposal and the other matters to be voted on at the special meeting.

Q.	What is the proposed transaction?

A.	If the merger proposal is approved by Smithfield shareholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into Smithfield. Smithfield will be the surviving corporation in the merger and will be privately held as a wholly owned subsidiary of Parent.

Q.	What will I receive in the merger?

A.	Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of Smithfield common stock you own. For example, if you own 100 shares of Smithfield common stock, you will be entitled to receive $3,400 in cash in exchange for your shares, without interest and less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.	The special meeting will be held at McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 on September 24, 2013 at 9:00 a.m., Eastern Time. The meeting room will open at 8:30 a.m., Eastern Time, and registration will begin at that time. Shareholders who are entitled to vote, as well as invited guests, may attend the meeting. Each shareholder will be permitted to bring one guest. Beneficial owners of shares held in “street name” should bring a copy of an account statement reflecting their ownership of Smithfield common stock as of the record date. All shareholders should bring photo identification.

Q.	Who can vote at the Special Meeting?

A.	All Smithfield shareholders of record as of the close of business on August 5, 2013, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of Smithfield common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were 139,196,460 shares of Smithfield common stock issued and outstanding.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the named executive officer merger-related compensation proposal;

•	the adjournment proposal; and

•	to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q.	How does the Smithfield Board recommend that I vote on the proposals?

A.	Smithfield’s Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.	The merger proposal will be approved if shareholders holding at least a majority of the shares of Smithfield common stock outstanding and entitled to vote at the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the other proposals?

A.	Each of the named executive officer merger-related compensation proposal and the adjournment proposal will be approved if a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” each such proposal.

Q.	Do you expect the merger to be taxable to Smithfield shareholders?

A.	The exchange of Smithfield common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95. You are also encouraged to consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on Smithfield?

A.	If the merger is completed, Smithfield common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Smithfield will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to Smithfield common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, Smithfield common stock will no longer be publicly traded and you will no longer have any interest in Smithfield’s future earnings or growth; each share of Smithfield common stock you hold will represent only the right to receive $34.00 in cash, without interest and less any applicable withholding taxes.

Q.	When is the merger expected to be completed?

A.	The parties to the merger agreement expect to complete the merger in the second half of calendar 2013, although Smithfield cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of shareholder approval of the merger proposal and the receipt of certain regulatory approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.	What happens if the merger is not completed?

A.	If the merger proposal is not approved by Smithfield shareholders, or if the merger is not completed for any other reason, Smithfield shareholders will not receive any payment for their shares of Smithfield common stock in connection with the merger. Instead, Smithfield will remain an independent public company and shares of Smithfield common stock will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, Smithfield may be required to pay Parent a termination fee of $175,000,000 or Parent may be required to pay Smithfield a termination fee of $275,000,000. See the section entitled “The Merger Agreement-Termination Fees and Expenses” beginning on page 86 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.	The SEC rules require Smithfield to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Smithfield’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote?

A.	The Smithfield Board is soliciting your proxy, and Smithfield will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $30,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of Smithfield common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Okapi Partners LLC or, without additional compensation, by certain of Smithfield’s directors, officers and employees.

Q.	What do I need to do now?

A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.	If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and there are four methods by which you may vote your shares at the special meeting:

•

Internet: To vote over the internet, go to www.investorvote.com/SFD and follow the steps outlined on the secured website. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote over the internet. If you vote over the internet, you do not have to mail in a proxy card.

•

Telephone: To vote by telephone, call toll-free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touchtone phone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote by telephone. If you vote by telephone, you do not have to mail in a proxy card.

•

Mail: To vote by mail, complete, sign and date a proxy card and return it promptly to the address indicated on the proxy card in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting and do not subsequently revoke your proxy, we will vote your shares as you direct.

•	In Person: You may attend the special meeting and vote your shares in person, rather than voting your shares by mail, over the internet or by telephone. You will be given a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.	If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may change or revoke your proxy by:

•	voting again over the internet or by telephone prior to 1:00 a.m., Eastern Time, on September 24, 2013;

•	timely sending a written notice that you are revoking your proxy to our Secretary;

•	timely delivering a valid, later-dated proxy; or

•	attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

Q.	How many shares of Smithfield common stock must be present to constitute a quorum for the meeting?

A.	The presence at the special meeting, in person or by proxy, of a majority of the shares of Smithfield common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting to another place, date or time. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject Smithfield to additional expense. As of the record date, there were 139,196,460 shares of Smithfield common stock outstanding. Accordingly, 69,598,231 shares of Smithfield common stock must be present or represented by proxy at the special meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.	If you attend the special meeting or submit a proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists, but will not be voted on any proposal. As a result, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the internet or in person at the special meeting?

A.

If you are a shareholder of record and you do not sign and return your proxy card or vote by telephone, over the internet or in person, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Smithfield common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote?

A.	Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Smithfield common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Smithfield common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.	No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Smithfield common stock?

A.	No. In accordance with Section 13.1-730 of the VSCA, no appraisal rights will be available to the holders of Smithfield common stock in connection with the merger or the other transactions contemplated by the merger agreement.

Q.	What happens if I sell my shares of Smithfield common stock before the completion of the merger?

A.	If you transfer your shares of Smithfield common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of Smithfield common stock through the completion of the merger.

Q.	Should I send in my stock certificates or other evidence of ownership now?

A.	No. After the merger is completed, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your shares of Smithfield common stock for the consideration to be paid to former Smithfield shareholders in connection with the merger. If you are the beneficial owner of shares of Smithfield common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares. Do not send in your stock certificates now.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.	If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.	The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials.

Q.	When will Smithfield announce the voting results of the special meeting, and where can I find the voting results?

A.	Smithfield intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC. All reports that Smithfield files with the SEC are publicly available when filed.

Q:	Who can help answer my other questions?

A:	If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, which is acting as the proxy solicitation agent for Smithfield in connection with the merger.

Okapi Partners LLC

437 Madison Avenue

28th Floor

New York, NY 10022

Toll Free: 1-877-79OKAPI

(1-877-796-5274)

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the attached annexes contain “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, approval of the merger proposal by the Smithfield shareholders or the approval of government or regulatory agencies with regard to the merger,

•	the failure of one or more conditions to the closing of the merger agreement to be satisfied,

•	the failure of Parent to obtain the necessary financing in connection with the merger agreement,

•	the amount of the costs, fees, expenses and charges related to the merger agreement or merger,

•	risks arising from the merger’s diversion of management’s attention from our ongoing business operations,

•	risks that our stock price may decline significantly if the merger is not completed,

•	the ability of Smithfield to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the merger,

•	the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies,

•	food safety,

•	livestock disease,

•	live hog production costs,

•	product pricing,

•	the competitive environment and related market conditions,

•	risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook,

•	hedging risk,

•	adverse weather conditions,

•	operating efficiencies,

•	changes in foreign currency exchange rates,

•	access to capital,

•	the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws,

•	adverse results from litigation,

•	actions of domestic and foreign governments,

•	labor relations issues,

•	credit exposure to large customers,

•	the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and

•	other risks and uncertainties described under Part I, Item 1A. “Risk Factors” in Smithfield’s Annual Report on Form 10-K for the fiscal year ended April 28, 2013.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

All subsequent written or oral forward-looking statements concerning the merger or the other transactions contemplated by the merger agreement or other matters addressed in this proxy statement and attributable to Smithfield or any person acting on Smithfield’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this proxy statement.

THE COMPANIES

Smithfield Foods, Inc.

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

Smithfield, together with its subsidiaries, began as a pork processing operation called The Smithfield Packing Company, founded in 1936 by Joseph W. Luter and his son, Joseph W. Luter, Jr. Through a series of acquisitions starting in 1981, we have become the largest pork processor and hog producer in the world.

Smithfield produces and markets a wide variety of fresh meat and packaged meats products both domestically and internationally. We operate in a cyclical industry and our results are affected by fluctuations in commodity prices. Additionally, some of the key factors influencing our business are customer preferences and demand for our products; our ability to maintain and grow relationships with customers; the introduction of new and innovative products to the marketplace; accessibility to international markets for our products, including the effects of any trade barriers; and operating efficiencies of our facilities.

Smithfield currently conducts its operations through four reportable segments: Pork, Hog Production, International and Corporate, each of which is comprised of a number of subsidiaries, joint ventures and other investments. The Pork segment consists mainly of our three wholly owned U.S. fresh pork and packaged meats subsidiaries: The Smithfield Packing Company, Inc., Farmland Foods, Inc. and John Morrell Food Group. The Hog Production segment consists of our hog production operations located in the U.S. The International segment is comprised mainly of our meat processing and distribution operations in Poland, Romania and the United Kingdom, our interests in meat processing operations, mainly in Western Europe and Mexico, our hog production operations located in Poland and Romania and our interests in hog production operations in Mexico. The Corporate segment provides management and administrative services to support our other segments.

Shares of Smithfield common stock are listed with, and trade on, the NYSE under the symbol “SFD.” Our corporate website address is www.smithfieldfoods.com. The information provided on our website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to our website provided in this proxy statement.

For additional information about Smithfield included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” on page 99.

Shuanghui International Holdings Limited

Shuanghui International Holdings Limited

7602B-7604A, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

+ 852 - 2868 - 2828

Shuanghui International Holdings Limited, which we refer to in this proxy statement as Parent, operates in the food processing industry through its various subsidiaries. Parent’s core businesses include: animal feed, hog production, livestock slaughtering, pork processing, sale of meat products (frozen and chilled meat, retorted meat products and pasteurized meat products), packaging, logistics, flavoring products, natural casings and marsh gas power generation. Parent has meat processing operations in 13 provinces across China, operates a self-owned retail chain store with over 300 branches, and works with an extensive network of distributors, retailers and sales partners.

Parent’s website is www.shuanghui-international.com. The information provided on Parent’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Parent’s website provided in this proxy statement.

Sun Merger Sub, Inc.

Sun Merger Sub, Inc., which we refer to in this proxy statement as Merger Sub, was formed in May 2013 solely for the purpose of completing the merger with Smithfield. Merger Sub has not carried out any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and matters related to the financing of the merger consideration. Upon consummation of the merger, Merger Sub will merge with and into Smithfield, the separate corporate existence of Merger Sub will cease and Smithfield will continue as the surviving corporation and a wholly owned subsidiary of Parent.

THE SPECIAL MEETING

This proxy statement is being provided to the Smithfield shareholders as part of a solicitation by the Smithfield Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 on September 24, 2013 at 9:00 a.m., Eastern Time.

Purpose of the Special Meeting

At the special meeting, Smithfield shareholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the sections entitled “The Merger Proposal” and “The Merger Agreement,” beginning on pages 27 and 73, respectively;

•

the named executive officer merger-related compensation proposal, which is further described in the sections entitled “The Merger Proposal—Interests of Smithfield’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal” beginning on pages 54 and 89, respectively;

•	the adjournment proposal; and

•	to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Smithfield shareholders must approve the merger proposal as a condition to the completion of the merger. If the Smithfield shareholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a shareholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Smithfield, Parent or the surviving corporation. Accordingly, because Smithfield is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, Smithfield does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the Smithfield Board of Directors

The Smithfield Board unanimously adopted and approved the merger agreement, the related plan of merger and the merger. Certain factors considered by the Smithfield Board in reaching its decision to adopt and approve the merger agreement, the related plan of merger and the merger can be found in the section entitled “The Merger Proposal—Recommendation of the Smithfield Board and Reasons for the Merger” beginning on page 38.

The Smithfield Board unanimously recommends that the Smithfield shareholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Record Date; Shareholders Entitled to Vote

Only holders of Smithfield common stock at the close of business on August 5, 2013, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 139,196,460 shares of Smithfield common stock were issued and outstanding.

Holders of Smithfield common stock are entitled to one vote for each share of Smithfield common stock they own at the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Smithfield common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the meeting to another place, date or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject Smithfield to additional expense.

Once a share is represented in person or by proxy at the special meeting, it will be counted for purposes of determining whether a quorum exists at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned or postponed special meeting, a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of determining whether a quorum exists at the special meeting.

Required Vote

The approval of the merger proposal requires the affirmative vote of a majority of the shares of Smithfield common stock outstanding at the close of business on the record date.

Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote thereon.

Abstentions and Broker Non-Votes

An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal, and (iii) approval of the adjournment proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of Smithfield common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

Failure to Vote

If you are a shareholder of record and you do not sign and return your proxy card or vote over the internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted for purposes of determining whether a quorum exists.

As discussed above, under NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted for purposes of determining whether a quorum exists.

A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Smithfield common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Voting by Smithfield’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Smithfield and their affiliates were entitled to vote 2,608,612 shares of Smithfield common stock, or approximately 1.9% of the shares of Smithfield common stock issued and outstanding on that date. Smithfield’s directors and executive officers have informed us that they intend to vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting so long as the recommendation of the Smithfield Board with respect to these proposals has not changed, although none of Smithfield’s directors and executive officers is obligated to do so.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and there are four methods by which you may vote your shares at the special meeting. You may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card, or you may vote your shares by authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting by returning the proxy card by mail, through the internet, or by telephone. Although Smithfield offers four different voting methods, Smithfield encourages you to vote over the internet or by telephone, as Smithfield believes they are the most convenient, cost-effective and reliable voting methods. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed.

•	To Vote in Person: If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting.

•

To Vote Over the Internet: To vote over the internet, go to www.investorvote.com/SFD and follow the steps outlined on the secured website. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote. If you vote over the internet, you do not have to mail in a proxy card.

•

To Vote by Telephone: To vote by telephone, call toll-free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico at any time on a touchtone phone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote. If you vote by telephone, you do not have to mail in a proxy card.

•

To Vote by Mail: To vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Smithfield common stock to be voted with regard to a particular proposal, your shares of Smithfield common stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Shareholders who are entitled to vote at the special meeting, as well as invited guests, may attend the special meeting. Each shareholder will be permitted to bring one guest. Beneficial owners should bring a copy of an account statement reflecting their ownership of Smithfield common stock as of the record date. All shareholders should bring photo identification.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy by:

•	voting again over the internet or by telephone prior to 1:00 a.m., Eastern Time, on September 24, 2013;

•	timely sending a written notice that you are revoking your proxy to our Secretary;

•	timely delivering a valid, later-dated proxy; or

•	attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you should contact your broker, bank or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Smithfield Board is soliciting your proxy, and Smithfield will bear the cost of soliciting proxies. Okapi Partners LLC has been retained to assist with the solicitation of proxies. Okapi Partners LLC will be paid approximately $30,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Smithfield common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC or, without additional compensation by certain of Smithfield’s directors, officers and employees.

Adjournment

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Smithfield shareholders are also being asked to approve the adjournment proposal, which will give the Smithfield Board authority to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum does not exist, the holders of a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting to another place, date or time. If the adjournment proposal is approved, the special meeting could be adjourned by the Smithfield Board as permitted under the terms of the merger agreement. In addition, the Smithfield Board, as permitted under the terms of the merger agreement, could postpone the meeting before it commences, whether for the purpose of soliciting additional votes or for other reasons. If the special meeting is adjourned or postponed for the purpose of soliciting additional votes, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Smithfield Board unanimously recommends a vote “FOR” the adjournment proposal.

Other Information

You should not return your stock certificate or send documents representing Smithfield common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Smithfield common stock for the consideration to be paid to the former Smithfield shareholders in connection with the merger.

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement and related plan of merger, copies of which are attached to this proxy statement as Annex A and Annex B, respectively, and hereby incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the VSCA, at the effective time, Merger Sub will merge with and into Smithfield, the separate corporate existence of Merger Sub will cease and Smithfield will survive the merger as a wholly owned subsidiary of Parent.

What Shareholders Will Receive in the Merger

At the effective time, each outstanding share of Smithfield common stock (other than Smithfield common stock held by us or our wholly owned subsidiaries, or by Parent or Merger Sub) will be automatically converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes. After the merger is completed, holders of Smithfield common stock will have only the right to receive a cash payment in respect of their shares of Smithfield common stock, and will no longer have any rights as holders of Smithfield common stock, including voting or other rights. Shares of Smithfield common stock held by us or our wholly owned subsidiaries or by Parent or Merger Sub will be canceled at the effective time.

Treatment of Smithfield Equity Awards

Each option to purchase shares of Smithfield common stock, whether vested or unvested, that is outstanding and unexercised as of the effective time will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares of Smithfield common stock subject to such option and (ii) the excess, if any, of $34.00 over the exercise price of the option.

Each PSU, whether vested or unvested, that is outstanding immediately prior to the effective time, will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such PSU award and (ii) $34.00. For purposes of unvested PSU awards outstanding as of the date of the merger agreement, any performance-based vesting condition will be treated as having been attained at the “maximum” level, and awards that are subject to such performance-based vesting condition will be deemed to be fully vested as of immediately prior to the effective time. For purposes of unvested PSU awards granted between the date of the merger agreement and the effective time, any performance-based vesting condition will be treated as having been attained at the “target” level, and awards that are subject to such performance-based vesting condition will be deemed to be fully vested as of immediately prior to the effective time.

Each deferred unit, all of which are currently vested, that is outstanding immediately prior to the effective time, will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such deferred unit and (ii) $34.00.

Each right to receive a share of Smithfield common stock pursuant to any Smithfield stock deferral plan will, as of the effective time, become the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to $34.00, payable at the time such stock otherwise would be delivered to the holder of such deferred stock account.

Effects on Smithfield if the Merger Is Not Completed

If the merger proposal is not approved by Smithfield shareholders or if the merger is not completed for any other reason, Smithfield shareholders will not receive any payment for their shares in connection with the merger. Instead, Smithfield will remain an independent public company and shares of Smithfield common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, Smithfield expects that management will operate Smithfield’s business in a manner similar to that in which it is being operated today and that Smithfield shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Smithfield operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Smithfield’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Smithfield’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Smithfield’s common stock. If the merger is not completed, the Smithfield Board will continue to evaluate and review Smithfield’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger proposal is not approved by Smithfield shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Smithfield will be offered or that Smithfield’s business, prospects or results of operation will not be adversely impacted.

Further, if the merger agreement is terminated under specified circumstances, Smithfield may be required to pay Parent a termination fee of $175,000,000 or Parent may be required to pay Smithfield a termination fee of $275,000,000. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 86 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

From time to time, Smithfield and the Smithfield Board, together with their legal and financial advisors, review and evaluate strategic opportunities and alternatives with a view to enhancing shareholder value. Such opportunities and alternatives include remaining as a stand-alone entity, changes to Smithfield’s dividend policy and its policy regarding Smithfield repurchasing shares of its common stock, potential domestic or international large transformational acquisitions, potential domestic or international smaller strategic acquisitions of one or more other companies, business segments or other value-added assets in the sectors in which Smithfield operates, investments in domestic or international joint ventures, dispositions of one or more of our business segments and a potential sale of Smithfield.

One such opportunity that had been contemplated in 2011 was a potential joint delisting takeover to acquire the remaining shares of Campofrio Food Group, S.A., together with Campofrio’s chairman Mr. Pedro Ballve, in order to further Smithfield’s long term strategy of becoming a leading global consumer packaged meats company. Campofrio is a publicly traded Spanish company and is the largest European-based protein company. Smithfield owns 37% of Campofrio’s outstanding shares. In June 2011, Smithfield terminated negotiations due to a number of factors, including adverse economic conditions in Europe and a decline in the price of Smithfield common stock at such time that had made the proposed transaction more difficult to finance on an accretive basis.

Another such opportunity that had been contemplated and evaluated from time to time since 2012 was a potential restructuring or other break-up of Smithfield, including by means of a carve-out or spin-off of the hog production segment and other assets. In connection with such evaluation, Smithfield and the Smithfield Board concluded that such restructuring alternatives were not in the best interests of Smithfield and its shareholders because, among other things, Smithfield’s hog production segment created efficiencies and synergies and provided a competitive advantage to Smithfield through vertical integration, such restructuring alternatives raised substantial management and operational issues, and did not appear to be feasible at the time due to the underperformance of the hog production business.

Another such opportunity that had been contemplated and evaluated since January 2013 was a potentially significant acquisition of a large business in the packaged meats sector. In connection with such evaluation, the Smithfield Board retained Barclays to assist it in such evaluation. Smithfield has had a longstanding relationship with Barclays and retained Barclays in connection with this potential acquisition based on Barclays’ reputation and experience as an investment banking firm generally and its knowledge of the packaged meats sector in particular. On an ongoing basis, Smithfield also evaluated selected opportunities with respect to other smaller targets for potential acquisitions.

Smithfield had retained a different financial advisor since 2011 to advise it with respect to shareholder activism matters. The engagement letter with such financial advisor in connection with such retention also provided that such financial advisor would advise Smithfield in connection with a potential sale of Smithfield.

On March 7, 2013, Smithfield announced its third quarter earnings, and the Smithfield common stock closed at $24.68 per share, a 10.7% gain from the previous day.

After the close of trading of Smithfield’s common stock on the NYSE on March 7, 2013, Continental Grain Company, then a major shareholder of Smithfield, made public a letter to the Smithfield Board that, among other things, suggested that Smithfield should be split into three separate parts: a hog production business, a U.S. processing and packaged meats business and an international business. On March 8, 2013, the day after the public disclosure of the letter from Continental Grain Company, the Smithfield common stock closed at $25.79 per share, a 4.5% gain from the previous day.

In the following days and weeks, in light of the publicity related to the letter from Continental Grain Company, various research analysts and other commentators speculated as to whether Smithfield would undertake any potential dispositions or spin-offs of its business segments or engage in mergers or acquisitions involving Smithfield.

As discussed above, the Smithfield Board had previously considered aspects of the major suggestions made by Continental Grain Company in one form or another pursuant to its ongoing review of strategic opportunities. Following receipt of the letter from Continental Grain Company, the Smithfield Board considered such suggestions again and, after review and deliberation, determined that at the present time it was not in the best interests of the Smithfield shareholders to pursue a restructuring or other break-up of Smithfield.

Parent has been a customer of Smithfield for more than ten years. From time to time since early 2006, representatives of Parent and representatives of Smithfield have had high-level preliminary discussions about potential mutually beneficial business transactions, including joint ventures, reciprocal equity investments pursuant to which each of Parent and Smithfield would acquire shares of the other company, and various forms of more comprehensive commercial cooperation beyond the existing customer relationship. None of these discussions resulted in a potential transaction or arrangement that was sufficiently commercially attractive to the parties such that it matured to the point of being approved by the Smithfield Board.

On March 21, 2013, a representative of Morgan Stanley, Parent’s financial advisor, called Mr. C. Larry Pope, Smithfield’s Chief Executive Officer, and told him that Parent was prepared to send Smithfield a written non-binding proposal to acquire all of the outstanding shares of Smithfield common stock for $30.00 per share in cash.

Later on March 21, 2013, the Smithfield Board held a telephonic meeting at which representatives of Simpson Thacher, special legal counsel to the Smithfield Board, were present and at which Mr. Pope briefed the Smithfield Board regarding his call with Morgan Stanley. After discussion, the consensus of the Smithfield Board was that Parent’s proposal of $30.00 per share was not at a level that the Smithfield Board would be interested in pursuing, but that management should determine if an opportunity for a sale of Smithfield at a significantly higher price would be available. On or about this date, Smithfield became aware that the financial advisor that had been retained with regard to shareholder activism issues, through one of its affiliates, had a relationship with Parent. Due to this relationship with Parent, Smithfield concluded (with the concurrence of such financial advisor) that it would not be appropriate for such financial advisor to advise Smithfield in respect of Parent’s proposal or any alternative proposal. Such financial advisor remained engaged with respect to matters solely related to the Continental Grain letter and similar shareholder activism. No information was shared by Smithfield with such financial advisor about Parent’s proposal, ongoing developments relating thereto or other alternatives after the time Smithfield reached this conclusion. Smithfield decided to retain Barclays as its financial advisor in connection with Parent’s proposal and alternative sale transactions.

On March 22 and March 23, 2013, Mr. Pope spoke several times by telephone with a representative of Morgan Stanley and conveyed that Smithfield was not for sale and that if it were to be for sale, the price offered by Parent substantially undervalued Smithfield.

On March 24, 2013, Parent delivered a non-binding written proposal to Smithfield in which Parent proposed acquiring all outstanding shares of Smithfield common stock at a price of $33.00 per share in cash. Parent’s offer represented a premium of 25.86% to $26.22, the closing price of Smithfield common stock on March 22, 2013, the last trading day before such date, and a premium of 33.71% to $24.68, the closing price of Smithfield common stock on March 7, 2013, before the letter from Continental Grain Company was made public. In connection with the offer, Morgan Stanley communicated to Smithfield that Parent was very focused on making sure Smithfield’s existing management team remain in place after the transaction closed.

On or about this time, representatives of Morgan Stanley requested that Mr. Pope and Mr. Joseph W. Luter III, the Chairman of the Smithfield Board, travel to Hong Kong to meet with Parent’s chairman to discuss the potential sale of Smithfield at the $33.00 per share price. Mr. Pope responded that it was premature to schedule a trip at that time.

On March 25, 2013, Smithfield submitted an offer in connection with the potential packaged meats acquisition, which was formally rejected by the target on April 10, 2013.

Company A is a non-U.S. public company. In 2010, representatives of Company A and representatives of Smithfield engaged in discussions regarding a potential combination of Company A’s U.S. operations with Smithfield’s by way of a transaction in which Smithfield would acquire the U.S. assets of Company A in exchange for issuing Smithfield stock to Company A, a transaction that would provide no consideration to Smithfield shareholders directly and leave Smithfield as a public company controlled by Company A. These discussions were subsequently discontinued. A representative of Company A contacted Mr. Pope to request a meeting and then met with Mr. Pope on March 29, 2013, at which meeting he told Mr. Pope that he had seen the Continental Grain letter and would potentially be interested in reviving discussions regarding the previously discussed transaction. Mr. Pope indicated that a transaction of that type would not be attractive to Smithfield’s shareholders, but that if Company A had interest in communicating with the Smithfield Board about a proposal involving a consideration composed of all or substantially all cash depending on the price and other terms, such a proposal might be timely and possibly well received.

On April 1, 2013, the Smithfield Board held a telephonic meeting at which representatives of Simpson Thacher and Barclays were present. The Smithfield Board discussed the fact that preliminary indications suggested that Smithfield’s fiscal fourth quarter earnings would be lower than anticipated, driven in large part by the poor performance of Smithfield’s hog production business. The Smithfield Board also discussed the March 24 non-binding written offer it had received from Parent proposing to acquire Smithfield for $33.00 per share in cash. Barclays discussed with the Smithfield Board a preliminary financial analysis similar to the one described under “—Opinion of Smithfield’s Financial Advisor” based on the sales, earnings per share (EPS) and earnings before interest, taxes, depreciation and amortization (EBITDA) projections prepared by Smithfield’s management. In addition, at the direction of the Smithfield Board, Barclays also discussed certain sensitivity analyses, including the Sensitivity Analyses discussed under “—Certain Financial Projections,” based on the Smithfield Board’s and management’s recognition that Smithfield would have difficulty achieving the management projections in the short term and the Smithfield Board’s concern that Smithfield’s business itself is inherently volatile. Barclays discussed these sensitivity analyses with the management of Smithfield and the Smithfield Board agreed with the appropriateness of using such particular sensitivity analyses as part of the performance of Barclays’ analysis. Although the Smithfield Board determined that any transaction with Parent would need to be at a higher price per share and that Smithfield would need to receive appropriate protections in respect of the financing, regulatory and enforcement risks posed by a transaction with Parent, given the substantial premium already represented by Parent’s $33.00 per share offer, the Smithfield Board authorized Barclays and management to continue discussions with Parent to see if a deal could be reached. The Smithfield Board also expressed some concern that Smithfield’s expected fourth quarter results may have a negative impact on Parent’s willingness to increase its offer.

From April 1 through April 3, 2013, representatives of Smithfield held one-on-one meetings with several of Smithfield’s largest investors in which they discussed Smithfield’s views on its strategic position, in part to discuss and respond to the Continental Grain letter. In these meetings and in an investor presentation that was publicly filed and made publicly available, Smithfield’s representatives expressed the view that separating Smithfield into multiple companies was not the appropriate strategic alternative for Smithfield to undertake and was not in the best interests of the Smithfield shareholders.

On April 4, 2013, representatives of Barclays communicated to representatives of Morgan Stanley that Parent’s proposed price of $33.00 per share would not be sufficient, and Barclays offered to arrange a meeting between Parent and Smithfield to discuss the reasons why Smithfield’s value justified a higher offer price by Parent. In particular, Barclays noted the synergies that the businesses may have, the strategic importance that Smithfield may have to Parent, the scarcity value of a market leading participant and the value in Smithfield’s business.

On April 8, 2013, the Smithfield Board held a telephonic meeting to discuss the status of the discussions with Parent. Simpson Thacher and Barclays were in attendance on the call. The Smithfield Board authorized Simpson Thacher to send a draft confidentiality agreement to Parent which, when executed, would enable Parent to receive non-public information about Smithfield. In an effort to control the process of any proposed transaction, the draft confidentiality agreement contained a standstill and no-hire provision in favor of Smithfield. The draft confidentiality agreement was sent to Parent on April 10, 2013.

On April 11, 2013, Smithfield received a letter from Company B, a non-U.S. public company, which included a notice of termination of a confidentiality agreement between an affiliate of Company B and Smithfield that had previously been entered into in connection with certain preliminary discussions between the companies with respect to a potential joint venture. In the letter, Company B indicated that it was interested in acquiring a significant minority stake in Smithfield.

On April 16, 2013, a representative of Company B’s financial advisor met with a representative of Smithfield to discuss Company B’s April 11th letter. At that meeting, the representative of Company B’s financial advisor indicated, among other things, that while Company B’s current intention was to increase its economic stake in Smithfield to an equity ownership percentage of no higher than 9.9%, if Smithfield were to be involved in a transformative acquisition or management-led leveraged buy-out, Company B would be interested in participating in any such transaction.

After negotiations among the advisors of Smithfield and Parent, the parties executed a confidentiality agreement on April 17, 2013. The confidentiality agreement substantially retained the standstill and no-hire provisions originally proposed by Smithfield. Later that day, representatives of Smithfield, Parent, Barclays and Morgan Stanley held a financial due diligence meeting to discuss certain aspects of Smithfield’s business. Among other topics, the parties discussed the developing weakness in Smithfield’s expected fourth quarter financial results.

On the evening of April 17, 2013, Mr. Pope spoke to representatives of Morgan Stanley. During the conversation, Mr. Pope indicated that he would be supportive of, and would recommend that the Smithfield Board support, a proposal from Parent to acquire Smithfield at a price of between $35.00 and $36.00 per share.

On April 19, 2013, Parent sent a revised non-binding written proposal to Smithfield increasing the price per share Parent was willing to pay to $33.50 per share in cash. Contemporaneously with the delivery of this written proposal, representatives of Parent’s advisors communicated to representatives of Smithfield’s advisors that, while Parent had decided to increase its price by $0.50, the impact of the expected fourth quarter financial results was negatively viewed by Parent. In particular, Parent’s advisors noted that a transaction at this price would be more challenging from a financing perspective and that the expected weakness in Smithfield’s fourth quarter results had significantly limited Parent’s willingness to increase its proposed price and, in fact, that Parent even considered reducing the original proposed price of $33.00 per share in cash.

On April 21, 2013, Smithfield held a board meeting in Williamsburg, Virginia at which representatives of Barclays and Simpson Thacher were present. Barclays and the Smithfield Board discussed Smithfield’s historical performance, and, at the direction of the Smithfield Board, Barclays discussed with the Smithfield Board Barclays’ preliminary financial analysis of several potential strategic alternatives for Smithfield, including the current proposal from Parent. In addition to continuing the operation of the business consistent with the status quo or selling Smithfield to a strategic buyer for cash, the Smithfield Board reviewed certain strategic alternatives, including the following:

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a spin-off of Smithfield’s hog production assets and a portion of its fresh pork business (“Freshco”), leaving a portion of the fresh pork business and the packaged meats and international businesses in a new Smithfield (“New Smithfield”);

•	a variation of the spin-off alternative in which New Smithfield would be turned into a public company via an initial public offering;

•	the acquisition of a large business in the packaged meats sector with which Smithfield had already had preliminary discussions; and

•	the sale of Smithfield to a private equity firm for cash.

The ranges of values implied by the preliminary analyses of the strategic alternatives performed by Barclays produced, in some cases, values in excess of $33.50, the amount of Parent’s current proposal. After discussion of the various strategic alternatives, the Smithfield Board reaffirmed its view that the spin-off and carve-out alternatives raised substantial management and operational issues that had previously led the Smithfield Board to determine that such alternatives were not in the best interests of Smithfield and its shareholders. In addition, any such transactions did not appear to be currently feasible due to the underperformance of the hog production business and the uncertainty as to the market receptivity to the New Smithfield. The Smithfield Board considered the acquisition of the packaged meats business to be potentially attractive, but was concerned about whether it would be possible to make the acquisition on terms that were financially favorable to Smithfield (in light of the fact that Smithfield’s proposal had been rejected) and whether it would be possible to achieve the synergies necessary to make such acquisition financially successful. Barclays had also undertaken an analysis of a potential sale to a private equity firm. After discussion with Barclays, the Smithfield Board concluded that the sale of Smithfield to a private equity firm would be difficult due to several factors, including (i) the volatility of the hog production business, which would limit the total amount of debt financing leverage that could likely be used in an acquisition of Smithfield, (ii) the large equity investment that would be needed for such a transaction, and (iii) the capital and debt restructuring constraints that would be faced by a private equity buyer given that Smithfield’s current capital structure would have required such a buyer to incur significant breakage costs upon refinancing Smithfield’s existing debt facilities to put into place a traditional leveraged acquisition financing structure.

During the course of the April 21st meeting, representatives of Smithfield management informed the Smithfield Board and Barclays that, in light of the inherent volatility in Smithfield’s business, including Smithfield’s expected performance in the fourth fiscal quarter, it would be appropriate to discount the EBITDA margin assumptions contained in the management projections for purposes of evaluating Barclays’ analysis by at least 100 basis points.

The Smithfield Board also discussed at the April 21st meeting the expressions of potential interest received from Company A and Company B.

While the Smithfield Board found the price proposed by Parent to be potentially worthy of pursuing, it was concerned about the risk that a deal with Parent, if executed, might not be completed as a result of the risks of cross-jurisdictional enforcement issues arising from Parent’s status as a foreign entity with a majority of assets located in China that may not be subject to the jurisdiction of U.S. courts, of failing to obtain a required regulatory approval or of the failure of Parent to obtain the financing that it required. Following discussion and deliberation, the Smithfield Board directed Smithfield’s management team and legal and financial advisors to focus on negotiating contractual and other protections to mitigate such risks while continuing to push Parent to improve its offer. The Smithfield Board also instructed Smithfield’s management team and financial and legal advisors to explore whether the expressions of interest from Company A and Company B could be developed into more fully formed proposals.

Over the course of April 23 and April 24, 2013, representatives of Company B’s financial advisor participated in phone calls and meetings with Mr. Pope and other representatives of Smithfield and Barclays. Among other matters discussed, Mr. Pope and other representatives of Smithfield communicated to representatives of Company B’s financial advisors that a management led leveraged buy-out was not a transaction that was being contemplated. However, if Company B had an interest in making an all cash proposal to acquire Smithfield then, depending on the price and other terms, such a proposal might be timely and possibly well-received by Smithfield. A series of phone calls between representatives of Smithfield and Barclays and representatives of Company B about a potential transaction continued through May 1, 2013. Also on that date, representatives of Company B’s financial advisors met with representatives of Smithfield and Barclays in New York and were provided certain publicly available information about Smithfield. At this point, Smithfield did not provide any confidential information regarding its operations as Company B had not yet entered into a confidentiality agreement with Smithfield.

On April 24, 2013, representatives of Barclays spoke to representatives of Morgan Stanley, and representatives of Simpson Thacher spoke to representatives of Paul Hastings, about Smithfield’s perspective on certain issues relating to deal certainty in the event that Smithfield agreed to a transaction with Parent. Among the issues which Smithfield’s representatives noted were important was the expectation that a reverse termination fee would be payable by Parent in the event that Parent failed to obtain financing or a required regulatory approval (including CFIUS approval) or upon a willful breach of the transaction agreement by Parent. In addition, Smithfield’s representatives insisted that the amount of any reverse termination fee be placed in escrow, or a similar device be employed, to ensure its collectability. At the direction of Smithfield, Barclays requested that Morgan Stanley discuss with Parent whether Parent may be able to increase its offer. Moreover, Barclays indicated to Morgan Stanley that Parent and its advisors should work toward announcing a deal shortly after the Memorial Day holiday, assuming the parties could agree to mutually acceptable terms.

On April 26, 2013, Company A sent a non-binding written proposal to Smithfield in which it proposed to acquire Smithfield for $30.00 per share in cash. On April 28, 2013, Mr. Pope spoke by telephone with a representative of Company A and indicated that the value represented by Company A’s proposal was too low for Smithfield to meaningfully engage in discussions with Company A.

Between April 24th and April 30th, there were a series of communications between advisors of Smithfield and Parent regarding issues centered around deal certainty. During the course of such discussions, Smithfield’s advisors told Parent’s advisors that reaching agreement with respect to these key points was a precondition to receiving access to certain non-public information regarding Smithfield. A representative of Paul Hastings contacted a representative of Simpson Thacher on May 1, 2013 to discuss the deal certainty issues raised by Smithfield’s advisors. The Paul Hastings representative informed the Simpson Thacher representative that under no circumstances would Parent be willing to pay a reverse termination fee in respect of any failure to obtain CFIUS approval; however, Parent would agree to pay a reverse termination fee in an amount to be mutually agreed between the parties in the event Parent willfully breached the merger agreement or Parent was unable to obtain financing or a required regulatory approval. The Paul Hastings representative indicated that Parent would likely be willing to agree to a strong contractual covenant to take actions required to obtain regulatory approvals

(including CFIUS). Shortly thereafter, Parent and its representatives were given access to an online data room which had been prepared by Smithfield (we refer to this on-line data room in this proxy statement as the “data room”).

The Smithfield Board held a telephonic meeting on May 3, 2013 at which representatives of Barclays, Simpson Thacher and McGuireWoods, Smithfield’s Virginia counsel, were present and at which Smithfield’s management team and advisors gave the Smithfield Board an update on developments since the April 21st meeting.

On May 3, 2013, Company A sent a revised non-binding written proposal to Smithfield in which it increased its offer to $33.50 per share in cash.

On May 8, 2013, Mr. Pope and Mr. Michael Cole, Smithfield’s Chief Legal Officer, met with representatives of Parent, including its Chairman, in Hong Kong. In these meetings the Parent’s Chairman expressed a strong desire to complete a transaction. In this meeting, Parent’s Chairman again reiterated the importance to Parent that Smithfield’s management team remain in place after the transaction and wanted assurances that a proper retention program would be established in connection with the transaction.

On May 8, 2013, Company B submitted a non-binding written proposal pursuant to which it proposed to acquire all of the outstanding shares of Smithfield common stock for a purchase price of between $31.00 and $35.00 per share in cash. Shortly after Smithfield received this letter, representatives of Smithfield’s financial advisors communicated at the direction of Smithfield to representatives of Company B’s financial advisors that the breadth of the value range in Company B’s revised proposal made the proposal difficult to evaluate.

On May 10, 2013, representatives of Company A met with Mr. Pope and representatives of Barclays to discuss Company A’s interest in acquiring Smithfield. At the meeting, Company A reiterated its unwillingness to enter into a confidentiality agreement or perform due diligence on non-public information.

On May 12, 2013, representatives of Company B and their financial advisors met with Mr. Pope, Mr. Cole and representatives of Barclays to express Company B’s interest in pursuing a transaction with Smithfield.

On May 13, 2013, Company B executed a confidentiality agreement with Smithfield. Shortly thereafter, Company B and its representatives were given access to the data room.

Also on May 13, 2013, representatives of Paul Hastings delivered to representatives of Simpson Thacher a draft merger agreement providing for the acquisition of Smithfield by Parent, which contemplated, among other things, that only a subsidiary of Parent would enter into the agreement and Parent itself would not be a party, contained a condition for the benefit of Parent that Smithfield would have a target amount of cash on its balance sheet at the closing of the merger and a highly restrictive non-solicitation provision, did not permit the Smithfield Board to change its recommendation in response to an intervening event, and provided for reciprocal termination fees for Parent and Smithfield in the amount of $100,000,000 and an obligation by Smithfield to reimburse Parent for up to $10,000,000 of expenses in certain circumstances.

From May 13, 2013 through May 15, 2013, representatives of Parent, Morgan Stanley and Paul Hastings participated in management presentations and were provided with due diligence information at meetings in Simpson Thacher’s New York offices.

On May 16, 2013, representatives of Company B and its financial advisors and legal counsel participated in management presentations and were provided with due diligence information at meetings in Simpson Thacher’s New York offices.

Also on May 16, 2013, representatives of Parent conducted site visits at various operating locations of Smithfield in connection with Parent’s due diligence of Smithfield.

On May 17, 2013, representatives of Company B conducted site visits at various operating locations of Smithfield in connection with Company B’s due diligence of Smithfield.

On May 18, 2013, representatives of Simpson Thacher and Paul Hastings discussed certain of the key issues reflected in the draft merger agreement that Paul Hastings had delivered on May 13, 2013.

On May 21, 2013, Company B delivered a revised non-binding written proposal to Smithfield, in which Company B offered $34.00 per share in cash. A representative of Simpson Thacher delivered a draft merger agreement to Company B’s legal counsel later that day.

Also on that day, at the direction of Smithfield, representatives of Barclays informed representatives of Morgan Stanley on behalf of Parent that other bidders had approached Smithfield after Parent’s initial approach and that, notwithstanding the prior aspiration potentially to announce a transaction with Parent shortly after the Memorial Day holiday, the recently expressed interest of one of the other parties at a level in excess of Parent’s proposal had led Smithfield to conclude that it was appropriate to request that all three interested parties submit their best price (together with a proposed contract and executed financing commitments) no later than May 31, 2013. On that date, the Smithfield Board would evaluate all offers and proceed with negotiations with the party whose offer, taking into account the offer price and other terms of the transaction, would be most favorable to the Smithfield shareholders. Despite the fact that Smithfield provided the other bidders with a draft merger agreement for their comment, Simpson Thacher informed Paul Hastings that Smithfield would provide comments to the draft merger agreement delivered by Parent to Smithfield on May 13th.

On May 22, 2013, the Smithfield Board held a telephonic meeting. During the meeting, representatives of Smithfield management, Barclays and Simpson Thacher updated the Smithfield Board on the status of negotiations with Parent and Company B. Such representatives also advised the Smithfield Board that Company A had still not executed a confidentiality agreement, but appeared to remain interested in pursuing a transaction. In this regard, earlier that day, Company A had delivered financing commitment letters in support of its offer to Smithfield. It was noted that Company A’s presence as a competitor in the United States would pose potential antitrust issues that, while likely manageable, would have timing implications and would require negotiation with Company A as to how such issues could be resolved in the face of any potential challenge by U.S. antitrust authorities. In order to facilitate such a discussion, as well as to otherwise facilitate Company A’s ability to move quickly if it chose to do so, a representative of Simpson Thacher sent a draft merger agreement to Company A’s legal counsel the same day for comment.

Also on May 22, 2013, representatives of Company B’s financial advisors reached out to Barclays to communicate that for internal reasons, Company B would not be able to execute or announce any potential transaction earlier than June 13, 2013.

On May 23, 2013 representatives of Company A’s legal counsel delivered to Simpson Thacher a markup of the draft merger agreement that had been provided to Company A. As to the important issue of the allocation of antitrust risk, however, Company A’s markup of the merger agreement did not make a substantive proposal; rather the markup simply made reference to the desirability of arranging a discussion between respective antitrust counsel.

In the early morning hours of May 24, 2013, representatives of Simpson Thacher delivered to Paul Hastings a markup of Parent’s draft merger agreement that had been delivered on May 13, 2013. Late that same night, Paul Hastings communicated by e-mail a proposal by Parent to acquire Smithfield for $33.50 per share in cash. The e-mail also included a markup of the draft merger agreement that Paul Hastings had received that morning and fully executed binding commitment letters from Morgan Stanley Senior Funding and Bank of China with respect to providing financing to support Parent’s offer. Paul Hastings’ e-mail made it clear that if the parties did not reach agreement and sign the merger agreement by 6:00 pm Eastern Time on May 28, 2013, Parent’s offer would be withdrawn. Representatives of Morgan Stanley also contacted Mr. Pope and Barclays that evening and delivered the same message. As a means to facilitate an expeditious process, Parent agreed to a substantial number of open issues that were important to Smithfield in the merger agreement draft. Significantly, as a means of acknowledging that Smithfield was engaged in a process with other bidders that Parent was intending to cut short, Parent also agreed that Smithfield would be permitted to continue to negotiate and solicit further acquisition proposals from such existing bidders. The merger agreement provided that, if Smithfield were to terminate the merger agreement with Parent in order to pursue a transaction with one of the existing bidders within 30 days of signing the merger agreement with Parent, the termination fee payable by Smithfield in such case would be $75,000,000, a level that was significantly lower than a typical company-side break-up fee. Parent’s mark-up also provided for a termination fee of $150,000,000 to be payable by Smithfield in connection with any other potential transactions (or with any transaction with existing parties that occurred later than 30 days after signing the Parent merger agreement) and a reverse termination fee payable by Parent in specified circumstances equal to $225,000,000. Consistent with its prior position in this regard, Parent insisted that a failure to receive CFIUS approval would not give rise to the obligation to pay a reverse termination fee. However, at the insistence of Smithfield, Parent agreed to a strong covenant to take actions required to obtain such clearance. In addition, Parent agreed that the full amount of the reverse termination fee would be placed in escrow in the New York branch of the Bank of China during the pendency of the transaction. Parent also specified that it was a condition of its willingness to complete the transaction that Mr. Pope and his six direct reports agree to waive the ability to terminate their employment following the change of control and obtain certain payments merely because Smithfield would no longer be a public company.

On May 25, 2013, Smithfield’s management and advisors discussed the latest Parent proposal in detail and concluded that Parent’s stated intention to abandon the process after May 28th if the parties had not executed a merger agreement by such time was genuine. In addition, Smithfield was of the view that given the deliberate fashion in which Company B had been approaching the process and its stated intention to execute and announce a transaction no earlier than June 13th, it would not be possible to come to terms with Company B with respect to a definitive agreement in advance of Parent’s deadline. At the request of Smithfield, representatives of Barclays contacted representatives of Company B’s financial advisors to determine whether Company B would be able to significantly accelerate the process to meet Parent’s deadline and were informed that this would not be possible.

Given that Company A still had not entered into a confidentiality agreement or performed due diligence on non-public information and had not yet made a concrete proposal as to the allocation of antitrust risk, Smithfield was similarly of the view that Company A would not be able to reach an agreement in advance of the Parent deadline. While Parent’s negotiation tactic was aggressive, Smithfield concluded that if it were possible to extract some further concessions from Parent, it would likely be in Smithfield’s interest to agree to the basic terms of Parent’s proposal as a result of the favorable progress made in the revised merger agreement regarding the reduced termination fee relating to proposals from the existing bidders, thereby creating a floor value for Smithfield’s shareholders at an attractive price. It was Smithfield’s view that the 30-day window in which the $75,000,000 termination fee would be payable gave Company A and Company B ample opportunity (at a cost that equated to approximately $0.50 per share) to submit superior proposals if they intended to do so. Company B indicated to Barclays that they would not view the $75,000,000 termination fee as an impediment and would likely continue negotiations but needed additional time.

Smithfield made a counter-proposal to Parent requesting that the per share price be raised to $34.50, that the reverse termination fee be increased to $300,000,000, that the special termination fee remain at $75,000,000 and conceding that the regular termination fee be increased by the same amount as the reverse termination fee, to $175,000,000. In response to this counter-proposal, the management of Smithfield and Parent agreed in principle, subject to obtaining approval of the Smithfield Board, on a price of $34.00 per share with a reverse termination fee of $275,000,000, a regular termination fee of $175,000,000 and a special termination fee of $75,000,000. Mr. Pope communicated to representatives of Parent that he would recommend that Smithfield’s Compensation Committee approve the retention bonus contingent on continued employment with the surviving corporation after the merger described under “—Interests of Smithfield Directors and Executive Officers in the Merger” as a means to partially compensate the executives whose rights to change of control payments would be modified pursuant to Parent’s request and as a means of providing a broadly-based retention plan in order to facilitate a smooth transition to Parent ownership.

In the early morning hours of May 26, 2013, Simpson Thacher delivered a draft of the merger agreement to Paul Hastings reflecting the revised terms. Later that day, the Smithfield Board held a telephonic meeting at which the Smithfield Board was given an update on the Parent proposal and Smithfield’s response. After discussion, the Smithfield Board agreed that the proposed approach was sound and directed Smithfield’s management and advisors to work to complete the merger agreement and other documentation related to the proposed transaction. The Smithfield Board scheduled a meeting for May 28, 2013 at 1:00 p.m. Eastern Time to formally consider Parent’s proposal and the final terms of the merger agreement and merger.

On May 27 and May 28, 2013, representatives of Smithfield, Parent and their respective advisors and counsel worked to complete the merger agreement and other documentation required for the merger as well as to finalize a communication strategy related to the transaction.

On May 28, 2013, the Smithfield Board held a meeting at Simpson Thacher’s New York office at which members of Smithfield’s management and representatives of Barclays, Simpson Thacher and McGuireWoods were present. At that meeting, a representative of McGuireWoods reviewed the fiduciary duties of the Smithfield Board in connection with the Smithfield Board’s consideration of a potential transaction with Parent. Representatives of Simpson Thacher reviewed for the Smithfield Board the final material terms of the proposed merger agreement. Representatives of Barclays reviewed the financial analysis of the proposed transaction with Parent. After responding to questions, Barclays delivered to the Smithfield Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the effect that, based upon and subject to the qualifications, limitations and assumptions stated therein and as of the date of the opinion, from a financial point of view, the merger consideration being offered to the Smithfield shareholders in the merger was fair to such shareholders. The full text of the written opinion of Barclays is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement in its entirety. See also “— Opinion of Smithfield’s Financial Advisor.”

The Smithfield Board discussed with representatives of Smithfield’s management, Barclays, Simpson Thacher and McGuireWoods the strategic, business and legal considerations relating to the proposed merger, the risks and benefits of the transaction compared to other alternatives available to Smithfield and the terms of the merger agreement, as well as the resolutions to be adopted by the Smithfield Board in connection with the proposed transaction with Parent. Following the presentations and discussion, the Smithfield Board unanimously adopted and approved the merger agreement, the related plan of merger and the merger with Parent, and resolved to unanimously recommend that Smithfield shareholders vote to approve the merger agreement, the related plan of merger and the merger with Parent.

Prior to, but in connection with, the Smithfield Board’s approval of the merger, the Smithfield Board and the Compensation Committee of the Smithfield Board approved the Retention Bonus Program, the amendment to the Executive Severance Plan and all other financial interests and compensation arrangements of Smithfield’s directors and executive officers in or relating to the merger, including those matters discussed above under “— Interests of Smithfield Directors and Executive Officers in the Merger.”

Following the meeting of the Smithfield Board on May 28, 2013, after the close of trading of Smithfield’s common stock on the NYSE, the parties executed the merger agreement and the other documentation related to the proposed transaction and Parent placed the full amount of the $275,000,000 reverse termination fee into escrow with the New York Branch of the Bank of China.

On May 29, 2013, prior to the opening of trading of Smithfield’s common stock on the NYSE, the parties issued a joint press release announcing the transaction.

Later that day on May 29, 2013, representatives of Simpson Thacher delivered a copy of the final merger agreement to Company A’s counsel.

On May 31, 2013, a representative of Barclays and a representative of Company B’s financial advisors discussed the possibility of an alternative acquisition proposal from Company B.

On June 1, 2013, representatives of Simpson Thacher delivered a draft confidentiality agreement to Company A’s counsel. Over the course of the following days, representatives of Simpson Thacher and representatives of Company A’s counsel negotiated the terms of a potential confidentiality agreement between Smithfield and Company A, but no such confidentiality agreement was executed and Company A did not deliver an alternative acquisition proposal to Smithfield.

On June 3, 2013, Continental Grain Company filed an amendment to its Schedule 13D/A announcing that it had elected to exit its interest in Smithfield as of May 31, 2013 and that it no longer intended to nominate candidates for election at the 2013 annual meeting of the Smithfield shareholders.

On June 6, 2013, Smithfield communicated to Company B that the Smithfield Board would seriously consider a superior offer from Company B.

On June 10, 2013, the chief executive officer of Company B delivered a letter to Mr. Pope stating that it no longer intended to pursue a potential acquisition of Smithfield.

On June 17, 2013, Starboard Value LP (together with its affiliates, “Starboard”) made public a letter to the Smithfield Board in a statement on Schedule 13D that, among other things, disclosed Starboard’s ownership of securities representing beneficial ownership of approximately 5.7% of Smithfield, suggested that a piece-by-piece sale of Smithfield’s businesses could result in greater value to the Smithfield shareholders than the merger, and informed the Smithfield Board of Starboard’s intention to explore the possibility of a piece-by-piece sale of Smithfield’s operating divisions to interested third parties.

On July 12, 2013, Starboard filed an amendment to its statement on Schedule 13D, disclosing that it had recently engaged Moelis & Company and BDA Advisors Inc. as financial advisors to assist Starboard in identifying and connecting any strategic or financial buyers for Smithfield’s individual business units to determine if it would be possible to structure a sum-of-the-parts transaction that could deliver greater value for the Smithfield shareholders than the merger in the hopes that Starboard’s efforts would lead to the submission of a superior proposal under the terms of the merger agreement. As of the date of this proxy statement, Smithfield has not received such an alternative acquisition proposal from Starboard or any other potential buyer.

Recommendation of the Smithfield Board and Reasons for the Merger

The Smithfield Board recommends that you vote “FOR” the merger proposal.

At a meeting of the Smithfield Board held on May 28, 2013, the Smithfield Board unanimously adopted and approved the merger agreement, the related plan of merger and the merger.

When you consider the Smithfield Board’s recommendation, you should be aware that Smithfield’s directors may have interests in the merger that may be different from, or in addition to, the interests of Smithfield shareholders generally. These interests are described in “—Interests of Smithfield Directors and Executive Officers in the Merger.”

In the course of reaching its decision, the Smithfield Board consulted with our senior management, financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

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Merger consideration. The Smithfield Board considered the $34.00 per share in cash to be paid as merger consideration in relation to (i) the market prices of Smithfield common stock prior to the Smithfield Board’s approval of the merger agreement and (ii) the Smithfield Board’s estimate of the current and future value of Smithfield as an independent entity.

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Premium to the trading price of Smithfield common stock. The Smithfield Board considered the fact that the $34.00 per share in cash to be paid as merger consideration represents a premium of approximately (i) 31.2% to the closing price of $25.91 on May 24, 2013, the last trading day prior to the Smithfield Board’s approval of the merger, (ii) 37.8% to the closing price of $24.68 on March 7, 2013, the day prior to the filing by Continental Grain of a Schedule 13D, (iii) 31.5% to $25.86, the average price for the 30 day period ending May 24, 2013 and (iv) 33.7% to $25.43, the average price for the 90 day period ending May 24, 2013.

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Negotiations with Parent. The Smithfield Board considered the benefits that we and our advisors were able to obtain during our extensive negotiations with Parent, including a significant increase in Parent’s offer price per share from the beginning of the process to the end of the negotiations. The Smithfield Board concluded that we had obtained the highest price per share that Parent was willing to agree to pay, considering the extensive negotiations between the parties.

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Cash consideration. The Smithfield Board considered the fact that the merger consideration would be paid solely in cash, which, compared to non-cash consideration, provides certainty and immediate liquidity and value to our shareholders.

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Fairness opinion. The Smithfield Board considered the financial analyses presented by Barclays, as well as the opinion of Barclays, dated May 28, 2013, to the Smithfield Board to the effect that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in such opinion, the $34.00 cash per share merger consideration to be paid to holders of Smithfield common stock in the proposed merger was fair, from a financial point of view, to such shareholders. The Barclays opinion is more fully described in the subsection entitled “—Opinion of Smithfield’s Financial Advisor” and the full text of the opinion is attached to this proxy statement as Annex C.

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Smithfield’s current condition. The Smithfield Board considered information with respect to our financial condition, results of operations, business, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions and trends.

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Smithfield’s future prospects. The Smithfield Board considered Smithfield’s future prospects if we were to remain independent, including the competitive landscape and the business, financial and execution risks, our relationships with customers and suppliers and increasing competition, and the risks associated with continued independence discussed below.

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Risks associated with continued independence. While the Smithfield Board remained supportive of our strategic plan and optimistic about our prospects on a standalone basis, it also considered the risks associated with going forward as an independent company, including the potential market and execution risks associated with the strategic plan, which risks are in part reflected in the sensitivity analyses relating to the plan. The Smithfield Board also considered the risk that, if we did not enter into the merger agreement with Parent, the price that might be received by Smithfield’s shareholders selling shares in the open market, both in the short term and the long term, could be less than the merger consideration, particularly in light of the possible adverse effect of the disappointing results of Smithfield’s fourth fiscal quarter on the market price of Smithfield common stock. The Smithfield Board concluded that the merger consideration enabled Smithfield’s shareholders to realize a substantial portion of Smithfield’s potential future value without the market or execution risks associated with continued independence.

•

Strategic alternatives. The Smithfield Board considered the risks and uncertainties facing Smithfield’s shareholders associated with possible strategic alternatives to the merger (including potential alternative acquisition proposals, separation scenarios involving dispositions of business segments and the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives.

•

Economic conditions. The Smithfield Board considered the current state of the economy, debt financing markets and general uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally and within our industry.

•	Merger agreement. The Smithfield Board considered the terms of the merger agreement, including:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

•

Parent’s undertakings in furtherance of obtaining required regulatory approvals and the fact that the consummation of the merger agreement is conditioned on obtaining foreign regulatory approvals only in Mexico, Poland, Russia and Ukraine;

•

the obligation of Parent under certain circumstances to pay us a termination fee of $275,000,000, including in connection with any willful breach by Parent (including a failure to consummate the merger if the relevant conditions are satisfied), a failure to obtain certain regulatory approvals or a failure by Parent to receive the proceeds of the committed debt financing and consummate the merger;

•	the fact that Parent agreed to place the Parent termination fee in escrow prior to the execution of the merger agreement;

•

the right of Smithfield and the Smithfield Board to respond to a competing proposal from any bidder, subject to certain restrictions and the requirement that we pay Parent the applicable termination fee if we terminate the merger agreement to accept a superior proposal;

•

the belief of the Smithfield Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals or reducing the price of such proposals, such provisions are customary for transactions of this size and type, and its belief that the $175,000,000 termination fee, representing approximately 3.7% of the equity value of the transaction, was reasonable in the context of comparable transactions, particularly given the discussions with certain other bidders that we held in advance of the execution of the merger agreement and the related limited “go-shop” provision described below;

•

the limited “go-shop” provision pursuant to which we would have the opportunity to actively seek a higher offer from two qualified pre-existing bidders who had previously made acquisition proposals, as well as the 30-day period during which a lower termination fee of $75,000,000 would apply in connection with such bidders, which represents approximately 1.6% of the equity value of the transaction; and

•	the Smithfield Board’s right to change its recommendation, subject to certain restrictions, in connection with an intervening event or a superior proposal.

•	Parent’s reputation. The Smithfield Board considered the business reputation and capabilities of Parent and its management.

•	Parent’s resources. The Smithfield Board concluded that Parent had the resources needed to complete the merger.

•

Financing. The Smithfield Board considered the terms of the debt financing commitments provided to Parent and Merger Sub in connection with the merger and the financial capabilities and reputation of the financing sources, including the fact that approximately $3.9 billion of financing was committed by Morgan Stanley Senior Funding, Inc. prior to the execution of the merger agreement.

•

Likelihood of consummation. The Smithfield Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, Parent’s representation that it will have sufficient financial resources to pay the merger consideration and consummate the merger, and the remedies available to us under the merger agreement in the event of various breaches by Parent.

•

Possibility of more favorable bid. The Smithfield Board considered our assessment as to the possibility that a third party with the financial means would agree to a transaction at a higher price than Parent on substantially similar or more favorable terms, as more fully described in “—Background of the Merger.”

•	Shareholders’ ability to reject the merger. The Smithfield Board considered the fact that the merger is subject to approval by Smithfield’s shareholders, who would be free to reject the merger.

Certain of the financial analyses presented by Barclays to the Smithfield Board were based upon financial projections and related sensitivity analyses prepared by our management based on various assumptions about the future performance of our business. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

In the course of reaching its decision, the Smithfield Board also considered a number of potentially negative factors including, among others, the following:

•

Participation in future gains. The Smithfield Board considered the fact that we will no longer exist as an independent public company and Smithfield’s shareholders will forgo any future increase in Smithfield’s value that might result from our earnings or possible growth as an independent company. The Smithfield Board was optimistic about our prospects on a standalone basis and our strategic plan, as supplemented by the related sensitivity analyses, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential shareholder benefits that could be realized by our strategic plan and related sensitivity analyses on a risk-adjusted basis.

•

Risks associated with announcement and pendency of the merger. The Smithfield Board considered the risk that the announcement and pendency of the merger, including restrictions on the conduct of our business or any solicitation activities pursuant to the limited go-shop provision, may cause substantial harm to relationships with our employees, vendors, customers and partners and may divert management and employee attention away from the day-to-day operation of our business.

•

Risks associated with a failure to consummate the merger. The Smithfield Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The Smithfield Board noted the fact that, if the merger is not completed, (i) we will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of Smithfield’s common stock will decline significantly and (iii) the market’s perception of our prospects could be adversely affected.

•

Regulatory risk. The Smithfield Board considered the risk that necessary regulatory approvals may be delayed, conditioned or denied, including the fact that no termination fee would be payable by Parent if the CFIUS condition were not satisfied and Parent were not then in breach of its obligations under the merger agreement.

•

Financing risk. The Smithfield Board considered the risk that, while the merger agreement is not by its terms subject to a financing condition, if Parent fails to obtain sufficient financing, the merger may not be consummated and the termination fee payable to us by Parent in such event may not be sufficient to compensate us for potential losses we may incur under such circumstances.

•

Enforcement risk. The Smithfield Board considered that Parent’s status as a foreign entity without substantial assets in the United States would by its nature make enforcement of our rights under the merger agreement against Parent more difficult than against a buyer located in the United States and subject to the jurisdiction of U.S. courts, but the Smithfield Board concluded that this risk was mitigated by the fact that Parent agreed to pay us a termination fee of $275,000,000 if the merger agreement is terminated under certain circumstances, including in connection with any willful breach by Parent (including a failure to consummate the merger if the relevant conditions are satisfied), a failure to obtain certain regulatory approvals or a failure by Parent to receive the proceeds of the committed debt financing and consummate the merger, and that Parent agreed to place the entire amount of such termination fee in escrow in New York City prior to the execution of the merger agreement.

•

Strategic alternatives. The Smithfield Board considered the possible strategic alternatives to the merger (including potential alternative acquisition proposals, separation scenarios involving dispositions of business segments and the possibility of remaining independent), the potential values and benefits facing Smithfield’s shareholders associated with such alternatives, and the timing and likelihood of accomplishing such alternatives.

•

Restrictions on the operation of our business. The Smithfield Board considered the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger.

•

Non-solicitation provision. The Smithfield Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals except pursuant to the limited go-shop provision with respect to certain qualified pre-existing bidders.

•

Termination fees. The Smithfield Board considered the possibility that the termination fee payable to Parent if the merger agreement is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

•	Tax treatment. The Smithfield Board considered the fact that an all cash transaction would be taxable to Smithfield’s shareholders that are U.S. holders for U.S. federal income tax purposes.

•	Risk factors. The Smithfield Board considered other risks and uncertainties as described above under “Cautionary Statement Regarding Forward-Looking Statements.”

While the Smithfield Board considered potentially positive and potentially negative factors, the Smithfield Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Smithfield Board unanimously determined that the merger agreement, the related plan of merger and the merger are advisable and fair to, and in the best interests of, Smithfield and its shareholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Smithfield Board in its consideration of the merger, but is merely a summary of the material positive factors and material negative factors considered by the Smithfield Board in that regard. In view of the number and variety of factors and the amount of information considered, the Smithfield Board did not find it practicable to, and did not make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Smithfield Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Smithfield Board may have given different weights to different factors. Based on the totality of the information presented, the Smithfield Board collectively reached the unanimous decision to adopt and approve the merger agreement, the related plan of merger and the merger in light of the factors described above and other factors that the members of the Smithfield Board felt were appropriate.

This explanation of Smithfield’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Smithfield’s Financial Advisor

Smithfield engaged Barclays to act as its financial advisor with respect to a possible sale of Smithfield and related advisory services. On May 28, 2013, Barclays rendered its oral opinion, which was subsequently confirmed in writing, to the Smithfield Board, that based upon and subject to the qualifications, limitations and assumptions stated therein and as of the date of the opinion, from a financial point of view, the merger consideration being offered to the Smithfield shareholders in the merger was fair to such shareholders.

The full text of the written opinion, which describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex C and is incorporated herein by reference. You should read the opinion carefully in its entirety. This summary is qualified in its entirety by reference to the full text of Barclays’ opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Smithfield Board, addresses only the fairness, from a financial point of view, of the merger consideration provided for in the merger agreement and does not constitute a recommendation to any holder of shares of Smithfield common stock as to how such holder should vote or act with respect to the merger or any other matter. The terms of the merger were determined through arm’s—length negotiations between Smithfield and Parent and were unanimously approved by the Smithfield Board. Barclays did not recommend any specific form of consideration to the Smithfield Board or that any specific form of consideration constituted the only appropriate consideration for the merger. Barclays was not requested to address, and its opinion does not in any manner address, Smithfield’s underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. Barclays’ opinion does not address the relative merits of the merger as compared to any other transaction or business strategy in which Smithfield might engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or nature of any compensation to any officers, directors or employees of any parties to the merger agreement, or any class of such persons, relative to the merger consideration being offered to the Smithfield shareholders in the merger. No limitations were imposed by the Smithfield Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, among other things, Barclays reviewed and analyzed:

•	the merger agreement and the specific terms of the merger;

•

publicly available information concerning Smithfield that Barclays believed to be relevant to its analysis, including Smithfield’s Quarterly Reports on Form 10-Q for the fiscal quarters ended July 29, 2012, October 28, 2012 and January 27, 2013;

•	preliminary financial results of Smithfield for the fiscal year ended April 28, 2013;

•

financial and operating information with respect to the business, operations and prospects of Smithfield furnished to Barclays by Smithfield, including financial projections of Smithfield prepared by management of Smithfield;

•	the trading history of Smithfield common stock from May 24, 2003 to May 24, 2013 and a comparison of the trading history with those of other companies that Barclays deemed relevant;

•	a comparison of the historical financial results and present financial condition of Smithfield with those of other companies that Barclays deemed relevant;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Barclays deemed relevant; and

•	published estimates of independent research analysts with respect to the future financial performance and price targets of Smithfield.

In addition, Barclays has had discussions with the management of Smithfield concerning its business, operations, assets, liabilities, financial condition and prospects and has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and has not assumed responsibility or liability for any independent verification of such information) and further relied upon the assurances of the management of Smithfield that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Smithfield, upon the advice of Smithfield, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Smithfield as to the future financial performance of Smithfield and relied on such projections in performing its analysis. In addition, for purposes of its analysis and at the direction of Smithfield, Barclays considered certain sensitivity analyses. Barclays discussed these sensitivity analyses with the management of Smithfield and Smithfield has agreed with the appropriateness of the use of such sensitivity analyses as part of the performance of Barclays’ analysis. Barclays assumes no responsibility for and expressed no view as to any such projections or sensitivity analyses or the assumptions or estimates on which they were based.

In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Smithfield and did not make or obtain any evaluations or appraisals of the assets or liabilities of Smithfield. In addition, Smithfield did not authorize Barclays to solicit, and Barclays did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Smithfield’s business. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, May 28, 2013. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after May 28, 2013.

Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays also assumed, upon the advice of Smithfield, that all material governmental, regulatory and third-party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof, in each case in all respects material to its analysis. Barclays did not express any opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understands that Smithfield has obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Smithfield common stock, but rather made its determination as to the fairness, from a financial point of view, to the holders of Smithfield common stock of the merger consideration on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the merger. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion for the Smithfield Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Smithfield or any other parties to the merger. None of Smithfield, Parent, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which the businesses could actually be sold.

Historical Trading Analysis

Barclays reviewed the historical trading prices and volumes for Smithfield common stock for the period from May 24, 2003 through May 24, 2013. In addition, Smithfield’s financial advisors analyzed the consideration to be paid to holders of Smithfield common stock pursuant to the merger agreement in relation to the historical trading price of Smithfield common stock. This analysis indicated that the $34.00 per share to be paid to Smithfield shareholders pursuant to the merger agreement represented:

•	a premium of 31.2% to the closing price of Smithfield common stock of $25.91 on May 24, 2013;

•	a premium of 37.8% to the closing price of Smithfield common stock of $24.68 on March 7, 2013, the closing price of Smithfield common stock prior to the 13D filing by Continental Grain;

•	a premium of 31.5% to $25.86, the average share price of Smithfield common stock for the 30 day period ending May 24, 2013;

•	a premium of 33.7% to $25.43, the average share price of Smithfield common stock for the 90 day period ending May 24, 2013;

•	a premium of 26.6% to $26.85, the highest closing price of Smithfield common stock in the prior 52 weeks, on March 25, 2013;

•	a premium of 90.8% to $17.82, the lowest closing price of Smithfield common stock in the prior 52 weeks, on August 7, 2012.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Smithfield with selected companies in the meat/protein industry. The selected comparable companies were Hormel Foods Corp, Hillshire Brands Company and Maple Leaf Foods Inc., which are packaged meats companies, and Sanderson Farms, Inc., JBS S.A. and Tyson Foods, Inc., which are protein companies.

Although none of the selected companies is entirely comparable to Smithfield, the companies included were chosen based on the professional experience and judgment of Barclays because they are publicly traded companies that, for the purposes of analysis, may be considered to have operations that are similar to certain operations of Smithfield. Barclays believed that, of the companies reviewed, Tyson Foods, Inc. was the most similar to Smithfield. Based on Barclays’ professional experience and judgment, Barclays believes that the business and operating profile of Smithfield is more similar to Tyson Foods, Inc. than to any of the other companies reviewed, because both the Company and Tyson Foods, Inc. are vertically integrated protein companies. Accordingly their businesses, operations, financial conditions and prospects, taken as a whole, are similarly affected by various market conditions, including cyclicality and fluctuations in commodity prices. The results of Barclays’ analysis of Tyson Foods, Inc. were not weighted more heavily than any other company in Barclays’ selected comparable company analysis and all selected comparable companies were weighted equally in such analysis.

The multiples for the selected companies contained in the analysis set forth below and for Smithfield were calculated based on Institutional Brokers’ Estimate System consensus estimates for May 24, 2013.

In its analysis, Barclays derived and compared for Smithfield and the selected companies:

•	closing price per share, as of May 24, 2013, as a multiple of estimated earnings per share for the calendar year ending December 31, 2013 (“2013E P/E”);

•	average of the closing prices per share during the three years ended May 24, 2013 as a multiple of corresponding projected twelve-month earnings per share (“3-Yr Avg Proj P/E”);[1]

•

enterprise value (which is defined as equity market capitalization plus total debt, less total cash and cash equivalents) as a multiple of estimated earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” for the calendar year ending December 31, 2013 (“EV / 2013E EBITDA”); and

•	average enterprise value during the three years ended May 24, 2013 as a multiple of corresponding projected twelve-month EBITDA (“3-Yr Avg EV / Proj EBITDA”).

The results of this analysis are summarized as follows:

	2013E P/E	3-Yr Avg Proj P/E	EV / 2013E EBITDA	3-Yr Avg EV / Proj EBITDA
Range of the selected companies	11.2x - 20.4x	9.5x - 18.5x	5.8x - 11.8x	4.6x - 8.5x
Range of the selected Protein companies	11.2x - 15.3x	9.5x - 18.5x	5.8x - 7.4x	4.6x - 8.1x
Range of the selected Packaged Meats companies	16.6x - 20.4x	11.3x - 16.2x	8.3x - 11.8x	6.1x - 8.5x
Hormel Foods Corp	20.4x	16.2x	11.8x	8.5x
Hillshire Brands Company (1)	19.6x	N/A	9.5x	N/A
Maple Leaf Foods Inc.	16.6x	11.3x	8.3x	6.1x
Sanderson Farms, Inc.	15.3x	18.5x	7.4x	8.1x
JBS S.A.	11.2x	13.3x	6.8x	7.0x
Tyson Foods, Inc.	11.4x	9.5x	5.8x	4.6x
The Company	10.9x	9.2x	6.9x	5.6x

(1)	Hillshire Brands Company began “regular way” trading on June 29, 2012. Accordingly, three year averages are not available for this issuer.

Based on the 2013E P/E and 3-Yr Avg Proj P/E for the selected companies, Barclays selected and applied a 9.0x to 11.0x reference range of 2013E P/E for the selected companies to the Wall Street research-estimated Smithfield earnings per share for the calendar year ending December 31, 2013 of $2.38, resulting in illustrative per share values for Smithfield common stock ranging from $21.43 to $26.19.

Barclays noted that on the basis of the selected comparable company analysis, the merger consideration was above the range of implied values per share calculated.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions in the meat/protein industry that Barclays, based on its experience with merger and acquisition transactions, deemed relevant and for which relevant financial information was publicly disclosed by the parties to such transaction. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Smithfield with respect to the mix, margins, end markets and other characteristics of their businesses. Barclays selected transactions since the year 2000 in order to create a significant sample set (rather than limiting the selected transactions to those announced since the 2008 financial crisis) and Barclays did not identify any limitation on comparability based upon the passage of time. Barclays did not identify any more recent transactions that fit this criteria.

[1]

Each of 3-Yr Avg Proj P/E and 3-Yr Avg EV / Proj EBITDA excludes Hillshire Brands Company, which began regular-way trading on June 29, 2012. Such projected metrics are on a rolling 3-month average basis.

The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:

Announcement Date	Target	Acquiror	Transaction Value / LTM EBITDA
5/21/2010	Michael Foods Group	The Goldman Sachs Group, Inc.	7.7x
9/16/2009	Pilgrim’s Pride Corp.	JBS SA	8.0x
6/24/2008	Starkist	Dongwon F&B Co., Ltd.	7.8x
5/29/2007	Swift & Co.	JBS S.A.	7.7x
9/18/2006	Premium Standard Farms, Inc.	Smithfield Foods, Inc.	6.0x
7/31/2006	ConAgra Foods, Inc. Branded Meats Business	Smithfield Foods, Inc.	5.8x
6/27/2006	Sara Lee Corp. European Meat Business	Smithfield Foods, Inc.	6.0x
1/1/2001	IBP, Inc.	Tyson Foods, Inc.	7.3x

As part of its analysis of precedent transactions involving companies in the meat/protein industry, Barclays calculated and analyzed, among other things, the ratio of the transaction value to LTM EBITDA, based on such target company’s LTM EBITDA for the twelve months prior to the transaction.

All of these calculations were performed based on publicly available financial data. The results of this precedent transaction company analysis are summarized below:

Transaction Value/LTM EBITDA
Mean	7.0x
Median	7.5x
High	8.0x
Low	5.8x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions and prospects of Smithfield and the companies included in the precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and Smithfield.

Based upon these judgments, Barclays selected a range of 7.0x to 8.0x multiples of Transaction Value / LTM EBITDA for Smithfield. Barclays then applied these multiples ranges to Smithfield’s estimated EBITDA for the last twelve months ended April 28, 2013 (such period, “LTM,” or EBITDA for such period, “LTM EBITDA”), which equaled $759,000,000, to calculate ranges of implied prices per share of Smithfield. Based on this analysis, Barclays calculated an implied price per share range of $21.90 to $27.22. Barclays noted that on the basis of the selected precedent transaction analysis, the merger consideration exceeded the Transaction Value / LTM EBITDA multiples range of implied values per share calculated.

Discounted Cash Flow Analysis

In order to estimate the present value of Smithfield common stock, Barclays performed three separate discounted cash flow analyses of Smithfield based on three separate scenarios: (i) the EBITDA projections of Smithfield’s management, (ii) a sensitivity selected by Smithfield’s management of 100 basis points discount to the EBITDA margin assumed in the projections of Smithfield’s management (“Management Sensitivity 1”) and (iii) a sensitivity selected by Smithfield’s management of 200 basis points discount to the EBITDA margin assumed in the projections of Smithfield’s management (“Management Sensitivity 2” or, together with Management Sensitivity 1, the “Sensitivity Analyses”). Barclays discussed the Sensitivity Analyses with the management of Smithfield and Smithfield agreed with the appropriateness of the use of such sensitivity analyses as part of the performance of Barclays’ analysis. Smithfield’s management indicated to Barclays and the Smithfield Board that, particularly in light of Smithfield’s performance in the fourth fiscal quarter, it would be appropriate to focus on a discount of at least 100 basis points to the EBITDA margin assumed in the management projections for purposes of evaluating Barclays’ analysis.

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a range of discount rates that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Smithfield using the discounted cash flow method, Barclays added (i) the present value of Smithfield’s after-tax unlevered free cash flows for fiscal years 2014 through 2018 to (ii) the “terminal value” of Smithfield as of December 31, 2018, in each case based on Smithfield’s management EBITDA projections and the Sensitivity Analyses. In calculating EBITDA, stock-based compensation was treated as a cash expense. The present value of the after-tax unlevered free cash flows was calculated using a range of discount rates from 7.5% to 8.5% in the case of the EBITDA projections of Smithfield’s management, and 8.0% in the cases of the Sensitivity Analyses, each of which were selected based on an analysis of the weighted average cost of capital of Smithfield. The weighted average cost of capital is derived by application of the Capital Asset Pricing Model, which takes into account certain company-specific metrics, including Smithfield’s target capital structure, the cost of long-term debt, tax rate and betas for Smithfield and selected companies which exhibited similar business characteristics to Smithfield, as well as certain financial metrics for the United States financial markets generally. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, then adding depreciation and amortization, subtracting capital expenditures and adjusting for changes in working capital. The residual value of Smithfield at the end of the forecast period, or “terminal value,” was estimated by selecting a range of exit multiples for the period ending December 31, 2018 of 6.0x to 7.0x, which in the case of the EBITDA projections of Smithfield’s management corresponded to implied perpetuity growth rates ranging from (0.3%) to 1.8% and were estimated by Barclays utilizing its professional judgment and experience, taking into account Smithfield’s management EBITDA projections and the Sensitivity Analyses and historical trading multiples of Smithfield and industry peers. Barclays then calculated a range of implied prices per share of Smithfield by subtracting estimated net debt as of May 24, 2013 as provided by Smithfield’s management from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Smithfield common stock.

The discounted cash flow analysis based on (a) the management projection case implied an equity value range for Smithfield of $35.37 to $42.87 per share; (b) the Management Sensitivity 1 case implied an equity value range for Smithfield of $30.59 to $35.50 per share; and (c) the Management Sensitivity 2 case implied an equity value range for Smithfield of $24.16 to $29.03 per share. Barclays noted that on the basis of the discounted cash flow analysis, the transaction consideration of $34.00 per share was: (a) below the range of implied values per share calculated using the management projection case; (b) within the range of implied values per share calculated using the Management Sensitivity 1 case; and (c) above the range of implied values per share calculated using the Management Sensitivity 2 case.

Present Value of Future Stock Price Analysis

Barclays performed an illustrative analysis of the implied present value of the future price per share of Smithfield common stock. For this analysis, Barclays, utilizing its professional judgment and experience, taking into account the earnings projections of Smithfield’s management, the Sensitivity Analyses and current and historical trading multiples of Smithfield and those peer companies in the meat/protein industry included in the selected comparable company analysis, selected a next twelve month P/E multiple of 10.0x and derived hypothetical future share prices for Smithfield common stock by applying such multiple to (i) the earnings projections of Smithfield’s management, (ii) Management Sensitivity 1 and (iii) Management Sensitivity 2, in each case for each fiscal year from 2014 through 2017. Barclays then discounted these future share prices to May 2013 using a discount rate of 9.5%, reflecting an estimate of Smithfield’s cost of equity calculated in a manner consistent with the discount rates used in the discounted cash flow analysis. Smithfield’s management indicated to Barclays and the Smithfield Board that, particularly in light of Smithfield’s performance in the fourth fiscal quarter, it would be appropriate to focus on a discount of at least 100 basis points to the EBITDA margin assumed in the management projections for purposes of evaluating Barclays’ analysis.

This analysis based on (a) the earnings management projection case implied an equity value range for Smithfield of $33.89 to $38.90 per share; (b) the Management Sensitivity 1 case implied an equity value range for Smithfield of $27.69 to $33.12 per share; and (c) the Management Sensitivity 2 case implied an equity value range for Smithfield of $21.47 to $27.70 per share. Barclays noted that on the basis of this analysis, the transaction consideration of $34.00 per share was: (a) within the range of implied values per share calculated using the management projection case; (b) above the range of implied values per share calculated using the Management Sensitivity 1 case; and (c) above the range of implied values per share calculated using the Management Sensitivity 2 case.

Precedent Premium Paid Analysis

Barclays analyzed the premiums paid in all-cash transactions, announced from January 2011 to May 2013 involving U.S. targets (excluding spin-offs, recapitalizations, self-tenders, repurchases), in which the aggregate consideration paid exceeded $1 billion, based on publicly available information and databases. Barclays analyzed the premiums based on the consideration paid in the relevant transaction relative to the closing price of the target’s common stock one trading day prior to the announcement of the relevant transaction. For the selected transactions, Barclays calculated that the top quartile of transactions had a premium to share price one trading day prior to announcement in excess of 42%, and the bottom quartile of transactions had a premium to share price one trading day prior to announcement of less than 11%. Barclays then applied these reference premiums to the closing price of Smithfield common stock on (i) May 24, 2013, resulting in illustrative per share values for Smithfield common stock ranging from $28.72 to $36.80 and (ii) March 7, 2013, resulting in illustrative per share values for Smithfield common stock ranging from $27.36 to $35.05. Barclays noted that on the basis of this analysis, the transaction consideration of $34.00 per share was: (a) within the range based on the closing price on May 24, 2013 and (b) within the range based on the closing price on March 7, 2013.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Smithfield Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

Barclays is acting as financial advisor to Smithfield in connection with the merger. As compensation for its services in connection with the merger, Smithfield became obligated to pay Barclays a fee of $1,000,000 upon announcement of the execution of the merger agreement. In addition, approximately $31,000,000 is expected to become payable to Barclays on completion of the merger, against which any amounts paid for the fee due upon announcement of the merger will be credited. Also, Smithfield may in its sole discretion choose to pay Barclays at the completion of the merger up to $5,000,000 in additional compensation based on any factors it chooses to consider. Separately, Smithfield would become obligated to pay Barclays a fee of $5,000,000 if 12 months following the effective date of a termination of Barclays’ engagement letter Barclays had not been paid any of the foregoing fees and no agreement had been entered into by Smithfield that is capable of causing such a fee to become payable. In addition, Smithfield has agreed to reimburse Barclays for expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Smithfield and the rendering of Barclays’ opinion. Barclays may perform from time to time in the future various investment banking and financial services for Smithfield and expects to receive customary fees for such services. Barclays has performed various investment banking and financial services for Smithfield in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays has performed the following investment banking and financial services: (i) in July 2012 Barclays acted as joint bookrunner and deal manager on Smithfield’s $1.0 billion 6.625% senior unsecured notes due 2022 and a cash tender offer for any and all 7.75% senior unsecured notes due 2013 and 10% senior secured notes due 2014 and (ii) in June 2011 Barclays acted as joint bookrunner on Smithfield’s $925,000,000 ABL revolving credit facility. The aggregate amount of all fees paid by Smithfield to Barclays in the past two years, excluding the fees expected to be received for its services as financial advisor to Smithfield in connection with the merger and Barclay’s opinion, is approximately $18.0 million.

Barclays and its affiliates engage in a wide range of businesses including investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Smithfield or Parent for its own account and for the accounts of Barclays’ customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Certain Financial Projections

We do not as a matter of course make public projections as to future performance, earnings or other results due to the inherent unreliability of these matters and because certain variables beyond our control affecting our business, such as the commodity markets, are often volatile and fluctuate on a daily basis. However, we provided certain non-public financial information to Barclays in its capacity as our financial advisor, including projections by management of Smithfield’s standalone financial performance for fiscal years 2014 through 2017 (which were extrapolated by Barclays to derive projected unlevered free cash flow for 2018) and related sensitivity analyses. These financial projections included (i) forecasts of revenue, EBITDA, EBIT, earnings per share and unlevered free cash flows, (ii) a sensitivity selected by Smithfield’s management of 100 basis points discount to the EBITDA margin assumed in such forecasts (“Management Sensitivity 1”) and (iii) a sensitivity selected by Smithfield’s management of 200 basis points discount to the EBITDA margin assumed in such forecasts (“Management Sensitivity 2” and, collectively with Management Sensitivity 1, the “Sensitivity Analyses”). These financial projections and the related Sensitivity Analyses were in turn used by Barclays in performing the discounted cash flow analysis and present value of implied future stock price analysis described under “The Merger Proposal—Opinion of Smithfield’s Financial Advisor” on page 43 as well as certain analyses relating to strategic alternatives to the merger. Portions of these financial projections were also provided to Parent. A summary of these financial projections and the related Sensitivity Analyses is set forth below.

The financial projections and the related Sensitivity Analyses included in this proxy statement have been prepared by, and are the responsibility of, Smithfield’s management. The financial projections and the related Sensitivity Analyses summarized in this section were prepared solely for internal use by us and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or accounting principles generally accepted in the U.S. (“GAAP”). The financial projections and related Sensitivity Analyses are forward-looking statements.

Our management believes the forecasts were prepared in good faith and on a reasonable basis based on the best information available to our management at the time of their preparation. The financial projections and the related Sensitivity Analyses, however, are not actual results and should not be relied upon as being indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. Ernst & Young LLP, our outside auditors, have not examined, compiled, or performed any procedures with respect to these financial projections or the related Sensitivity Analyses and do not express an opinion or any other form of assurance with respect thereto. The summary of these financial projections and the related Sensitivity Analyses are not being included in this proxy statement to influence a Smithfield shareholder’s decision whether to vote in favor of the proposal to approve the merger proposal, but because portions of the financial projections were provided to Parent in connection with Parent’s due diligence of Smithfield, and represent an assessment by our management of the future cash flows that were used in Barclays’ financial analysis and on which the Smithfield Board relied in making its recommendation to Smithfield’s shareholders.

Because these financial projections and related Sensitivity Analyses were developed for Smithfield on a standalone basis without giving effect to the merger, the financial projections and related Sensitivity Analyses do not give effect to the merger or any changes to our operations or strategy that may be implemented after the consummation of the merger, including any potential cost synergies realized as a result of the merger, or to any costs related to or that may arise in connection with the merger.

The inclusion of the financial projections and related Sensitivity Analyses in this proxy statement should not be regarded as an indication that Smithfield, Parent or Barclays or anyone who received the financial projections (or related Sensitivity Analyses) then considered, or now considers, the financial projections (and related Sensitivity Analyses, as applicable) to be material information of Smithfield or a reliable prediction of future events, and the financial projections and the related Sensitivity Analyses should not be relied upon as such. Smithfield views the financial projections and the related Sensitivity Analyses as non-material because of the inherent risks and uncertainties associated with such long-range financial forecasts.

The inclusion of the financial projections and the related Sensitivity Analyses in this proxy statement should not be regarded as an indication that we or any of our affiliates, advisors, representatives, or Parent or any other recipient of this information considered or consider the financial projections and the related Sensitivity Analyses to be predictive of actual future events or future operating results, and the financial projections and the related Sensitivity Analyses should not be relied upon as such. Neither we nor any of our affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these financial projections. While the financial projections and the related Sensitivity Analyses were prepared in good faith and Smithfield’s management believes the assumptions on which the financial forecasts were based were reasonable when made, no assurance can be made regarding events subsequent to the date the projections were made. In addition, a number of assumptions were made in preparing the projections and the related Sensitivity Analyses, including, but not limited to, assumptions of 2.5% average annual volume growth at operating profits averaging approximately $0.18 per pound with respect to our packaged meats business, stable production at approximately 29 million head annually at an operating profit of $8 to $9 per head with respect to our fresh pork business, consistent production of approximately 16 million head annually at an operating profit of $7 to $8 per head with respect to our domestic Hog Production business and continued growth in our International segment, primarily from the Campofrio restructuring and Smithfield’s Polish subsidiary Animex, with earnings before interest and taxes averaging approximately $175 million annually. Because the financial projections and the related Sensitivity Analyses cover multiple years, such information by its nature becomes less reliable with each successive year. While presented with numeric specificity, the assumptions upon which the financial projections and the related Sensitivity Analyses were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions, industry performance, regulatory and financial market conditions and future business decisions that are subject to change or may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict accurately and inherently subjective, and many of which are beyond our control. These estimates, assumptions and projections are subject to risks and uncertainties which could cause actual results to differ materially from the projections and the related Sensitivity Analyses. In addition to those risks and uncertainties discussed in this proxy statement, the estimates, assumptions and projections and the related Sensitivity Analyses were also subject to the risks described in our most recent annual report filed with the SEC on Form 10-K, and in this proxy statement under the heading “Cautionary Statement Concerning Forward-Looking Information.”

Accordingly, actual results likely will differ, and may differ materially, from those contained in the financial projections and the related Sensitivity Analyses and there can be no assurance that the financial projections will be realized or that actual results will not be significantly higher or lower than estimated.

None of Smithfield or any of its affiliates, advisors or representatives undertakes any obligation to update or otherwise revise or reconcile the financial projections and the related Sensitivity Analyses to reflect circumstances existing after the date such financial projections and the related Sensitivity Analyses were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections and the related Sensitivity Analyses are shown to be in error. We do not intend to make publicly available any update or other revision to the financial projections and the related Sensitivity Analyses, except as required by law. None of Smithfield or any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any shareholder or other person regarding the ultimate performance of Smithfield compared to the information contained in the financial projections and the related Sensitivity Analyses or that forecasted results will be achieved. Smithfield has made no representation to Parent, in the merger agreement or otherwise, concerning the financial projections or the related Sensitivity Analyses.

Smithfield shareholders are cautioned not to place undue reliance on the financial projections and the related Sensitivity Analyses included in this proxy statement.

Financial Projections
($ in millions, except per share data)
	Projected Fiscal Year (1)
	2013E	2014E	2015E	2016E	2017E
Sales	$13,221	$13,100	$13,425	$13,541	$13,683
EBITDA (2)(3)	759	1,125	1,224	1,265	1,285
% Margin	5.7%	8.6%	9.1%	9.3%	9.4%
EBIT (3)(4)	519	872	967	997	1,015
EPS (5)	1.80	3.39	4.26	4.59	4.89
Tax Rate	20.1%	34.0%	34.0%	34.0%	34.0%
Capital Expenditures	(278)	(350)	(350)	(350)	(350)
Net Working Capital	(313)	11	15	(26)	(27)
(1)	Smithfield’s fiscal year consists of 52 or 53 weeks and ends on the Sunday nearest April 30.
(2)	EBITDA represents earnings before interest, taxes, depreciation and amortization, which we calculate as net sales, minus cost of goods sold, minus total operating expenses, plus depreciation and amortization. In calculating EBITDA, stock-based compensation was treated as a cash expense.
(3)	EBITDA and EBIT are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Smithfield may not be comparable to similarly titled amounts used by other companies.
(4)	EBIT represents earnings before interest and taxes, which we calculate as net sales, minus cost of goods sold, minus total operating expenses. In calculating EBIT, stock-based compensation was treated as a cash expense.
(5)	Earnings per share projections assume $250,000,000 annual share repurchases.

Management Sensitivity 1 (EBITDA Margin discounted by (100) bps)
($ in millions, except per share data)
	Projected Fiscal Year (1)
	2013E	2014E	2015E	2016E	2017E
Sales	$13,221	$13,100	$13,425	$13,541	$13,683
EBITDA (2)(3)	759	994	1,090	1,129	1,148
% Margin	5.7%	7.6%	8.1%	8.3%	8.4%
EBIT (3)(4)	519	741	833	861	878
EPS (5)	1.80	2.77	3.63	3.96	4.25
Tax Rate	20.1%	34.0%	34.0%	34.0%	34.0%
Capital Expenditures	(278)	(350)	(350)	(350)	(350)
Net Working Capital	(313)	11	15	(26)	(27)
(1)	Smithfield’s fiscal year consists of 52 or 53 weeks and ends on the Sunday nearest April 30.
(2)	EBITDA represents earnings before interest, taxes, depreciation and amortization, which we calculate as net sales, minus cost of goods sold, minus total operating expenses, plus depreciation and amortization. In calculating EBITDA, stock-based compensation was treated as a cash expense.
(3)	EBITDA and EBIT are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Smithfield may not be comparable to similarly titled amounts used by other companies.
(4)	EBIT represents earnings before interest and taxes, which we calculate as net sales, minus cost of goods sold, minus total operating expenses. In calculating EBIT, stock-based compensation was treated as a cash expense.
(5)	Earnings per share projections assume $250,000,000 annual share repurchases.

Management Sensitivity 2 (EBITDA Margin discounted by (200) bps)
($ in millions, except per share data)
	Projected Fiscal Year (1)
	2013E	2014E	2015E	2016E	2017E
Sales	$13,221	$13,100	$13,425	$13,541	$13,683
EBITDA (2)(3)	759	863	955	994	1,012
% Margin	5.7%	6.6%	7.1%	7.3%	7.4%
EBIT (3)(4)	519	610	698	726	741
EPS (5)	1.80	2.15	2.99	3.32	3.62
Tax Rate	20.1%	34.0%	34.0%	34.0%	34.0%
Capital Expenditures	(278)	(350)	(350)	(350)	(350)
Net Working Capital	(313)	11	15	(26)	(27)
(1)	Smithfield’s fiscal year consists of 52 or 53 weeks and ends on the Sunday nearest April 30.
(2)	EBITDA represents earnings before interest, taxes, depreciation and amortization, which we calculate as net sales, minus cost of goods sold, minus total operating expenses, plus depreciation and amortization. In calculating EBITDA, stock-based compensation was treated as a cash expense.

(3)	EBITDA and EBIT are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Smithfield may not be comparable to similarly titled amounts used by other companies.
(4)	EBIT represents earnings before interest and taxes, which we calculate as net sales, minus cost of goods sold, minus total operating expenses. In calculating EBIT, stock-based compensation was treated as a cash expense.
(5)	Earnings per share projections assume $250,000,000 annual share repurchases.

Unlevered Free Cash Flows (1)(2)
($ in millions)
	Projected Fiscal Year (3)
	2014E	2015E	2016E	2017E	2018E
Management Projections	$489	$560	$550	$563	$573
Management Sensitivity 1 (EBITDA Margin discounted by (100) bps)	403	472	460	473	482
Management Sensitivity 2 (EBITDA Margin discounted by (200) bps)	316	383	371	383	390

(1)	Unlevered free cash flow is calculated as EBITDA, minus taxes, minus capital expenditures, minus the increase in working capital. EBITDA and unlevered free cash flow are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Smithfield may not be comparable to similarly titled amounts used by other companies.
(2)	Projections for fiscal year 2018 extrapolated by Barclays based on Smithfield management’s projections for fiscal years 2016 through 2017.
(3)	Smithfield’s fiscal year consists of 52 or 53 weeks and ends on the Sunday nearest April 30.

SMITHFIELD DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE NO LONGER APPROPRIATE.

Interests of Smithfield Directors and Executive Officers in the Merger

In considering the recommendation of the Smithfield Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as Smithfield shareholders, Smithfield’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Smithfield shareholders generally.

With regard to our directors serving on the Smithfield Board (other than Mr. Pope, whose interests are as an executive officer), areas where their interests may differ from those of other Smithfield shareholders relate to the impact of the transaction on the directors’ outstanding equity awards and the provision of indemnification and insurance arrangements pursuant to the merger agreement and Smithfield’s articles of incorporation and bylaws, which reflect the fact that such directors may be subject to claims arising from their service on the Smithfield Board. The non-employee directors will also receive their annual deferred unit retainer awards for fiscal 2014, in accordance with Smithfield’s non-employee director compensation policy. The value of the awards for each of the non-employee directors other than Mr. Luter, III, the Chairman of the Board, will be $105,000, and the value of each quarterly installment of the award for Mr. Luter, III is $125,000, in each case as of the grant date.

The differences in interests for our executive officers relate to the potential receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger:

•	cash payment of retention bonuses contingent on continued employment after the merger;

•	accelerated vesting of executive officer equity awards;

•	possible cash payments under the change in control executive severance plan;

•	payment of previously accrued benefits under a supplemental pension plan; and

•	the right to continued indemnification and insurance coverage pursuant to the merger agreement.

These interests are described in more detail below, and certain of them are quantified in the tables below.

The total amount of compensation that our executive officers may potentially receive in connection with the merger in their capacities as executive officers is $133,994,675, as follows:

Type of Compensation	Total Amount
Cash Retention Bonus(1)	$21,000,000
Accelerated Vesting of Equity Awards	$40,591,182
Cash Severance	$72,403,493

Total	$133,994,675

(1)	Does not include potential retention bonuses to Messrs. Sebring, Luter IV, Brown and Schellpeper, which will be determined at a later date from an aggregate pool of $23,952,075 in which approximately 50 executive officers and key employees of Smithfield are eligible to participate, as discussed below under “—Retention Bonus Program.”

Our directors will not receive any compensation in connection with the merger in their capacities as directors. These amounts for our executive officers and directors do not include any payments with respect to shares of Smithfield common stock owned by our executive officers and directors which they are entitled to receive on the same terms as all other Smithfield shareholders in connection with the merger, or with respect to equity awards or other benefits that have already been fully earned by our executive officers and directors and in which they are already fully vested without regard to the occurrence of the merger.

Retention Bonus Program

In connection with the merger negotiations, Parent had requested assurances that a retention program be established for certain of Smithfield’s officers and other key employees to aid in the retention of such officers and employees. See “—Background of the Merger” on page 28. In response to this request, on May 28, 2013, in connection with the approval of the merger agreement, the Smithfield Board and the Compensation Committee of the Smithfield Board approved a retention bonus program (the “Retention Bonus Program”) for certain of Smithfield’s officers, including Smithfield’s executive officers, and other key employees.

As explained below under “—Executive Severance Plan” beginning on page 56, the Smithfield Foods, Inc. Change in Control Executive Severance Plan (the “Executive Severance Plan”) was amended only as it would apply to the merger and only as it would apply to our Chief Executive Officer (the “CEO”) and the five officers who report directly to the CEO (collectively, the “Senior Executives”). The amendments to the Executive Severance Plan, the effects of which are to reduce the circumstances under which the CEO and Senior Executives can collect severance payments and benefits following completion of the merger under the Executive Severance Plan, were required by Parent as a condition to entering into the merger agreement. The Retention Bonus Program was similarly established by Smithfield as a result of Parent’s requirement that Smithfield ensure, and the amounts of the bonuses payable to the CEO and Senior Executives under the Retention Bonus Program reflect Parent’s direction that the amounts of such bonuses be significant enough to ensure, the retention of the CEO, the Senior Executives and other executive officers through and beyond the effective time. In recognition of this amendment to the Executive Severance Plan, the Retention Bonus Program has different payment terms for the CEO and the Senior Executives. Only four of the Senior Executives, Messrs. Manly, Richter, Thamodaran and Treacy, are executive officers of Smithfield. The fifth, Mr. Nowakowski, is a Senior Executive for purposes of the Retention Bonus Program but is not an executive officer of Smithfield. The aggregate amount of the retention bonuses that may be payable to the CEO and Senior Executives, including Mr. Nowakowski, is $23,900,000.

The retention bonuses will be paid in installments following the closing of the merger so long as the executive officers remain employed with Smithfield or any affiliate through the relevant payment dates (subject to certain exceptions), as detailed below.

For our CEO and Senior Executives, the retention payments will be paid in four installments. One-quarter of the retention bonus will be paid six months following the closing of the merger and an additional one-quarter will be paid on each of the 1st, 2nd, and 3rd anniversaries of the closing of the merger, each payment of which is contingent upon continued employment with the surviving corporation. The amounts of the retention bonuses were set for our CEO and Senior Executives when the Retention Bonus Program was adopted and are shown for the CEO and Senior Executives who are executive officers of Smithfield below:

Retention Bonuses for CEO and Senior Executives

Executive Officer	Retention Bonus Payment
C. Larry Pope	$8,300,000
Robert W. Manly, IV	$3,800,000
George H. Richter	$4,500,000
Dhamu Thamodaran	$2,400,000
Dennis H. Treacy	$2,000,000

Total	$21,000,000

A total of approximately 50 other executive officers, including Messrs. Sebring, Luter IV, Brown and Schellpeper, and key employees of Smithfield may be entitled to receive retention bonuses in connection with the merger. The aggregate amount that will be made available for the retention bonuses to these other officers and employees will be $23,952,075. The individual amounts of the retention bonuses for these individuals will be determined at a later date. For such executive officers and key employees of Smithfield and its subsidiaries, including Messrs. Sebring, Luter IV, Brown and Schellpeper, any retention bonus will be paid in three installments. One-third will be paid on each of the 1st, 2nd and 3rd anniversaries of the closing of the merger, each payment of which is contingent on continued employment with the surviving corporation.

A participant in the Retention Bonus Program must be employed by Smithfield or any affiliate on a payment date in order to receive the corresponding retention bonus installment, unless the participant’s employment is terminated (i) by Smithfield without “cause” (as defined in the Executive Severance Plan), (ii) by the participant for “good reason” after the closing of the merger (“good reason” is as defined in the Executive Severance Plan, as amended as described below to the extent the participant is our CEO or a Senior Executive), or (iii) due to the participant’s death or “disability” (as defined in the Executive Severance Plan). If the participant’s employment is terminated under one of the foregoing circumstances before the merger, full payment of the retention bonus will be made at the closing of the merger. If the participant’s employment is terminated under one of the foregoing circumstances after the closing of the merger but prior to any remaining payment date(s), full payment of the remaining bonus will be made at the time of the termination of employment.

Retention bonuses are subject to reduction to avoid any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), but only if such reduction results in a higher after-tax payment to the participant.

Executive Severance Plan

Smithfield previously established the Executive Severance Plan. On May 28, 2013, the Executive Severance Plan was amended only as it would apply to the merger and only as it would apply to our CEO and Senior Executives. Under the existing terms of the Executive Severance Plan, a participant is entitled to certain payments and other benefits, as detailed below, in the event the participant’s employment is terminated by

Smithfield other than for cause, death or disability or the participant resigns for good reason, in either case during the period of a “potential change in control” or within two years following a “change in control,” as such terms are defined in the Executive Severance Plan. The amendment modifies the definition of “good reason” by eliminating the Senior Executives’ right to resign with good reason because they will no longer report to a public company CEO and our CEO’s right to resign with good reason because he ceases to be the CEO of a public company. The definition of “good reason” was further amended to provide that, with respect to our CEO and Senior Executives, the fact that they will no longer hold duties that are specific to their positions at a public company will not constitute good reason.

All current executive officers and certain additional key members of management participate in the Executive Severance Plan. In the event that a participant’s employment is terminated by Smithfield other than for cause, death or disability or the participant resigns for good reason, in either case during the period of a “potential change in control” or within two years following a “change in control,” the Executive Severance Plan provides the following benefits:

•	a lump sum cash payment equal to two times the participant’s annual base salary;

•

a lump sum cash payment equal to two times the greater of (i) the participant’s trailing three-year average annual cash incentive award (including discretionary performance bonuses) or (ii) 300% (or 100% for non-executives) of the participant’s annual base salary;

•

a lump sum cash payment equal to a prorated portion of the participant’s annual cash incentive award for the year of termination based on the greater of (i) the participant’s trailing three-year average annual cash incentive award (including discretionary performance bonuses) or (ii) 300% (or 100% for non-executives) of the participant’s annual base salary;

•

full vesting of all of the participant’s stock options, restricted stock units, PSUs and other equity-based awards without regard to the attainment of any performance target (unless the award agreement expressly provides otherwise), with payment of any such vested restricted stock units and PSUs being made on the payment dates set forth in the applicable award agreements; and

•	continuation for 18 months of the participant’s Smithfield-paid benefits under group health, dental and life insurance plans.

Severance benefits are subject to reduction to avoid any excise taxes imposed by Section 4999 of the Code, but only if such reduction results in a higher after-tax payment to the participant.

All participants who become entitled to receive Executive Severance Plan benefits are required to sign, as a condition to their receipt of such benefits, a release of claims and an agreement providing for, among other things, a one-year non-compete obligation and a two-year obligation not to solicit employees or customers of Smithfield.

In the Executive Severance Plan, as amended, the term “good reason” means:

•	a material diminution in the duties or responsibilities of the participant or of the person to whom the participant reports;

•	a material reduction in the participant’s annual base salary or annual target bonus opportunity; or

•	a change in the location of the participant’s principal place of employment of more than 50 miles.

None of the executive officers are currently entitled to benefits under the Executive Severance Plan. The cash amounts that would be payable to our executive officers if the executive officer became entitled to benefits under the Executive Severance Plan in connection with the merger, including both the lump-sum payment and pro-rata bonus, are shown below:

Potential Cash Severance Payments to Executive Officers

Executive Officer	Potential Cash Severance Payments
C. Larry Pope	$19,664,798
Robert W. Manly, IV	$8,871,554
George H. Richter	$10,567,351
Joseph B. Sebring	$6,555,642
Joseph W. Luter, IV	$5,325,772
Michael E. Brown	$6,474,521
Timothy O. Schellpeper	$4,769,608
Dhamu Thamodaran	$5,549,589
Dennis H. Treacy	$4,624,658

Total	$72,403,493

See “—Quantification of Payments and Benefits—Potential Merger-Related Payments to Named Executive Officers Table,” beginning on page 62, and “—Quantification of Payments and Benefits—Potential Merger-Related Payments to Other Executive Officers Table,” beginning on page 64, for, for additional information regarding the payments above.

Supplemental Pension Plan

Smithfield maintains a nonqualified supplemental pension plan (the “Supplemental Pension Plan”). For the executive officers described herein, the Supplemental Pension Plan provides a retirement benefit which is the benefit calculated under the Smithfield Foods Salaried Pension Plan, but without application of compensation and benefit limits under federal tax laws, reduced by the benefit payable from the relevant tax-qualified pension plan covering the participant and subject to additional limits described below.

There is no enhancement to the benefits provided under the Supplemental Pension Plan due to the merger. However, all executive officers and other participants in the Supplemental Pension Plan will be paid out the actuarial present value of their benefits under the Supplemental Pension Plan, commencing at the merger, rather than at a later date. The benefits will be paid in the form that was previously elected by the participant.

Retirement benefits under the Supplemental Pension Plan generally are a function of a participant’s average compensation during the five consecutive calendar years during the last ten years of employment in which his or her compensation was the highest (“Final Average Earnings”) and aggregate years of service with Smithfield. The retirement benefit under the Salaried Pension Plan is a lifetime benefit payable at age 65 equal to the sum of (i) 0.8% of Final Average Earnings and (ii) 0.9% of Final Average Earnings in excess of Covered Compensation (as defined in the Supplemental Pension Plan), with that sum multiplied by qualified years of service with Smithfield.

Total compensation generally includes salary, bonus, non-equity incentive plan payments, stock awards when vested, and taxable perquisites from Smithfield. The Supplemental Pension Plan limits yearly earnings for purposes of calculating accruals to $5,000,000. Certain payments received due to the merger will be counted as compensation under the Supplemental Pension Plan consisting of the retention bonus (if and when paid) and payments for PSUs, except payments for PSUs that were deferred by the participant under the Executive Stock Purchase Plan which were treated as compensation in the year of the deferral. Payments received with respect to the cash out of Smithfield stock options and severance payments will not be counted as compensation for the Supplemental Pension Plan.

Participants make individual elections as to the form of payments and those previously elected forms of benefit will be paid, commencing at the merger. The normal form of benefit for the Supplemental Pension Plan is a single life annuity with monthly payments paid over the life of the participant. The Supplemental Pension Plan also includes other payment options.

Treatment of Executive Officer and Director Common Stock

As is the case for any shareholder, Smithfield’s directors and executive officers will receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of Smithfield common stock that they own at the effective time. For information regarding beneficial ownership of Smithfield common stock by each of Smithfield’s current directors and certain executive officers and all directors and executive officers as a group, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 92.

Treatment of Executive Officer and Director Equity Awards

As described under “The Merger Agreement—Treatment of Smithfield Equity Awards” beginning on page 27, the merger agreement provides that each option to purchase shares of Smithfield common stock, each PSU, each deferred unit and each right to receive shares of Smithfield common stock will be treated as set forth below.

Treatment of Stock Options

At the effective time, each option to purchase shares of Smithfield common stock, whether vested or unvested, that is outstanding and unexercised as of the effective time will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option and (ii) the excess, if any, of $34.00 over the exercise price of the option. Payments with respect to options to purchase shares of Smithfield common stock canceled under the merger agreement will be made as soon as reasonably practicable following the effective time. Our directors do not have rights to any stock options. Each of our executive officers currently holds unvested stock options and will receive the payments indicated in the “Payments for Unvested Equity Awards Table” on page 60 below with respect to their unvested options upon the effective time.

Treatment of PSUs

Each PSU, whether vested or unvested, that is outstanding immediately prior to the effective time, will be canceled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such PSU award and (ii) $34.00. For purposes of unvested PSU awards outstanding as of the date of the merger agreement, any performance-based vesting condition will be treated as having been attained at the “maximum” level, and awards that are subject to such performance-based vesting condition will be deemed to vest fully. For purposes of unvested PSU awards granted between the date of the merger agreement and the effective time, any performance-based vesting condition will be treated as having been attained at the “target” level, and awards that are subject to such performance-based vesting condition will be deemed to vest fully. None of our directors hold PSUs. Each of our executive officers currently holds unvested PSUs and will receive the payments indicated in the “Payments for Unvested Equity Awards Table” on page 60 below with respect to their unvested PSUs upon the effective time.

Treatment of Rights to Receive Common Stock under the Executive Stock Purchase Plan

Smithfield’s Executive Stock Purchase Plan (the “ESPP”) allows executive officers and other executives to defer up to twenty-five percent (25%) of their annual cash incentives into rights to receive Smithfield common stock in the future (“Elective ESPP Stock Units”). Smithfield provides a match of an equal number of stock units (“Match ESPP Stock Units”). The Elective ESPP Stock Units are always vested and the Match ESPP Stock Units are vested after three (3) years subject to continued employment. For the Elective ESPP Stock Units, the executive may make an election to receive an accelerated payout upon a change in control, including the merger. The vesting of the Match ESPP Stock Units is not automatically accelerated in the event of a change of control and is not being accelerated pursuant to the merger agreement. However, executive officers who participate in the Executive Severance Plan would receive accelerated vesting of their Match ESPP Stock Units if they experience a qualifying termination of employment under the Executive Severance Plan in connection with the merger. None of our directors participate in the ESPP. Each of our executive officers other than Mr. Pope currently has unvested Match ESPP Stock Units and will receive the payments indicated in the “Payments for Unvested Equity Awards Table” on page 60 below with respect to their unvested Match ESPP Stock Units in the event of a qualifying termination of employment in connection with the merger.

Payments for Unvested Equity Awards Table

The following table sets forth the amounts payable with respect to the unvested Smithfield stock options, PSUs and Match ESPP Stock Units to each of the executive officers as described above:

Payments for Unvested Equity Awards Table

Executive Officer	Aggregate Number of Unvested Stock Options (#)	Aggregate Amount Payable for Unvested Stock Options ($)	Aggregate Number of Unvested PSUs (#)	Aggregate Amount Payable for Unvested PSUs ($)	Aggregate Number of Unvested Match ESPP Stock Units (#)	Aggregate Amount Payable for Unvested Match ESPP Stock Units ($)	Total Amount Payable for Unvested Equity Awards ($)
C. Larry Pope	33,333	401,996	530,000	18,020,000	0	0	18,421,996
Robert W. Manly, IV	16,666	200,992	265,000	9,010,000	25,178	856,052	10,067,044
George H. Richter	13,333	160,796	25,000	850,000	37,455	1,273,470	2,284,266
Joseph B. Sebring	8,333	100,496	12,000	408,000	30,748	1,045,432	1,553,928
Joseph W. Luter, IV	8,333	100,496	12,000	408,000	34,550	1,174,700	1,683,196
Michael E. Brown	8,333	100,496	12,000	408,000	18,727	636,718	1,145,214
Timothy O. Schellpeper	8,333	100,496	12,000	408,000	16,711	568,174	1,076,670
Dhamu Thamodaran	6,666	80,392	40,000	1,360,000	33,163	1,127,542	2,567,934
Dennis H. Treacy	5,000	60,300	40,000	1,360,000	10,901	370,634	1,790,934

Total	108,330	1,306,460	948,000	32,232,000	207,433	7,052,722	40,591,182

See “—Quantification of Payments and Benefits—Potential Merger-Related Payments to Named Executive Officers Table,” beginning on page 62, and “—Quantification of Payments and Benefits—Potential Merger-Related Payments to Other Executive Officers Table,” beginning on page 64, for additional information regarding the payments to our executive officers with respect to their unvested stock options, PSUs and Match ESPP Stock Units.

Treatment of Director Deferred Units

Each deferred unit, including each right to receive a share of Smithfield common stock under a director’s account in Smithfield’s 2005 Non-Employee Directors Stock Incentive Plan, all of which are currently vested, that is outstanding immediately prior to the effective time, will be canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such deferred unit, and (ii) $34.00. As of August 5, 2013, Smithfield’s non-employee directors held deferred units in the following amounts: Hon. Carol T. Crawford (42,116), Richard T. Crowder (8,775), Margaret G. Lewis (10,409), Joseph W. Luter, III (79,731), Wendell H. Murphy, Sr. (50,113), David C. Nelson (37,479), Frank Spencer Royal, M.D. (21,986), John T. Schwieters (27,022), and Hon. Paul S. Trible, Jr. (17,733). The cash amounts received in respect of the Deferred Units will be paid out pursuant to each director’s previously made distribution election.

Indemnification and Insurance

For six years following the effective time, Parent shall cause Smithfield, as the surviving corporation, to indemnify our and our subsidiaries’ present and former directors and executive officers. In addition, for a period of six years following the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in our organizational documents as of the date of the merger agreement. The merger agreement also provides that, at or prior to the effective time, we will purchase a directors’ and officers’ liability “tail” insurance policy on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by us, in an amount not to exceed 300% of the annual premiums of the current policies maintained by us.

No Employment Agreements with Executive Officers

As of the date of this proxy statement, other than the arrangements previously discussed in the section entitled “—Interests of Smithfield’s Directors and Executive Officers in the Merger,” none of our executive officers has entered into any agreement, arrangement or understanding with Smithfield or its subsidiaries or with Parent or their respective affiliates specifically regarding employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the completion of the merger, and no member of the Smithfield Board has entered into any agreement, arrangement or understanding with Parent or its affiliates regarding the right to participate in the equity of Parent following the completion of the merger.

Under the merger agreement, Parent has agreed to maintain for one year after the effective time for all employees of Smithfield and its subsidiaries who remain in the active employment of the surviving corporation and its subsidiaries, including the executive officers (the “continuing employees”), (other than employees of Smithfield and its subsidiaries whose terms and conditions of employment are governed by a collective bargaining agreement, the terms and conditions of which will be respected by Parent and the surviving corporation) (i) annual rates of base salary, annual cash target bonus opportunities and annual equity-based (or cash-equivalent thereof) award opportunities, that are in each case no less favorable than those provided to such continuing employees immediately prior to the effective time under the applicable Smithfield benefit plans; (ii) severance benefits that are no less favorable than those maintained immediately prior to the effective time and (iii) employee welfare and retirement benefits that, in the aggregate, are substantially comparable to the employee welfare and retirement benefits immediately prior to the closing of the merger.

Quantification of Payments and Benefits

The following tables and related footnotes present information about the amounts of the payments and benefits that each executive officer of Smithfield would receive in connection with the merger, after giving effect to the merger as if it had occurred on August 19, 2013, the latest practicable date prior to the filing of this proxy statement, and assuming all other conditions to the payments of such amounts were satisfied. Certain payments, such as the payment of cash in respect of unvested stock options and PSUs subject to accelerated vesting, are payable upon the effective time, while other payments, such as the retention bonus, cash severance payments, and the payment of cash in respect of the Match ESPP Stock Units subject to accelerated vesting, are only payable upon the executive officer’s qualifying termination of employment in connection with the merger. The retention bonuses are also payable if the executive officer remains employed with the surviving corporation for a specified period following the merger, as described below. This information is presented separately for the named executive officers and the other executive officers, in accordance with SEC rules.

Retention Bonus and Other Potential Merger-Related Payments to Named Executive Officers

Messrs. Pope, Manly, Richter, Sebring and Luter, IV, the named executive officers of Smithfield, are entitled to receive certain “single trigger” compensation from Smithfield as a result of the merger, consisting of accelerated vesting of stock options and PSUs. The named executive officers may also be entitled to additional “double-trigger” compensation due to termination of employment under certain circumstances in connection with the merger, consisting of a retention bonus (also payable if the executive officer remains employed with the surviving corporation for a certain period following the merger, as described below), cash severance, continuation of benefits, and accelerated vesting of Match ESPP Stock Units. These two types of compensation are referred to as “potential merger-related payments.” The potential merger-related payments payable by Smithfield to Messrs. Pope, Manly, Richter, Sebring and Luter, IV are subject to a non-binding, advisory vote of the Smithfield shareholders, as described under “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements Proposal (Proposal 2)” on page 89.

The following table sets forth the potential merger-related payments payable to Smithfield’s named executive officers in connection with the merger. This table does not include the value of benefits which the named executive officers already have a vested right to receive without regard to the occurrence of the merger:

Potential Merger-Related Payments to Named Executive Officers Table

Executive	Cash (1)	Equity (2)	Pension/NQDC (3)	Perquisites/ Benefits (4)	Tax Reimbursements (5)	Other	Total
C. Larry Pope	$27,964,798	$18,421,996	$—	$21,600	$—	$—	$46,408,394
Robert W. Manly, IV	$12,671,554	$10,067,044	$—	$21,600	$—	$—	$22,760,198
George H. Richter	$15,067,351	$2,284,266	$—	$21,600	$—	$—	$17,373,217
Joseph B. Sebring	$6,555,642	$1,553,928	$—	$21,600	$—	$—	$8,131,170
Joseph W. Luter, IV	$5,325,772	$1,683,196	$—	$21,600	$—	$—	$7,030,568

(1)	Consists of:

a.	for Messrs. Pope, Manly and Richter, “double trigger” payments under the Retention Bonus Program in the amount of $8,300,000 for Mr. Pope, $3,800,000 for Mr. Manly, and $4,500,000 for Mr. Richter, which will be paid in four equal installments on the dates which are six months after the closing of the merger and the first, second, and third anniversaries of the closing of the merger, so long as the officer remains employed with Smithfield through the relevant payment dates, provided that if the officer’s employment is terminated by Smithfield without cause, by the officer for good reason after the closing of the merger, or due to the officer’s death or disability, as each of these terms is defined in the Executive Severance Plan, any remaining installments will be paid in a lump sum on the date of termination, or, if the termination occurs prior to the merger, on the merger date (see “Interests of Smithfield’s Directors and Executive Officers in the Merger—Retention Bonus Program,” beginning on page 55);
b.	a “double trigger” cash severance payment in the amount of $16,654,992 for Mr. Pope, $7,601,173 for Mr. Manly, $9,021,957 for Mr. Richter, $5,637,395 for Mr. Sebring and $4,451,251 for Mr. Luter, IV, which will be paid in a lump sum if the officer’s employment is terminated (other than for cause, death or disability), or he resigns for good reason, during the “potential change in control” period preceding the merger or within two years following the date of the merger, as such terms are defined in the Executive Severance Plan (see “Interests of Smithfield’s Directors and Executive Officers in the Merger—Executive Severance Plan,” beginning on page 56); and
c.	a “double trigger” pro-rata annual cash bonus for Smithfield’s 2014 fiscal year (calculated as though the merger closes and the executive’s employment terminates on September 30, 2013) in the amount of $3,009,806 for Mr. Pope, $1,270,381 for Mr. Manly, $1,545,394 for Mr. Richter, $918,247 for Mr. Sebring, and $874,521 for Mr. Luter, IV, which will be paid in a lump sum if the officer’s employment is terminated (other than for cause, death or disability), or he resigns for good reason, during the “potential change in control” period preceding the merger or within two years following the date of the merger, as such terms are defined in the Executive Severance Plan (see “Interests of Smithfield’s Directors and Executive Officers in the Merger—Executive Severance Plan,” beginning on page 56).

The amounts of the cash severance payments described in (b) above for Messrs. Sebring and Luter, IV have been determined under a provision of the Executive Severance Plan that reduces the amount of the severance payments if the reduction would increase the net compensation payments received in connection with the merger, after taking into account the application of the excess parachute payment excise tax provisions of Section 4999 of the Code on such payments. Without this reduction, the cash severance payment would have been $5,880,000 for Mr. Sebring and $5,600,000 for Mr. Luter, IV. As discussed above in “Interests of Smithfield’s Directors and Executive Officers in the Merger—Retention Bonus Program,” beginning on page 55, Messrs. Sebring and Luter, IV are also entitled to a cash retention bonus in connection with the merger, to be paid in three equal annual installments on the first, second and third anniversaries of the merger date. The amounts of the retention bonuses for these two officers have not been decided and will be established no later than 30 days after the merger from a total pool of $23,952,075 in which approximately 50 other employees will be eligible to participate.

(2)	Consists of:

a.	with respect to Mr. Pope, (i) unvested options to acquire 33,333 shares of Smithfield common stock valued at closing with an exercise price of $21.94 and an intrinsic value of $401,996 (based on the merger consideration price of $34.00 per share), as to which vesting will accelerate at closing (single trigger) and (ii) 530,000 unvested PSUs valued at closing at $18,020,000, as to which vesting will accelerate at closing (single trigger);
b.	with respect to Mr. Manly, (i) unvested options to acquire 16,666 shares of Smithfield common stock with an exercise price of $21.94 and an intrinsic value at closing of $200,992, as to which vesting will accelerate at closing (single trigger), (ii) 265,000 unvested PSUs valued at closing at $9,010,000, as to which vesting will accelerate at closing (single trigger), and (iii) 25,178 unvested Match ESPP Stock Units valued at closing at $856,052, as to which vesting would accelerate upon Mr. Manly’s qualifying termination of employment on the merger date under the Executive Severance Plan (double trigger);
c.	with respect to Mr. Richter, (i) unvested options to acquire 13,333 shares of Smithfield common stock with an exercise price of $21.94 and an intrinsic value at closing of $160,796, as to which vesting will accelerate at closing (single trigger), (ii) 25,000 unvested PSUs valued at closing at $850,000, as to which vesting will accelerate at closing (single trigger), and (iii) 37,455 unvested Match ESPP Stock Units valued at closing at $1,273,470, as to which vesting would accelerate upon Mr. Richter’s qualifying termination of employment on the merger date under the Executive Severance Plan (double trigger);
d.	with respect to Mr. Sebring, (i) unvested options to acquire 8,333 shares of Smithfield common stock with an exercise price of $21.94 and an intrinsic value at closing of $100,496, as to which vesting will accelerate at closing (single trigger); (ii) 12,000 unvested PSUs valued at closing at $408,000, as to which vesting will accelerate at closing (single trigger); and (iii) 30,748 unvested Match ESPP Stock Units valued at closing at $1,045,432, as to which vesting would accelerate upon Mr. Sebring’s qualifying termination of employment on the merger date under the Executive Severance Plan (double trigger); and
e.	with respect to Mr. Luter, IV, (i) unvested options to acquire 8,333 shares of Smithfield common stock with an exercise price of $21.94 and an intrinsic value at closing of $100,496, as to which vesting will accelerate at closing (single trigger); (ii) 12,000 unvested PSUs valued at closing at $408,000, as to which vesting will accelerate at closing (single trigger); and (iii) 34,550 unvested Match ESPP Stock Units valued at closing at $1,174,700, as to which vesting would accelerate upon Mr. Luter, IV’s qualifying termination of employment on the merger date under the Executive Severance Plan (double trigger).

See “Interests of Smithfield’s Directors and Executive Officers in the Merger—Treatment of Executive Officer and Director Equity Awards—Treatment of Stock Options,” “—Treatment of PSUs” and “—Treatment of Rights to Receive Common Stock under the Executive Stock Purchase Plan” beginning on page 59.

(3)	As described above under the heading “Interests of Smithfield’s Directors and Executive Officers in the Merger—Supplemental Pension Plan” beginning on page 58, the named executive officers and all other active participants in the Supplemental Pension Plan will begin receiving payments of the previously accrued actuarial present value of their benefits in the Supplemental Pension Plan following the merger. Because there is no enhancement or other increase in the previously accrued benefits due to the merger, there are no potential merger-related payments associated with the Supplemental Pension Plan.
(4)	Consists of the estimated value of the following “double trigger” benefits: continuation for 18 months of the officer’s Smithfield-paid benefits under Smithfield’s group health, dental and life insurance plans, which benefits are payable if the officer’s employment is terminated (other than for cause, death or disability), or he resigns for good reason, during the “potential change in control” period preceding the merger or within two years following the date of the merger, as such terms are defined in the Executive Severance Plan. See “Interests of Smithfield’s Directors and Executive Officers in the Merger—Executive Severance Plan,” beginning on page 56.
(5)	None of the executive officers, including the named executive officers, are entitled to any tax reimbursements with respect to the potential merger-related payments. Under the terms of the Retention Bonus Program and the Executive Severance Plan, payments will be reduced if the reduction would increase the net compensation payments received in connection with the merger, after taking into account the application of the excess parachute payment excise tax provisions of Section 4999 of the Code. The cash payments in this table reflect reductions due to application of these provisions as explained in footnote 1 to this table.

Potential Merger-Related Payments to Other Executive Officers

The table below and the related footnotes present information about the elements of compensation payable to Smithfield’s executive officers (other than its named executive officers) that arise from or are otherwise related to the merger. As is described below, certain elements of the compensation shown in the table will only be payable if the executive remains employed with Smithfield or one of its affiliates for up to several years after the effective time and other elements may only become payable if the executive is involuntarily terminated from employment without cause or terminates for good reason under specified circumstances. Although SEC rules do not require presentation of this information in this format, it has been included to permit a uniform presentation of the quantification of the maximum potential merger-related payments that could be received by all of Smithfield’s executive officers.

Potential Merger-Related Payments to Other Executive Officers Table

Name and Event	Retention bonus ($) (1)	Cash severance payment ($) (3)	Continuation of health insurance coverage ($) (4)	Accelerated vesting of stock options ($) (5)	Accelerated vesting of PSUs and Match ESPP Stock Units ($) (6)	Total benefits ($)
Michael E. Brown
Merger (7)	(2)	0	0	100,496	408,000	508,496
Qualifying termination in connection with merger	(2)	6,474,521	21,600	100,496	1,044,718	7,641,335
Timothy O. Schellpeper
Merger (7)	(2)	0	0	100,496	408,000	508,496
Qualifying termination in connection with merger	(2)	4,769,608	21,600	100,496	976,174	5,867,878
Dhamu Thamodaran
Merger (7)	2,400,000	0	0	80,392	1,360,000	3,840,392
Qualifying termination in connection with merger	2,400,000	5,549,589	21,600	80,392	2,487,542	10,539,123
Dennis H. Treacy
Merger (7)	2,000,000	0	0	60,300	1,360,000	3,420,300
Qualifying termination in connection with merger	2,000,000	4,624,658	21,600	60,300	1,730,634	8,437,192

(1)	See “Interests of Smithfield’s Directors and Executive Officers in the Merger—Retention Bonus Program,” beginning on page 55.
(2)	Messrs. Brown and Schellpeper are entitled to a cash retention bonus in connection with the merger, to be paid in three equal installments on the first, second and third anniversaries of the closing of the merger. The amounts of the retention bonuses for these two officers have not been decided and will be established no later than 30 days after the merger from a total pool of $23,952,075 in which approximately 50 other employees will be eligible to participate.
(3)	Consists of the following payments under the Executive Severance Plan: (i) a lump sum severance payment in the amount of $5,600,000 for Mr. Brown, $3,895,087 for Mr. Schellpeper, $4,800,000 for Mr. Thamodaran and $4,000,000 for Mr. Treacy, and (ii) a pro-rata annual cash bonus payment for Smithfield’s 2013 fiscal year in the amount of $874,521 for Mr. Brown, $874,521 for Mr. Schellpeper, $749,589 for Mr. Thamodaran and $624,658 for Mr. Treacy. The pro-rata bonus has been calculated as though the merger took place and the executive’s employment terminated on September 30, 2013. See “Interests of Smithfield’s Directors and Executive Officers in the Merger—Executive Severance Plan,” beginning on page 56). The amount of the cash severance payment described in (i) above for Mr. Schellpeper has been determined under a provision of the Executive Severance Plan that reduces the amount of the severance payments if the reduction would increase the net compensation payments received in connection with the merger, after taking into account the application of the excess parachute payment excise tax provisions of Section 4999 of the Code on such payments. Without this reduction, the cash severance payment would have been $5,600,000 for Mr. Schellpeper.

(4)	Represents continuation for 18 months of the officer’s Smithfield-paid benefits under Smithfield’s group health, dental and life insurance plans, as provided under the Executive Severance Plan.
(5)	Consists of (i) with respect to Messrs. Brown and Schellpeper, unvested options to acquire 8,333 shares of Smithfield common stock valued at closing with an exercise price of $21.94, as to which vesting would accelerate at closing; (ii) with respect to Mr. Thamodaran, unvested options to acquire 6,666 shares of Smithfield common stock with an exercise price of $21.94, as to which vesting will accelerate at closing, and (iii) with respect to Mr. Treacy, unvested options to acquire 5,000 shares of Smithfield common stock with an exercise price of $21.94, as to which vesting will accelerate at closing. See “Interests of Smithfield’s Directors and Executive Officers in the Merger—Treatment of Executive Officer and Director Equity Awards—Treatment of Stock Options” beginning on page 59.
(6)	Consists of (i) with respect to Mr. Brown, 12,000 unvested PSUs valued at closing at $408,000 as to which vesting will accelerate at closing, and 18,727 unvested Match ESPP Stock Units valued at closing at $636,718, as to which vesting would accelerate upon Mr. Brown’s qualifying termination of employment in connection with the merger under the Executive Severance Plan; (ii) with respect to Mr. Schellpeper, 12,000 unvested PSUs valued at closing at $408,000, as to which vesting will accelerate at closing, and 16,711 unvested Match ESPP Stock Units valued at closing at $568,174, as to which vesting will accelerate upon Mr. Schellpeper’s qualifying termination of employment in connection with the merger under the Executive Severance Plan; (iii) with respect to Mr. Thamodaran, 40,000 unvested PSUs valued at closing at $1,360,000, as to which vesting will accelerate at closing, and 33,163 unvested Match ESPP Stock Units valued at closing at $1,127,542, as to which vesting will accelerate upon Mr. Thamodaran’s qualifying termination of employment in connection with the merger under the Executive Severance Plan; and (iv) with respect to Mr. Treacy, 40,000 unvested PSUs valued at $1,360,000, as to which vesting will accelerate at closing, and 10,901 unvested Match ESPP Stock Units valued at closing at $370,634, as to which vesting will accelerate upon Mr. Treacy’s qualifying termination of employment in connection with the merger under the Executive Severance Plan. See “Interests of Smithfield’s Directors and Executive Officers in the Merger—Treatment of Executive Officer and Director Equity Awards—Treatment of PSUs” and “Treatment of Rights to Receive Common Stock under the Executive Stock Purchase Plan,” beginning on page 59.
(7)	Retention bonuses listed in this line are payable only if the executive remains employed for the applicable retention period. Although listed in both lines, retention bonuses and payments with respect to stock options and PSUs will be paid only once.

Financing of the Merger

Parent and Merger Sub have obtained binding financing commitments from Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Bank of China Limited New York Branch (“Bank of China”) for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash of Parent, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses to refinance certain existing indebtedness of Smithfield, and to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement. The consummation of the merger is not subject to any financing conditions (although funding of the financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).

Morgan Stanley Debt Financing

On May 28, 2013, Merger Sub received a binding commitment letter (the “Morgan Stanley Commitment Letter”) from Morgan Stanley pursuant to which, and subject to the conditions set forth therein, Morgan Stanley committed to provide (i) $750,000,000 for a senior secured asset-based revolving credit facility (the “Revolving Facility”), which amount shall initially serve as a “backstop” to efforts to amend each of Smithfield’s existing asset-based revolving credit agreement, dated as of June 9, 2011 (as amended from time to time) among Smithfield, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as administrative agent, the subsidiary guarantors party thereto and the lenders from time to time party thereto (the “Existing ABL Facility”) and Smithfield’s securitization facility and receivables sale agreement, dated as of June 9, 2011 (as amended from time to time) among Smithfield, certain subsidiaries of Smithfield, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A, as administrative agent and the other financial institutions party thereto (the “Existing Securitization Facility”), (ii) $1.65 billion in the aggregate for a senior secured term loan facility (the “Term Loan Facility”) and (iii) up to an aggregate principal amount of $1.5 billion for senior unsecured bridge loans (the “Bridge Facility”). Following consummation of the merger, the surviving corporation will make a “change of control” offer to purchase Smithfield’s existing outstanding 7.75% Senior Notes due 2017 (the “2017 Notes”) and 6.625% Senior Notes due 2022 (the “2022 Notes”) as required by the indenture governing such notes. After the closing, the surviving corporation intends to issue senior unsecured notes (the “Notes”) in an offering conducted under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), or another private placement transaction, the proceeds of which will be used to repay any 2017 Notes or 2022 Notes tendered to the surviving corporation pursuant to the “change of control” offer. The Bridge Facility will only be utilized to the extent the surviving corporation is unable to issue the Notes. We refer to the financing described above collectively as the “Morgan Stanley Debt Financing.” The “Borrower” refers to Merger Sub or Smithfield, and, after the consummation of the merger, the surviving corporation.

The Morgan Stanley Debt Financing is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:

•	the execution and delivery by the Borrower and guarantors of definitive documentation, consistent with the Morgan Stanley Commitment Letter;

•	the contribution by Parent of cash common equity contributions to Merger Sub in an amount that is at least 40% of the pro forma funded capitalization of the Borrower;

•	subject to certain limitations the absence of a material adverse effect on Smithfield and its subsidiaries, taken as a whole, since April 29, 2012;

•	payment of all applicable fees and expenses;

•	delivery of certain audited, unaudited and pro forma financial statements;

•

as a condition to the availability of the Revolving Facility and the Term Loan Facility, the initial lenders having been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of a complete confidential information memorandum;

•

receipt by the lead arrangers of documentation and other information about the Borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•

subject to certain limitations, the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

•	the repayment of certain outstanding debt of Smithfield; and

•

the accuracy in all material respects of certain representations and warranties made by the Borrower and the guarantors in the definitive documentation for the applicable debt facilities and such representations and warranties made by Smithfield in the merger agreement as are material to the interests of the lenders, but only to the extent that Parent has the right to terminate its obligations under the merger agreement or decline to consummate the merger as a result of such breach of such representation or warranty.

The commitment of Morgan Stanley to fund the Bridge Facility is subject to the following additional conditions:

•

one or more investment banks shall have been engaged to privately place the Notes and such investment bank or banks shall have been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of a customary preliminary offering memorandum and historical and pro forma financial information;

•	the proceeds of the Bridge Facility shall be applied solely to the redemption of the 2017 Notes or the 2022 Notes; and

•

(i) the documentation governing the Term Loan Facility and the Revolving Facility shall be in full force and effect, (ii) no bankruptcy event of default shall have occurred and be continuing under any of the documentation governing the Term Loan Facility or the Revolving Facility, (iii) no payment event of default with respect to any required payment of principal or interest under the Term Loan Facility or the Revolving Facility shall have occurred and be continuing, and (iv) no payment event of default with respect to any required payment of principal or interest under the 2017 Notes or 2022 Notes shall have occurred and be continuing.

Revolving Facility

Interest under the Revolving Facility will be payable, at the option of Borrower, either at a base rate plus a margin or a LIBOR-based rate plus a margin, with step-downs and step-ups based on excess availability. Interest will be payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period set forth in the credit agreement (and, for interest periods longer than three months, every three months) and, in the case of loans bearing interest based on the base rate, quarterly in arrears.

Borrowings under the Revolving Facility will be subject to availability under a borrowing base. The Revolving Facility will be guaranteed, subject to certain agreed exceptions, on a joint and several basis by each direct and indirect wholly owned U.S. restricted subsidiary of Smithfield. The Revolving Facility will be secured, subject to certain agreed exceptions, by (i) a first priority security interest in the accounts receivable, inventory, cash, deposit accounts, securities and commodity accounts and certain items in connection therewith of the Borrower and each guarantor, which, collectively, we refer to as the “Revolving Facility Priority Collateral” and (ii) a second priority security interest in substantially all of the assets and property of the Borrower and the guarantors other than the Revolving Facility Priority Collateral.

The Revolving Facility will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, submission to certain inspections, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The Revolving Facility will also contain customary negative covenants that, subject in each case to certain exceptions, qualifications and “baskets,” generally will limit the Borrower’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity, prepay, purchase or redeem certain debt and enter into certain transactions with affiliates; provided that the limitations on dividends and other payments in respect of capital stock, investments and acquisitions, and prepayments, purchases and redemptions of debt shall not apply so long as certain conditions related to availability and the fixed charge coverage ratio are satisfied. The Revolving Facility will also contain a financial covenant to comply with a fixed charge coverage ratio based on a trailing four-quarter period basis, to be applicable when available capacity falls below certain thresholds and continuing until availability capacity is greater than such thresholds for 30 consecutive days.

Term Loan Facility

The Term Loan Facility will be divided into two subfacilities. Interest under the Term Loan Facility will be payable, at the option of the Borrower, either at a base rate plus a margin or a LIBOR-based rate plus a margin. Interest will be payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period set forth in the credit agreement (and, for interest periods longer than three months, every three months) and, in the case of loans bearing interest based on the base rate, quarterly in arrears. The Term Loan Facility will amortize in equal quarterly installments.

The Term Loan Facility will be guaranteed, subject to certain agreed exceptions, on a joint and several basis by each direct and indirect wholly owned U.S. restricted subsidiary of Smithfield. The Term Loan Facility will be secured, subject to certain agreed exceptions, by (i) a first priority security interest in substantially all the assets and property of the Borrower and the guarantors other than the Revolving Facility Priority Collateral and (ii) a second priority security interest in the Revolving Facility Priority Collateral.

The Term Loan Facility will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, submission to certain inspections, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The Term Loan Facility also will contain customary negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally will limit the Borrower’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity, prepay or redeem certain debt and enter into certain transactions with affiliates.

Bridge Facility

The proceeds of the Bridge Facility and/or the Notes will be used to refinance any of the 2017 Notes or 2022 Notes that are tendered to Smithfield pursuant to the “change of control” offers required to be made under the indentures governing such notes, which offers to purchase will be made following the consummation of the merger.

Interest under the Bridge Facility will initially equal the LIBOR-based rate for interest periods of three months (subject to a floor), plus a margin, increasing every three months thereafter up to a cap. The Bridge Facility may be guaranteed by the same entities that guarantee the Term Loan Facility. The Bridge Facility will be unsecured.

Any loans under the Bridge Facility that are not paid in full on or before the first anniversary of the closing date of the merger will, except under certain limited circumstances, be converted into extended term loans maturing eight years after the closing date of the merger. After such a conversion, the holders of outstanding extended term loans may choose, subject to certain limitations, to exchange their extended term loans for senior exchange notes that mature eight years after the closing date of the merger.

The Bridge Facility is expected to contain incurrence-based negative covenants that, subject to certain exceptions, qualifications and “baskets,” will restrict, among other things, the Borrower’s, the guarantors’ and other restricted subsidiaries’ ability to incur debt, create liens, enter into asset sales, pay dividends and enter into transactions with affiliates, affirmative covenants to deliver annual and quarterly financial statements and provide notices of default, and such other affirmative and negative covenants as are customary for bridge loan financings and consistent with Rule 144A high yield indentures of comparable issuers.

It is expected that, in lieu of borrowings under the Bridge Facility, up to $1.5 billion of aggregate principal amount of Notes will be issued by the Borrower or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act, or another private placement transaction.

Alternatives to the Morgan Stanley Debt Financing

On July 12, 2013, Merger Sub and Morgan Stanley amended and restated the Morgan Stanley Commitment Letter (as so amended and restated, the “Amended & Restated Morgan Stanley Commitment Letter”). The Amended & Restated Morgan Stanley Commitment Letter provides that Smithfield may obtain consents and/or waivers, as applicable, to (i) the Existing ABL Facility, (ii) the Existing Securitization Facility, and (iii) Smithfield’s $200,000,000 amended and restated term loan agreement, dated as of August 31, 2012, among Smithfield, the subsidiary guarantors and lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (“Rabobank Nederland”) as administrative agent, (as amended from time to time, the “Existing Rabobank Term Loan Facility”), which consents and/or waivers, among other things, would (a) waive the event of default or the required offer to purchase, as the case may be, that would result from the

“change of control” triggered by the consummation of the merger and (b) permit Smithfield to make certain restricted payments in connection with the consummation of the merger and the other transactions contemplated by the merger agreement (such consents and/or waivers, collectively, the “Requisite Consents”).

The Amended & Restated Morgan Stanley Commitment Letter provides that if (i) Merger Sub has obtained the Requisite Consents on or before July 26, 2013, (ii) Rabobank Nederland has issued an irrevocable letter of credit (the “Rabobank Letter of Credit”) in an available amount at least equal to $750,000,000 million for the benefit of Merger Sub on or before July 26, 2013 and (iii) Merger Sub has received at least $800,000,000 million in gross proceeds from the issuance of senior unsecured notes (the “Merger Sub Notes”) on or before August 2, 2013, then the commitments of Morgan Stanley with respect to the Revolving Facility and the Term Loan Facility will terminate and the Merger Sub Notes, together with (a) the Existing Rabobank Term Loan Facility, (b) cash on hand at Smithfield and the Parent, and (c) drawings under the Existing ABL Facility and Existing Securitization Facility would be expected to constitute the sources of funds used to consummate the merger.

The purpose of the Rabobank Letter of Credit is to provide financing to fund the merger only in the event that drawings under the Existing ABL Facility or Existing Securitization Facility are not available. Amounts drawn under the Rabobank Letter of Credit will convert to an unsecured term loan that matures on June 10, 2016 in the event that such amounts are not repaid within three business days of drawing. Such term loan would bear a per annum interest rate of LIBOR plus a margin or a base rate plus a margin. In addition, such term loan would provide for mandatory prepayments from the Company’s excess liquidity and a 0.50% fee on the principal amount of such term loan outstanding on the first anniversary of the draw date. The Rabobank Letter of Credit Agreement contains a cross default to the Existing Rabobank Term Loan Facility.

On July 12, 2013, Rabobank obtained the Requisite Consents and also entered into an agreement pursuant to which the Rabobank Letter of Credit was issued as of July 26, 2013. On July 19, 2013, Merger Sub priced $900 million in aggregate principal amount of Merger Sub Notes, which offering was conducted on a private placement basis pursuant to Rule 144A and Regulation S under the Securities Act. The offering has been completed and the Merger Sub Notes were issued on July 31, 2013 at which time, the proceeds of the Merger Sub Notes were deposited into an escrow account. Upon release from escrow, we expect that the net proceeds of the issuance of the Merger Sub Notes will be used to partially fund the merger, at which time, Smithfield, as the surviving corporation, will assume by operation of law all of Merger Sub’s obligations under each of the indentures governing the Merger Sub Notes. Finally, in accordance with the terms of the Amended & Restated Morgan Stanley Commitment Letter, since Merger Sub obtained the requisite consent, received the Rabobank Letter of Credit and issued the Merger Sub Notes in a sufficient amount and within the required time frames, the commitments of Morgan Stanley with respect to the Revolving Facility and the Term Loan Facility terminated.

Bank of China Financing

On May 28, 2013, Parent received a binding commitment letter (the “Bank of China Commitment Letter”) from Bank of China pursuant to which and subject to the conditions set forth therein Bank of China committed to provide $4.0 billion in aggregate commitments under a senior secured first lien term loan facility (the “Bank of China Credit Facility”). The net proceeds from the Bank of China Credit Facility will be used by Parent to make an equity contribution to Merger Sub.

The Bank of China Credit Facility is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:

•	Merger Sub having received additional funds necessary to consummate the merger;

•	the execution and delivery by the borrower and guarantors of definitive documentation, consistent with the Bank of China Commitment Letter;

•	subject to certain limitations, the absence of a material adverse effect on Smithfield since April 29, 2012;

•	payment of all applicable fees and expenses;

•	delivery of certain audited and unaudited financial statements;

•

receipt by the lenders and the mandated lead arranger of documentation and other information about Smithfield, the borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•

subject to certain limitations, the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral; and

•

the accuracy in all material respects of certain representations and warranties made by the borrower and the guarantors in the definitive documentation and such representations and warranties made by Smithfield in the merger agreement as are material to the interests of the mandated lead arranger or the lenders, but only to the extent that Parent has the right to terminate its obligations under the merger agreement or decline to consummate the merger as a result of such breach of such representation or warranty made by Smithfield.

Parent will be the borrower under the Bank of China Credit Facility, which will be guaranteed by certain subsidiaries of the Parent but will not be guaranteed by Merger Sub, Smithfield or any of Smithfield’s subsidiaries. The Bank of China Credit Facility will be secured, subject to certain agreed exceptions, by substantially all of assets and property of the Parent and the guarantors (including all of the shares of Smithfield held by the applicable guarantor following the merger). The Bank of China Credit Facility will mature no later than the fifth anniversary of the date of closing of the merger.

Interest under the Bank of China Credit Facility will be payable at a LIBOR-based rate plus a margin. Interest will be payable at the end of each interest period set forth in the credit agreement. The Bank of China Credit Facility will contain customary affirmative covenants including, among other things, delivery of annual audited and semi-annual financial statements, notices of defaults, material litigation and such other information as may be reasonably requested, maintenance of insurance, compliance with laws and regulations and the establishment and maintenance of disbursement accounts and debt service reserve accounts. The Bank of China Credit Facility also will contain customary negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally will limit the Parent’s and the guarantors’ ability to incur debt, create liens, make fundamental changes, enter into asset sales, make certain disposals, and make dividends and other payments.

Regulatory Clearances and Approvals Required for the Merger

U.S. Antitrust

Under the HSR Act, we could not complete the merger until we gave notification and furnished information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and until the applicable waiting period expired or was terminated. On June 11, 2013, Smithfield and Parent each filed a premerger notification and report form under the HSR Act, and the applicable waiting period expired on July 11, 2013 at 11:59 p.m., New York City time.

CFIUS

The merger agreement provides for the parties to file a joint voluntary notice under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments (which we refer to in this proxy statement as “Exon-Florio”). Exon-Florio provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person or entity acquires control of a U.S. business. CFIUS review of a covered transaction is subject to an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. Both the initial review period and the investigation period may be suspended if the parties to the transaction fail to respond promptly to additional questions or requests from CFIUS. At the close of its review, CFIUS may decline to take any action relative to the covered transaction; may impose mitigation terms to resolve any national security concerns with the covered transaction; or may send a report to the President of the United States recommending that the transaction be suspended or prohibited or notifying the President of the United States that CFIUS cannot agree on a recommendation relative to the covered transaction. The President of the United States then has 15 days to decide whether to block the transaction or to take other action. The parties timely filed a joint voluntary notice with CFIUS on June 18, 2013, which was accepted for review by CFIUS on June 24, 2013. CFIUS has informed the parties that it will conduct a second-phase, 45-day review of the merger that is to be completed no later than September 6, 2013. Under the terms of the merger agreement, consummation of the merger is subject to the condition that, if review by CFIUS has concluded, the President of the United States has not taken action to block or prevent the merger and no requirements or conditions to mitigate any national security concerns have been imposed that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield (which we refer to in this proxy statement as the “CFIUS condition”).

Non-U.S. Regulatory Approvals

In addition to the required U.S. antitrust approval and the CFIUS condition described above, pursuant to conditions to the consummation of the merger set forth in the merger agreement, the parties are seeking or sought governmental merger clearance approvals in Mexico, Poland, Russia and Ukraine. Smithfield and Parent filed joint merger clearance applications in Mexico and Ukraine on June 11, 2013, and Parent or certain of its controlled entities filed merger clearance applications in Poland and Russia on June 11, 2013. Merger clearance was granted by the relevant authorities in Mexico and in Poland on June 27, 2013. Merger clearance was granted in Russia on July 3, 2013. Due to a change in Parent’s acquisition holding company structure, Parent or certain of its controlled entities refiled for merger clearance in Russia on July 16, 2013, which was granted on August 6, 2013. The Ukraine authority required Parent to provide certain amended information for reasons related to the change in the holding company structure, which Parent provided on July 16, 2013. The Ukrainian authority concluded its initial review of the application on July 22, 2013 and has initiated its review of the merits of the transaction, which can take up to 30 days. If the application is not returned during this initial review period, then the examination of the application can take an additional 30 days. There can be no assurance that merger clearance approvals in Ukraine, or any other approvals, if required, will be obtained.

General

Under the merger agreement, Smithfield and Parent have both agreed to use best efforts to complete the merger, including to gain clearance from U.S. antitrust authorities, CFIUS and antitrust or merger control authorities in Mexico, Poland, Russia and Ukraine. Governmental entities with which filings are made may seek concessions as conditions for granting approval of the merger. For this purpose, Smithfield and Parent have each agreed to submit to orders, judgments, decrees or injunctions, or take any other action providing for the license, sale or other disposition or holding separate of any categories of assets or businesses or imposing limitations on the ability of any party or its affiliates to conduct their respective businesses to resolve objections of any governmental authority to the merger agreement or the merger, and to defend all lawsuits and other proceedings instituted by any governmental authority or any private party challenging the merger agreement or the consummation of the merger. However, neither party is obligated to seek any approvals from any non-U.S. governmental authority under any foreign merger control laws other than in Mexico, Poland, Russia and Ukraine, and neither party is required to agree to any term or take any action that is not conditioned upon consummation of the merger or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement, that any such approvals would not be conditioned upon actions that would be materially adverse to Smithfield or Parent, or that a CFIUS or other regulatory challenge to the merger will not be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the merger, the U.S. Federal Trade Commission or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Smithfield or Parent. Private parties may also bring actions under the antitrust laws under certain circumstances.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Smithfield’s shareholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

Parent has agreed to pay us a termination fee of $275,000,000 if the merger agreement is terminated in certain circumstances where the primary cause therefor is a final and non-appealable order relating to antitrust law that is enforced in a U.S. court or the failure to obtain all necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act and, unless waived by Parent, the merger control laws of Mexico, Poland, Russia and Ukraine, as described in greater detail below under “The Merger Agreement—Termination Fees and Expenses” beginning on page 86.

Legal Proceedings Regarding the Merger

On June 21, 2013, a putative class action was filed in the United States District Court Eastern District of Virginia (Payne v. Smithfield Foods, et al., 1:13-cv-00761-LMB-IDD) against Smithfield, certain of its officers and directors, and Merger Sub. The complaint alleges that the Smithfield officers and directors named in the suit breached their fiduciary duties to Smithfield shareholders in connection with the merger, that Smithfield and Merger Sub aided and abetted in that breach, and that all defendants violated Rule 14(a) of the Exchange Act. Plaintiff seeks an injunction (or, if the merger is consummated, rescission or rescissory damages) and costs and disbursements, including reasonable attorneys’ and experts’ fees. The lawsuit is in its early stages and no significant developments have occurred. Smithfield believes the lawsuit is without merit and intends to vigorously defend against the complaint’s allegations.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Smithfield common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95) whose shares of Smithfield common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95. You are also encouraged to consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Smithfield Common Stock

Upon completion of the merger, the Smithfield common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Appraisal Rights

In accordance with Section 13.1-730 of the VSCA, no appraisal rights will be available to the holders of Smithfield common stock in connection with the merger or the other transactions contemplated by the merger agreement.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with the VSCA, Merger Sub will merge with and into Smithfield and Smithfield will survive the merger as a wholly owned subsidiary of Parent.

Closing and Effectiveness of the Merger

The closing of the merger will take place no later than two business days after the date on which the conditions to its completion have been satisfied or waived, provided that if such conditions have been satisfied or waived, but Parent’s marketing period (described below under “—Financing—Marketing Period”) has not ended, the closing will occur at the earlier of (i) a date during the marketing period specified by Parent with five business days’ notice to Smithfield and (ii) the second business day following the final day of the marketing period. The parties will file articles of merger (including the plan of merger) with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and the merger will become effective upon the issuance of a certificate of merger by the SCC (or at such later time as may be agreed to by the parties and specified in the articles of merger).

Merger Consideration

At the effective time, each outstanding share of Smithfield common stock (other than Smithfield common stock held by us or our wholly owned subsidiaries, or by Parent or Merger Sub) will be converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). After the merger is completed, holders of Smithfield common stock will have only the right to receive the merger consideration, and will no longer have any rights as holders of Smithfield common stock, including voting or other rights. Shares of Smithfield common stock held by us or our wholly owned subsidiaries or by Parent or Merger Sub will be canceled at the effective time.

Appraisal Rights

In accordance with Section 13.1-730 of the VSCA, no appraisal rights will be available to the holders of Smithfield common stock in connection with the merger or the other transactions contemplated by the merger agreement.

Exchange Procedures

Promptly following the effective time, Parent shall deposit (or cause to be deposited) with a paying agent sufficient funds for payment of the merger consideration as provided by the merger agreement. Promptly after the effective time, Parent shall mail to each record holder of shares of Smithfield common stock that have converted into the right to receive the merger consideration with respect thereto a form of letter of transmittal and instructions for use in effecting the surrender of such holder’s certificates or book-entry shares. Each holder of such certificates or book-entry shares will be entitled to receive the merger consideration for each share represented by such holder’s certificate or book-entry share upon surrendering to the paying agent such holder’s certificates or book-entry shares, together with a properly completed and executed letter of transmittal.

Treatment of Smithfield Equity Awards

Each outstanding option to purchase shares of Smithfield common stock, whether vested or unvested that is outstanding as of the effective time, will be canceled and the holder thereof will be entitled to receive a payment in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, and (ii) the excess, if any, of the merger consideration over the exercise price of the option.

At the effective time, each PSU, whether vested or unvested, that is outstanding immediately prior to the effective time, will be canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such PSU award, and (ii) the merger consideration. For purposes of unvested PSU awards outstanding as of the date of the merger agreement, any performance-based vesting condition will be treated as having been attained at the “maximum” level, and awards that are subject to such performance-based vesting condition will be deemed to be fully vested as of immediately prior to the effective time. For purposes of unvested PSU awards granted between the date of the merger agreement and the effective time, any performance-based vesting condition will be treated as having been attained at the “target” level, and awards that are subject to such performance-based vesting condition will be deemed to be fully vested as of immediately prior to the effective time.

Each deferred unit, all of which are currently vested, that is outstanding immediately prior to the effective time, will be canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the total number of shares of Smithfield common stock subject to such deferred unit, and (ii) the merger consideration.

Each right to receive a share of Smithfield common stock pursuant to any Smithfield stock deferral plan will, as of the effective time, become the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the merger consideration, payable at the time such stock otherwise would be delivered to the holder of such deferred stock account.

Representations and Warranties

The merger agreement contains representations and warranties that we, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another as of specific dates relating to their respective businesses. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, Smithfield shareholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to shareholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in our public disclosures. This description of the representations and warranties is included to provide Smithfield shareholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ organization, existence, good standing, qualification to do business and similar corporate matters;

•	our and our subsidiaries’ capitalization and capital structure;

•	our joint ventures;

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our corporate power and authority to enter into and perform our obligations under the merger agreement and complete the merger, and the enforceability and due execution and delivery of the merger agreement;

•

the absence of conflicts with our organizational documents, applicable law (assuming that certain regulatory filings are made and certain regulatory consents are obtained) or certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•	the absence of defaults or accelerations of obligations under certain contracts, or creation of liens on our assets resulting from our entry into the merger agreement or the completion of the merger;

•	consents, approvals, authorizations, permits and filings required from governmental entities to enter into the merger agreement and complete the merger;

•	financial statements and SEC filings, internal reporting controls and the Sarbanes-Oxley Act of 2002, off-balance sheet arrangements and undisclosed liabilities;

•

the absence since April 29, 2012 of any events that have had or would reasonably be expected to have a material adverse effect on Smithfield, or certain actions that would have required Parent’s consent under the merger agreement as described under “—Conduct of Business Pending the Merger” if taken after the date of the merger agreement;

•	the absence of suits, claims, investigations or other proceedings pending or threatened against us and the absence of certain orders against us;

•	our and our subsidiaries’ material contracts;

•	our and our subsidiaries’ compliance with applicable law;

•	employment matters affecting us or our subsidiaries, including our benefits plans;

•	our and our subsidiaries’ compliance with tax laws, and other tax matters;

•	owned and leased real estate and personal property;

•	intellectual property;

•	environmental matters;

•	our insurance policies;

•	compliance with international trade laws and regulations;

•	compliance with regulations relating to quality and safety of food products;

•	affiliate transactions;

•	compliance with applicable anti-corruption laws;

•	the accuracy of the information supplied in connection with this proxy statement;

•	Smithfield shareholder approval required to complete the merger;

•	applicability of Virginia state takeover statutes to the merger;

•	brokers, investment bankers and financial advisors; and

•	our receipt of an opinion from Barclays regarding the fairness, from a financial point of view, of the consideration to be received by holders of Smithfield common stock.

Some of our representations and warranties are qualified as to materiality or by exceptions related to the absence of a material adverse effect. Under the merger agreement, “material adverse effect” with respect to Smithfield means any material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Smithfield and our subsidiaries, taken as a whole; provided that no change, effect, event or occurrence arising out of or resulting from any of the following events, in and of itself or themselves, constitutes a material adverse effect (except, in certain cases, to the extent that we are materially disproportionately affected thereby as compared with other participants in the industries in which we primarily operate, in which case the incremental materially disproportionate impact may be taken into account in determining whether there has been, or is reasonably expected to be, a material adverse effect):

•	general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world;

•	general changes or developments in the industries in which we or our subsidiaries operate;

•	the execution and delivery of the merger agreement or the public announcement, pendency, performance or consummation of the merger or other transactions contemplated by the merger agreement;

•	any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the merger;

•	any natural disaster, act of God or other comparable event or any outbreak or escalation of hostilities, act of war, military action or any act of sabotage or terrorism;

•	any change in applicable law or GAAP (or authoritative interpretation or enforcement thereof) which is proposed, approved or enacted on or after the date of the merger agreement;

•

the failure, in and of itself, by Smithfield to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of Smithfield common stock (it being understood that the underlying facts contributing to such change may be taken into account in determining whether there has been a material adverse effect); or

•	any action taken by us or our subsidiaries at Parent’s written request.

Parent and Merger Sub also make a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	organization, existence, good standing, qualification to do business and similar corporate matters;

•

corporate power and authority to enter into and perform their obligations under the merger agreement and complete the merger, and the enforceability and due execution and delivery of the merger agreement;

•

the absence of conflicts with their respective organizational documents, applicable law (assuming that certain regulatory filings are made and certain regulatory consents are obtained) or certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•	the availability and sufficiency of funds to complete the merger;

•	the absence of suits, claims, investigations or other proceedings pending or threatened against them and the absence of certain material orders against them;

•	the accuracy of the information supplied by Parent, Merger Sub or any of their respective affiliates in connection with this proxy statement;

•	Parent’s ownership of 100% of Merger Sub and the absence of any obligations of Merger Sub other than in connection with the merger agreement and the merger;

•	brokers, investment bankers and financial advisors;

•	ownership by Parent and Merger Sub of Smithfield common stock;

•	contracts with our senior management, inapplicability of “interested shareholder” provisions of the VSCA; and

•	the solvency of the surviving corporation immediately following the effective time.

Some of Parent’s and Merger Sub’s representations and warranties are qualified as to materiality or by exceptions related to the absence of a material adverse effect. Under the merger agreement, “material adverse effect” with respect to Parent and Merger Sub means any change, effect, event, fact, development or occurrence that, individually or in the aggregate, with all other changes, effects, events, facts, developments, or occurrences, prevents or materially impedes, interferes with, hinders or delays the consummation by Parent or Merger Sub of the merger or any of the other transactions contemplated by the merger agreement on a timely basis, or the compliance by Parent or Merger Sub of its obligations under the merger agreement in any material respect.

The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement.

Conduct of Business Pending the Merger

We have agreed to restrictions on the operation of our business until the earlier of the effective time or the termination of the merger agreement. In general, we have agreed to conduct our business in all material respects in the ordinary course of business and use reasonable best efforts to preserve substantially intact our business organization, keep available the services of our officers and key employees, and to maintain our existing material business relationships with customers, suppliers and other persons with which we have business relations. In addition, we have agreed that, subject to specified exceptions, neither we nor our subsidiaries will, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

•	amend or otherwise change our articles of incorporation or bylaws or any similar governing instruments;

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declare, authorize, set aside, establish a record date for, make or pay any dividend or other distribution; authorize any split, combination or reclassification of any capital stock; repurchase, redeem or otherwise acquire our capital stock or any options or other rights to acquire our capital stock;

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issue, sell, encumber or otherwise dispose of any shares of our equity securities, or grant any right to acquire any shares of our equity securities other than upon the exercise of outstanding equity awards, as required to comply with any Smithfield benefit plan in effect, as required upon exercise of any outstanding warrant or pursuant to any convertible note or convertible note hedge, or the grant of performance share units or stock options permitted to be granted under the stock plans in connection with our annual equity grant process;

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except as required by our benefit plans or collective bargaining agreements, grant, pay or promise to pay any severance or termination pay or increase in severance or termination pay (other than, with respect to non-executive officers and non-directors, consistent with prior practice), pay any bonus or increase the compensation or benefits of any of our present or former directors, officers or employees (except for increases in salary or bonuses for non-executive officer employees in the ordinary course of business), adopt, enter into, terminate or materially amend any benefit plan or award thereunder, or materially change any assumption used in the calculation of funding obligations or the manner in which contributions are made to any pension plan or 401(k) plan;

•	enter into a material agreement with respect to any labor dispute, activity by a labor union or any lockouts, strikes, slowdowns or work stoppages;

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effect or permit any “plant closing,” “mass layoff” or “relocation” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (or any similar state or local law) which would require advance notice thereunder;

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acquire any interest in any person or business in excess of $25,000,000 other than solely between us and our subsidiaries, or purchases of inventory or other assets in the ordinary course of business or pursuant to existing contracts;

•	sell, lease or otherwise dispose of assets in excess of $25,000,000 other than in the ordinary course of business or pursuant to existing contracts;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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other than under our existing credit facilities, incur any indebtedness, or assume, guarantee or otherwise become responsible for the obligations of another person, in excess of $10,000,000 in each case, other than in the ordinary course of business, pursuant to letters of credit or otherwise, or certain commodity, currency, sale or hedging agreements;

•	enter into, amend, renew, extend or terminate new or existing material contracts or waive any claim against us under any material contract;

•	institute or settle legal proceedings, other than in the ordinary course of business and in an amount not to exceed $10,000,000;

•	change our tax or financial accounting methods;

•	make any material tax election, or settle or compromise any material tax liability;

•	enter into any affiliate transaction, or amend any such transaction in a manner materially adverse to us or our subsidiaries;

•	make capital expenditures in excess of $200,000,000;

•	enter into a contract that restricts our or our subsidiaries’ ability to compete with any business or in any geographic area, or to solicit customers;

•	adopt a shareholder rights plan or similar agreement;

•	enter into any interest rate swaps, currency exchange swaps, commodity derivatives or hedging transactions, other than in the ordinary course of business; or

•	agree, authorize or commit to take any of the foregoing actions.

Restrictions on Solicitation of Acquisition Proposals

From the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, we have agreed to immediately cease and cause to be terminated, and to cause our subsidiaries and our respective directors, officers, employees and other representatives to cease and terminate, any solicitation, encouragement, discussion or negotiation that may be ongoing with respect to an acquisition proposal with any person, other than two parties who submitted acquisition proposals during the period from March 24, 2013 until the date of the merger agreement (the “qualified pre-existing bidders”), and neither we nor our subsidiaries or our respective directors, officers, employees or other representatives may:

•

solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing information) or knowingly take any other action which is intended to lead to the making, submission or announcement by any person (other than a qualified pre-existing bidder) of an acquisition proposal;

•	enter into, continue or participate in any discussions or negotiations with any person (other than a qualified pre-existing bidder) regarding any acquisition proposal;

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furnish to any person (other than Parent and Merger Sub, their respective designees, or any qualified pre-existing bidder) any non-public information or afford access to our business, properties, assets, books or records to facilitate the making of any acquisition proposal;

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approve, endorse or recommend any acquisition proposal or other contract contemplating an acquisition proposal or requiring Smithfield to abandon its obligations under the merger agreement (other than with respect to a qualified pre-existing bidder);

•

terminate, amend, modify or waive any rights under any “standstill” or similar agreement unless the Smithfield Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations (provided that such termination, modification or waiver will not be to permit the purchase of our securities); or

•	resolve, propose or agree to do any of the foregoing.

However, in response to an acquisition proposal, we may provide access to our properties, books and records, furnish information, and contact and engage in negotiations with the person making an acquisition proposal or such person’s representatives, if:

•

at any time prior to the receipt of Smithfield shareholder approval of the merger proposal, we receive, after the date of the merger agreement (or with respect to a qualified pre-existing bidder, prior to or after the date of the merger agreement), a bona fide written acquisition proposal that has not been solicited after the date of the merger agreement (except from a qualified pre-existing bidder as permitted) and such acquisition proposal did not result from a material breach of our non-solicitation obligations;

•

the Smithfield Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal would reasonably be expected to constitute, result in, or lead to, a superior proposal; and

•	the Smithfield Board determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties.

In engaging in such permitted discussions or negotiations regarding an acquisition proposal, we must comply with the following procedures:

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unless such person is bound by a pre-existing confidentiality agreement, enter into an acceptable confidentiality agreement (which is no less favorable to Smithfield in the aggregate than the confidentiality agreement with Parent, unless the provisions of the agreement with Parent are waived or modified to be substantially similar in the aggregate, in each case as determined by us in good faith);

•	provide only such non-public information to such person as is also promptly provided to Parent;

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promptly (within 24 hours) notify Parent of, and provide a summary of the material terms of, such acquisition proposal (but we are not required to disclose the identity of the party making such proposal); and

•	promptly keep Parent reasonably informed of a summary of material developments with respect to any acquisition proposal.

Under the terms of the merger agreement, subject to the exceptions described below, the Smithfield Board has agreed to recommend that the Smithfield shareholders vote in favor of the merger proposal and has agreed that it will not: (i) fail to recommend that the Smithfield shareholders vote in favor of the merger proposal; (ii) withhold, withdraw, amend or modify in a manner adverse to Parent or Merger Sub such recommendation; (iii) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any alternative acquisition proposal or alternative acquisition agreement (other than those relating to the merger); or (iv) resolve, agree or publicly propose to take any such actions. Any of the foregoing actions would constitute a change in the recommendation of the Smithfield Board that Smithfield shareholders vote in favor of the merger proposal.

Notwithstanding the foregoing restrictions, at any time prior to the receipt of Smithfield shareholder approval of the merger proposal, the Smithfield Board may:

•

change its recommendation with respect to the merger, if an event occurs that is unrelated to an acquisition proposal and was not known to us as of the date of the merger agreement or, if known, whose consequences were not known or reasonably foreseen by the Smithfield Board (an “intervening event”) and the Smithfield Board determines in good faith, after consultation with its outside legal counsel, that failure to change its recommendation would be inconsistent with its fiduciary duties; or

•

if we receive an alternative acquisition proposal that does not result from a breach of the non-solicitation restrictions under the merger agreement and that the Smithfield Board determines in good faith, after consultation with its financial advisors and outside legal counsel, would, if consummated, constitute a superior proposal, change its recommendation or (subject to payment of the applicable termination fee to Parent) terminate the agreement to accept the superior proposal and enter into an alternative acquisition agreement providing for such superior proposal.

However, prior to effecting a change of recommendation with respect to the merger in connection with an intervening event or a superior proposal, or terminating the merger agreement and entering into an alternative acquisition agreement providing for a superior proposal, we must:

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provide written notice to Parent and Merger Sub in advance of taking such action, which notice includes a summary of the material terms of the acquisition proposal that is the basis of such action, including a copy of the transaction agreements with, and the identity of, the party making the acquisition proposal, or reasonable detail regarding the intervening event, as applicable;

•

during the four business day period following such notice, negotiate with Parent and its representatives in good faith (to the extent Parent wishes to negotiate) to make such adjustments in the terms and conditions of the merger agreement and the debt financing such that the superior proposal would cease to be a superior proposal or the change in recommendation in response to the intervening event would no longer be necessary, as applicable; and

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consider in good faith any changes to the merger agreement and the debt financing or other arrangements offered in writing by Parent by 5:00 p.m., New York City time, on the last business day of such applicable notice period and determine in good faith after consultation with outside legal counsel and our financial advisors, that the acquisition proposal received by us continues to constitute a superior proposal, even if such changes were given effect, or that the intervening event continues to necessitate a change in recommendation, as applicable.

Notwithstanding the foregoing, in the event of any material revisions to such superior proposal, we must deliver a new written notice to Parent and Merger Sub and comply with the requirements set forth in the bullet points above with respect to such new written notice, except that the negotiation period will be reduced to three business days.

Nothing in the provisions of the merger agreement relating to acquisition proposals prevents us from making disclosures as are required by law in the good faith determination of the Smithfield Board after consultation with outside counsel, or taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (provided that any disclosures that specifically refer to an acquisition proposal also state that there has been no change in the Smithfield Board’s recommendation to approve the merger), or making any “stop-look-and-listen” communication pursuant to Section 14d-9(f) under the Exchange Act.

Unless the merger agreement is terminated, we are required to call, give notice of, convene and hold the shareholders’ meeting to adopt the merger agreement, even if the Smithfield Board has changed its recommendation with respect to the merger or an acquisition proposal has been submitted to us.

In this proxy statement, we refer to any inquiry, bid, proposal or offer from any person or group (other than Parent or its affiliates) providing for (i) any acquisition of (A) more than 25% (based on the fair market value determined in good faith by the Smithfield Board) of our and our subsidiaries’ combined assets or (B) shares of Smithfield common stock which, together with any shares owned by such person or group, would exceed 25% of the outstanding shares of Smithfield common stock, or more than 25% of the voting power of our equity securities, (ii) any tender offer or exchange offer that would result in any person or group owning more than 25% of the outstanding shares of Smithfield common stock or of the voting power of our equity securities, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction pursuant to which any person or group would own more than 25% of our voting power or the resulting parent of Smithfield or more than 25% of our assets and our subsidiaries, as an “acquisition proposal.”

In this proxy statement, we refer to a bona fide written acquisition proposal involving the acquisition of (i) more than 50% (based on the fair market value determined in good faith by the Smithfield Board) of our and our subsidiaries’ combined assets or (ii) more than 50% of the voting power of our equity securities, obtained after the date of the merger agreement, which did not arise in connection with a material breach of the non-solicitation obligations under the merger agreement, which the Smithfield Board determines in good faith (after consultation with its outside legal counsel and financial advisor) to be more favorable to Smithfield’s shareholders from a financial point of view than the merger, in each case, taking into account all factors deemed relevant in good faith by the Smithfield Board, including legal, financial (including financing terms), regulatory, timing or other aspects of such proposal and the transactions contemplated by the merger agreement, as a “superior proposal.”

Best Efforts to Complete the Merger

Each of the parties will use its best efforts to take or cause to be taken all actions and to do or cause to be done, and to cooperate with each other in doing, all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable, including using best efforts to effect the regulatory filings in the U.S., Mexico, Poland, Russia and Ukraine described under “The Merger Proposal—Regulatory Clearances and Approvals Required for the Merger” beginning on page 70, including by submitting to orders, judgments, decrees or injunctions or taking any other action providing for the license, sale or other disposition or holding separate of any categories of assets or businesses or imposing limitations on the ability of any party or its affiliates to conduct their respective businesses to resolve objections of any governmental authority to the merger agreement or the merger, and to defend all lawsuits and other proceedings instituted by any governmental authority or any private party challenging the merger agreement or the consummation of the merger.

However, neither party is obligated to seek any approvals from any non-U.S. governmental authority under any foreign merger control laws other than in Mexico, Poland, Russia and Ukraine, and neither party is required to agree to any term or take any action that is not conditioned upon consummation of the merger or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield.

The parties will act jointly with respect to communications with U.S. governmental authorities. Parent will, after consulting with us and considering our views in good faith, take the lead in communicating with any non-U.S. governmental authority and developing a strategy for responding to any investigation or other inquiry by any non-U.S. governmental authority.

Employee Benefits

For one year from the effective time, subject to certain exceptions, continuing employees (other than employees of Smithfield and its subsidiaries whose terms and conditions of employment are governed by a collective bargaining agreement, the terms and conditions of which will be respected by Parent and the surviving corporation) will receive compensation that is no less favorable than immediately prior to the effective time, severance benefits that are no less favorable than immediately prior to the effective time and employee welfare and retirement benefits that, in the aggregate, are substantially comparable to those provided immediately prior to the effective time. As of and after the effective time, with respect to any Smithfield benefit plans, Parent will, or will cause the surviving corporation to, (i) continue to recognize each continuing employee’s service to the same extent recognized immediately prior to the effective time for all purposes, (ii) not take any action that would impose new pre-existing conditions or eligibility limitations or (for the plan year in which the closing date of the merger occurs) reset any deductible or maximum out of pocket limitations, in each case in respect of any continuing employee in connection with such employee’s participation in any such plans and (iii) honor the terms of all Smithfield benefit plans.

Directors’ and Officers’ Indemnification and Insurance

The merger agreement provides that, for a period of six years following the effective time, Parent will cause the surviving corporation to indemnify our and our subsidiaries’ present and former directors and officers for acts and omissions to the fullest extent permitted by law, and Parent will cause the surviving corporation to promptly advance expenses as incurred to the fullest extent permitted by law. In addition, for a period of six years following the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in our organizational documents as of the date of the merger agreement. The merger agreement also provides that, at or prior to the effective time, we will purchase a directors’ and officers’ liability “tail” insurance policy on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by us, in an amount not to exceed 300% of the annual premiums of the current policies maintained by us.

The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or legal representatives.

Financing

Marketing Period

Under the merger agreement, we have agreed to allow Parent and its financing sources a period of 15 consecutive business days to market the debt financing. The marketing period is a period during and at the end of which (i) Parent has Smithfield’s financial and other information required in connection with the debt financing and such information is not materially misleading, is compliant with all applicable requirements of Regulation S-K and Regulation S-X, contains confirmation of auditors’ readiness to issue a comfort statement during or on the next business day after the marketing period and contains information reasonably sufficient to permit such comfort letters and (ii) the conditions to the obligations of Parent and Merger Sub to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger) and nothing has occurred and no condition exists that would cause any of such conditions of the merger to fail to be satisfied assuming the closing were to be scheduled for any time during such 15 consecutive business day period; provided that the marketing period shall end on any earlier date that is the date on which the debt financing is obtained.

Such 15 consecutive business day period will end on or prior to August 16, 2013 or begin after September 4, 2013 and the marketing period will be deemed not to have commenced if, prior to its completion, (i) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any financial statements contained in our most recently filed Annual Report on Form 10-K, in which case the 15 consecutive business day period will not commence until a new unqualified audit opinion is issued for the applicable periods by Ernst & Young LLP or another independent public accounting firm, or (ii) we issue a public statement indicating our intent to restate any historical financial statements or that any such restatement is under consideration or may be a possibility, in which case the 15 consecutive business day period will not commence until such restatement has been completed or we have announced that we have concluded that no restatement will be required.

Smithfield’s Cooperation

We have agreed to provide, and to cause our subsidiaries to provide, and to use our reasonable best efforts to cause our respective representatives to provide, reasonable cooperation as reasonably requested by Parent, at Parent’s expense, in connection with the debt financing (provided, that such requested cooperation does not require amending or waiving any term of the merger agreement, unreasonably interfere with our or our subsidiaries’ ongoing operations, require us to take any action which would subject us to liability or expense or violate our organizational documents or any laws), including, among other things:

•

using reasonable best efforts to cause our senior management to participate in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and cooperate in Parent’s marketing efforts;

•	using reasonable best efforts to assist in obtaining consents and amendments to the documentation for certain of our existing debt facilities;

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using reasonable best efforts to assist in the preparation of a customary rating agency presentation, bank information memoranda and bank syndication materials, offering documents, private placement memoranda and similar documents required in connection with the debt financing;

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using reasonable best efforts to provide Parent and its financing sources with all financial and other pertinent information regarding Smithfield and our subsidiaries as may be reasonably requested by Parent to assist in the preparation of customary offering or information documents;

•	using reasonable best efforts to obtain accountants’ comfort letters;

•	using reasonable best efforts to assist Parent in obtaining ratings for the debt financing;

•

reasonably cooperating to permit the prospective lenders involved in the debt financing to evaluate Smithfield and our subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto;

•	executing and delivering any customary credit agreements and other loan documentation and customary closing certificates or obtaining other requested certificates or documents;

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requesting customary payoff letters, lien terminations, collateral releases, mortgage terminations and other instruments of discharge to be delivered at closing to allow for the termination of certain existing debt documents; and

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furnishing Parent and its financing sources promptly with information and documentation required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, OFAC regulations, the FCPA, and the Investment Company Act.

The obligations of Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions of the merger agreement are not conditioned upon the availability or consummation of the debt financing or receipt of the proceeds therefrom. No personal liability will be imposed on our officers, advisors or representatives involved in assisting Parent and its financing sources pursuant to the foregoing.

Change of Control Offer

Prior to the effective time, we have agreed to, upon Parent’s request, use commercially reasonable efforts to commence a change of control offer to purchase any or all of the outstanding aggregate principal amount of the 6.625% senior unsecured notes due 2022 issued pursuant to the Third Supplemental Indenture between Smithfield and U.S. Bank National Association. The closing of the change of control offer shall be conditioned on the occurrence of the closing of the merger, and both Parent and we will use commercially reasonable efforts to cause the change of control offer to close on the closing date of the merger.

Parent will, promptly and at our request, reimburse us for all reasonable expenses incurred by us or our subsidiaries and representatives in connection with these obligations. Parent also agrees that we, our subsidiaries or our representatives or our subsidiaries’ representatives will not incur any liability to any person prior to the effective time with respect to the change of control offer.

Conditions to the Closing of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted by law, waiver by the party entitled to the benefit thereof of various conditions, which include the following:

•	the merger agreement and the related plan of merger are approved by Smithfield’s shareholders at the special meeting;

•

all applicable waiting periods under the HSR Act have expired or been terminated and all applicable waiting periods and consents and approvals required under the merger control laws of Mexico, Poland, Russia and Ukraine have expired or been obtained;

•

if review by CFIUS has concluded, the President of the United States of America has not taken action to block or prevent the consummation of the transactions contemplated by the merger agreement and no requirements or conditions to mitigate any national security concerns have been imposed, other than requirements or conditions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield (the “CFIUS condition”); and

•

no governmental authority has enacted, issued, enforced or entered any order (subject to certain exceptions) that has been enforced in a U.S. court, whether temporary, preliminary or permanent, that makes illegal, enjoins or otherwise prohibits the consummation of the transactions contemplated by the merger agreement.

Parent and Merger Sub will not be obligated to effect the merger unless the following conditions are satisfied or, to the extent permitted by law, waived by Parent and Merger Sub:

•

our representations and warranties regarding the absence of certain material adverse effects are true and correct in all respects as of the closing of the merger; our representations and warranties regarding our capital structure, the applicability of state takeover statutes and our brokers and advisors are true and correct in all material respects as of the closing of the merger; and each of our other representations and warranties (without regard to any qualifications or exceptions as to “materiality” or “material adverse effect”) are true and correct as of the closing of the merger except where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smithfield;

•	we have performed or complied in all material respects with each of our obligations under the merger agreement at or prior to the closing of the merger;

•	since the date of the merger agreement, no change, effect, event, fact or development has occurred that would reasonably be expected to have a material adverse effect on Smithfield; and

•	Parent has received a certificate executed by our Chief Executive Officer or Chief Financial Officer confirming that these conditions have been satisfied.

We will not be obligated to effect the merger unless the following conditions are satisfied or, to the extent permitted by law, waived by the Company:

•

the representations and warranties of Parent and Merger Sub regarding solvency are true and correct in all respects as of the closing of the merger; and each of the other representations and warranties of Parent and Merger Sub (without regard to any qualifications or exceptions as to “materiality” or “material adverse effect”) are true and correct as of the closing of the merger except where the failure to be so true and correct would not reasonably be expected to prevent or materially impede or delay the consummation by Parent or Merger Sub of the transactions contemplated by the merger agreement on a timely basis, or the compliance by Parent or Merger Sub with its obligations under the merger agreement in any material respect;

•	Parent and Merger Sub have performed or complied in all material respects with each of their obligations under the merger agreement at or prior to the closing of the merger; and

•	we have received a certificate executed by the Chief Executive Officer of Parent confirming that these conditions have been satisfied.

Termination of the Merger Agreement

Smithfield and Parent can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•

if the merger has not occurred on or prior to the outside date, which is November 29, 2013, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to perform its obligations under the merger agreement has been the primary cause of the failure of the merger to occur on or before such date and such action or failure to perform constitutes a breach in a material respect of the merger agreement;

•

if a governmental authority has issued a final and non-appealable order that is enforced in a U.S. court of competent jurisdiction having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger, provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to perform its obligations under the merger agreement has been the primary cause of the issuance of such final, non-appealable order, and the party seeking to terminate the merger agreement must have complied with its obligations under the merger agreement to prevent, oppose or remove such order; or

•

if approval of the merger agreement and the related plan of merger by the Smithfield shareholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement and related plan of merger was taken.

We can terminate the merger agreement:

•

upon a breach or inaccuracy in any of Parent’s or Merger Sub’s representations or warranties or the failure by Parent or Merger Sub to perform any of its obligations under the merger agreement, which in any case would result in the failure of any condition to our obligation to close to be satisfied and which breach, inaccuracy or failure is not capable of being cured prior to the outside date, provided that the right to terminate the merger agreement under this circumstance will not be available to us if we are then in material breach of any of our covenants or agreements under the merger agreement;

•

in order to accept a superior proposal and enter into an acquisition agreement providing for such superior proposal immediately following or concurrently with such termination, subject to our compliance with the non-solicitation provisions in the merger agreement and payment of the applicable termination fee; or

•

if the mutual conditions of the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing of the merger), the marketing period has ended, Parent has not received the proceeds of the debt financing and/or the lenders have not confirmed that the debt financing will be available at the closing of the merger in a sufficient amount, and Parent failed to consummate the merger by the time set forth in the merger agreement.

Parent can terminate the merger agreement:

•

upon a breach or inaccuracy in any of our representations or warranties or our failure to perform any of our obligations under the merger agreement, which in any case would result in the failure of any condition to Parent’s obligation to close to be satisfied and which breach, inaccuracy or failure is not capable of being cured prior to the outside date, provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its covenants or agreements under the merger agreement; or

•

if (i) the Smithfield Board has made a change in recommendation with respect to the merger, (ii) we have materially breached or failed to perform in a material respect our obligations under the non-solicitation provisions in the merger agreement or (iii) the Smithfield Board has failed to reaffirm publicly its recommendation that the Smithfield shareholders approve the merger agreement within ten business days after an acquisition proposal is disclosed or announced (each of the foregoing, a “triggering event”), provided that Parent will not have the right to terminate the merger agreement under this circumstance if Smithfield’s shareholders have approved the merger agreement.

Termination Fees and Expenses

We will be required to pay Parent a termination fee in certain circumstances, as follows:

•

if the merger agreement is terminated by Parent upon a triggering event or by either party upon failure to obtain Smithfield shareholder approval following any time at which Parent was entitled to terminate the merger agreement in connection with a triggering event, we are required to pay Parent $175,000,000 within two business days following such termination. If the triggering event was related to an acquisition proposal from a qualified pre-existing bidder and we had entered into an acquisition agreement with such qualified pre-existing bidder on or before June 27, 2013, the termination fee would have been $75,000,000;

•

if we terminate the merger agreement to accept a superior proposal from a person other than a qualified pre-existing bidder, or from any person (including a qualified pre-existing bidder) after June 27, 2013, then we are required to pay Parent $175,000,000 concurrently with and as a condition to such termination, provided that, if we had terminated the merger agreement to accept a superior proposal on or before June 27, 2013 from any qualified pre-existing bidder, such termination fee would have been $75,000,000; or

•

if the merger agreement is terminated by either party upon failure to close by the outside date or failure to obtain Smithfield shareholder approval, or by Parent upon our material uncured breach, and, prior to such termination, an acquisition proposal was made or communicated to Smithfield’s senior management or the Smithfield Board or publicly announced or publicly made known to Smithfield’s shareholders, and, within nine months after such termination, we enter into a definitive agreement with respect to any acquisition proposal which is later consummated, or, within 12 months after such termination, any acquisition proposal is consummated, then we are required to pay to Parent $175,000,000 within two business days after we consummate such acquisition proposal, provided that for purposes hereof, each reference in the definition of “acquisition proposal” to 25% is deemed to be a reference to 50%.

Parent will be required to pay us a termination fee under certain circumstances, as follows:

•

if the merger agreement is terminated for any reason, other than the reasons listed below, and a willful breach by Parent or Merger Sub is the primary cause of the failure of the closing to occur (including if Parent fails to consummate the merger if the conditions to the obligations of Parent and Merger Sub to consummate the merger were satisfied and Smithfield stood ready and willing to close), then Parent is required to pay us $275,000,000 within two business days following such termination:

•	by either party upon mutual agreement;

•	by Parent upon our material uncured breach of the merger agreement or upon a triggering event;

•	by either party upon failure to obtain Smithfield shareholder approval following any time at which Parent was entitled to terminate the merger agreement in connection with a triggering event; or

•	by us in order to accept a superior proposal;

•	if the merger agreement is terminated for the reasons below, Parent is required to pay to us $275,000,000 within two business days following such termination:

•

by either party if a governmental authority has issued a final and non-appealable order that is enforced in a U.S. court of competent jurisdiction having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and the primary cause therefor is a final and non-appealable order relating to antitrust law;

•

by either party upon failure to close by the outside date and the primary cause therefor is the failure to obtain all necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act and the merger control laws of Mexico, Poland, Russia and Ukraine (unless Parent has waived any such unsatisfied regulatory condition, other than relating to U.S. antitrust laws, and we have declined to waive such condition); or

•

by us upon material uncured breach of the merger agreement by Parent or Merger Sub and the primary cause therefor or result thereof is the failure to obtain all necessary consents, approvals and the expiration of any applicable waiting periods required under the HSR Act and the merger control laws of Mexico, Poland, Russia and Ukraine (unless Parent has waived any such unsatisfied regulatory condition, other than relating to U.S. antitrust laws, and we have declined to waive such condition); or

•

if we terminate the merger agreement upon Parent’s failure to receive the proceeds of the committed debt financing and consummate the merger as discussed above, then Parent is required to pay us $275,000,000 within two business days following such termination.

Except for the termination fee payable by either party under certain circumstances in a termination of the merger agreement (as described above) and subject to certain other exceptions, whether or not the merger is completed, we and Parent are each responsible for all respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. Neither party is required to pay more than one termination fee or to pay any applicable termination fee on more than one occasion.

Except in the case of fraud or willful breach by Parent or Merger Sub, if we receive payment of Parent’s termination fee, such fee will constitute our or our related parties’ sole and exclusive remedy against Parent, Merger Sub and any related party for losses and damages relating to the merger agreement, subject to certain exceptions including with respect to our right to seek specific performance of Parent’s obligations under the merger agreement. If Parent receives payment of our termination fee, such fee will constitute the sole and exclusive remedy of Parent and Merger Sub against us and any related party for losses and damages relating to the merger agreement, subject to certain exceptions including with respect to Parent’s right to seek specific performance of our obligations under the merger agreement.

Except in connection with the payment of any termination fees, each party will pay the fees or expenses incurred by such party, whether or not the merger is consummated.

Escrow for Parent’s Termination Fee

On the date of the merger agreement, Parent caused to be deposited $275,000,000 with Bank of China, New York Branch, as collateral and security for the payment of Parent’s termination fee, if and when it becomes due, which amount will be held in escrow pursuant to the escrow agreement until the earlier of the effective time (at which time the funds will be released to Parent) and the date on which the merger agreement is terminated (at which time the funds will be released to Parent or, if Parent is obligated to pay the termination fee, to us).

Amendment and Waiver of the Merger Agreement

The merger agreement may be amended by the parties at any time prior to the effective time, provided that after Smithfield’s shareholders approve the merger agreement, the parties are prohibited from making any amendment which requires the further approval of Smithfield’s shareholders unless such approval is obtained before the amendment. The merger agreement may only be amended by an instrument in writing signed by the parties.

At any time prior to the effective time, each party may waive the other party’s compliance with certain provisions of the merger agreement.

Specific Performance; Remedies

The parties are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms thereof.

However, we are not entitled to enforce specifically the obligations of Parent or Merger Sub to consummate the merger unless all of the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied (other than any condition that by its nature cannot be satisfied until the closing of the merger, but that is expected to be satisfied at the closing) and the full proceeds to be provided to Parent or Merger Sub by the debt financing are available to Parent or Merger Sub to complete the merger.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED

COMPENSATION PROPOSAL

(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, Smithfield is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Smithfield in connection with the merger, the value of which is set forth in the table entitled “Potential Merger-Related Payments to Named Executive Officers Table” on page 62. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, Smithfield is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Smithfield’s named executive officers in connection with the merger, as disclosed under “The Merger—Interests of Smithfield’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits—Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Smithfield, Parent or the surviving corporation. Because Smithfield is contractually obligated to make the potential merger-related payments to the executive officers, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved and regardless of the outcome of the advisory vote.

Approval of the named executive officer merger-related compensation proposal requires the affirmative vote of the holders of a majority of the shares of Smithfield common stock present or represented by proxy at the special meeting and entitled to vote thereon (provided a quorum is present in person or by proxy). Abstentions will have the same effect as a vote “AGAINST” the proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The Smithfield Board unanimously recommends that the Smithfield shareholders vote “FOR” the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL

(PROPOSAL 3)

Smithfield shareholders are being asked to approve a proposal that will give us authority, as permitted under the terms of the merger agreement, to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum does not exist, the holders of a majority of the shares of Smithfield common stock present at the special meeting, in person or by proxy, may adjourn the special meeting to another place, date or time. If the adjournment proposal is approved, the special meeting could be adjourned by the Smithfield Board as permitted under the terms of the merger agreement. In addition, the Smithfield Board, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of the adjournment proposal. Smithfield does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

The Smithfield Board unanimously recommends that the Smithfield shareholders vote “FOR” the adjournment proposal.

MARKET PRICES OF SMITHFIELD COMMON STOCK

Market Information

Smithfield common stock trades on the NYSE under the symbol “SFD.” The following table shows the high and low sales price of Smithfield common stock for the first and second quarter of fiscal 2014 (through August 16, 2013) and each quarter of fiscal 2013 and fiscal 2012.

Fiscal Year	High	Low
2014
First Quarter	$33.96	$24.91
Second Quarter (through August 16, 2013)	$34.74	$33.17
2013
First Quarter	$21.93	$17.75
Second Quarter	$21.17	$17.55
Third Quarter	$23.86	$20.34
Fourth Quarter	$27.33	$21.98

2012
First Quarter	$23.85	$18.81
Second Quarter	$23.95	$17.79
Third Quarter	$25.12	$21.75
Fourth Quarter	$24.23	$20.04

The closing sales price of Smithfield common stock on the NYSE on August 16, 2013, the latest practicable date before the printing of this proxy statement, was $33.38 per share. The closing sales price of Smithfield common stock on the NYSE on May 28, 2013, the last trading day prior to the public announcement of the proposed merger, was $25.97 per share. You are urged to obtain current market quotations for Smithfield common stock when considering whether to approve the merger proposal.

Holders

As of August 5, 2013, there were approximately 823 record holders of Smithfield common stock.

Dividends

We have never paid a cash dividend on our common stock. In addition, the terms of certain of our debt agreements limit the payment of any cash dividends on our common stock. We would only pay cash dividends from assets legally available for that purpose, and payment of cash dividends would depend on our financial condition, results of operations, current and anticipated capital requirements, restrictions under then-existing debt instruments and other factors then deemed relevant by the Smithfield Board. Under the merger agreement, described in “The Merger Agreement—Conduct of Business Pending the Merger”, we are prohibited from paying any dividend or other distribution on our common stock prior to the completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information with respect to beneficial ownership, as of August 5, 2013, of shares of Smithfield common stock is furnished with respect to:

•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of Smithfield common stock;

•	each director of Smithfield,

•	each named executive officer of Smithfield, and

•	all current directors and executive officers of Smithfield as a group:

Percentage of beneficial ownership is calculated in relation to the 139,196,460 shares of Smithfield common stock that were outstanding as of August 5, 2013. Pursuant to current regulations of the SEC, securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Securities to purchase shares of Smithfield common stock that vest or are exercisable within 60 days of August 5, 2013 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

NAME AND ADDRESS OF 5% SHAREHOLDERS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
BlackRock, Inc. (1)	9,792,767	(1)	7.0%
40 East 52nd Street
New York, NY 10022
Starboard Value LP and related affiliates (2)	7,962,300	(2)	5.7%
830 Third Avenue, 3rd Floor
New York, NY 10022
Morgan Stanley (3)	7,022,056	(3)	5.0%
1585 Broadway
New York, NY 10036

	Amount And Nature Of Beneficial Ownership (Number Of Shares) (4)
DIRECTORS AND NAMED EXECUTIVE OFFICERS:	DIRECT	OTHER		TOTAL		PERCENT OF CLASS
Hon. Carol T. Crawford	3,625	58,766	(5)	62,391	(5)	*
Richard T. Crowder	3,500	8,775	(6)	12,275	(6)	*
Margaret G. Lewis	5,000	10,409	(7)	15,409	(7)	*
Joseph W. Luter, III	632,200	80,681	(8)	712,881	(8)	*
Joseph W. Luter, IV	207,897	482,199	(9)	690,096	(9)	*
Robert W. Manly, IV	313,947	143,333	(10)	457,280	(10)	*
Wendell H. Murphy, Sr.	—	54,113	(11)	54,113	(11)	*
David C. Nelson	35,000	37,479	(12)	72,479	(12)	*
C. Larry Pope	595,309	586,667	(13)	1,181,976	(13)	*
George H. Richter	60,920	106,001	(14)	166,921	(14)	*
Frank Spencer Royal, M.D.	1,000	21,986	(15)	22,986	(15)	*
John T. Schwieters	31,500	27,022	(16)	58,522	(16)	*
Joseph B. Sebring	61,560	35,001	(17)	96,561	(17)	*
Hon. Paul S. Trible, Jr.	500	17,733	(18)	18,233	(18)	*
All current directors and executive officers as a group (18 persons)	2,026,397	1,984,718	(19)	4,011,115	(19)	2.9%

*	Less than 1% of class
(1)	Based on a report on Schedule 13G/A filed with the SEC on February 8, 2013, BlackRock, Inc. reported, as of December 31, 2012, sole voting power, sole dispositive power, and beneficial ownership of 9,792,767 shares of Smithfield common stock. Each of the following subsidiaries of BlackRock are identified as having acquired the shares that are being reported therein by BlackRock: BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Limited, BlackRock Life Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Limited.
(2)	Based on a report on Schedule 13D/A filed with the SEC on July 12, 3013, Starboard Value and Opportunity Master Fund Ltd. (“Starboard V&O Fund”) reported, as of July 11, 2013, sole voting power, sole dispositive power and beneficial ownership of 4,035,217 shares, including 3,210,500 shares Starboard V&O Fund has the right to acquire pursuant to presently exercisable call options. Starboard Value and Opportunity S LLC (“Starboard LLC”) reported sole voting power, sole dispositive power and beneficial ownership of 884,700 shares, including 703,900 shares Starboard LLC has the right to acquire pursuant to presently exercisable call options. Starboard Value and Opportunity C LP (“Starboard C LP”) reported sole voting power, sole dispositive power and beneficial ownership of 575,100 shares, including 457,600 shares Starboard C LP has the right to acquire pursuant to presently exercisable call options. Starboard Leaders Charlie LLC (“Charlie LLC”) reported sole voting power, sole dispositive power and beneficial ownership of 950,008 shares, including 500,000 shares Charlie LLC has the right to acquire pursuant to presently exercisable call options. As of July 11, 2013, 1,517,275 shares were held in an account (the “Starboard Value LP Account”) managed by Starboard Value LP, including 1,207,800 shares subject to presently exercisable call options.

Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Charlie LLC and the Starboard Value LP Account, and as the manager of Starboard LLC, may be deemed to beneficially own and have sole voting and dispositive power with respect to the aggregate of 7,962,300 shares beneficially owned by Starboard V&O Fund, Starboard C LP, Charlie LLC, Starboard LLC and held in the Starboard Value LP Account.

Each of Starboard Value GP LLC (“Starboard Value GP”), as the general partner of Starboard Value LP, Starboard Principal Co LP (“Principal Co”), as a member of Starboard Value GP, and Starboard Principal Co GP LLC (“Principal GP”), as the general partner of Principal Co, may be deemed to beneficially own and have sole voting and dispositive power with respect to the aggregate of 7,962,300 shares beneficially owned by Starboard V&O Fund, Starboard C LP, Charlie LLC, Starboard LLC and held in the Starboard Value LP Account.

Each of Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld, as members of Principal GP and a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed to beneficially own and have shared voting and dispositive power with respect to the aggregate of 7,962,300 shares beneficially owned by Starboard V&O Fund, Starboard C LP, Charlie LLC, Starboard LLC and held in the Starboard Value LP Account.

Each of Starboard Value R LP (“Starboard R LP”), as the general partner of Starboard C LP, and Starboard Value R GP LLC, as the general partner of Starboard R LP, may be deemed to beneficially own and have sole voting and dispositive power with respect to the 575,100 shares beneficially owned by Starboard C LP.

Each of Starboard Leaders Fund LP (“Leaders Fund”), as a member of Charlie LLC, Starboard Value A LP (“Starboard A LP”), as the general partner of Leaders Fund and the managing member of Charlie LLC, and Starboard Value A GP LLC, as the general partner of Starboard A LP, may be deemed to beneficially own and have sole voting and dispositive power with respect to the 950,008 shares beneficially owned by Charlie LLC.

Each of the foregoing persons and entities, as a member of a “group” for the purposes of Section 13(d)(3) of the Exchange Act may be deemed the beneficial owner of the shares directly owned by the other members. Each such person and entity disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The address of the principal office of each of Starboard LLC, Starboard C LP, Charlie LLC, Leaders Fund, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, Starboard A LP, Starboard A GP, Starboard R LP, Starboard R GP and Messrs. Smith, Mitchell and Feld is shown in the table above. The address of the principal office of Starboard V&O Fund is 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

(3)	Based on a report on Schedule 13G filed with the SEC on July 3, 2013, Morgan Stanley reported, as of June 26, 2013, sole voting power of 7,014,124 shares, shared voting power of 4,461 shares and sole dispositive power and beneficial ownership of 7,022,056 shares by certain operating units of Morgan Stanley and its subsidiaries and affiliates.
(4)	For the Directors and Executive Officers, shares of our common stock listed under the “Direct” column are those which are owned and held by such person as outstanding shares and over which such person has sole voting power and sole dispositive power. For the Directors and Executive Officers, shares shown under the “Other” column include other forms of “beneficial ownership” pursuant to the SEC regulations, as described in the indicated footnotes.
(5)	Includes 7,400 shares owned in an IRA of Ms. Crawford’s husband, 9,000 shares held by Ms. Crawford’s husband and 250 shares held by Ms. Crawford as custodian for her grandchildren. Ms. Crawford disclaims beneficial ownership of these 16,650 shares. Also includes 42,116 shares held by the trustee of the Smithfield Foods, Inc. 2008 Incentive Compensation Plan (the “2008 Plan”) in Ms. Crawford’s deferred stock account over which Ms. Crawford has voting control.

(6)	Includes 8,775 shares held by the trustee of the 2008 Plan in Dr. Crowder’s deferred stock account over which Dr. Crowder has voting control.
(7)	Includes 10,409 shares held by the trustee of the 2008 Plan in Ms. Lewis’s deferred stock account over which Ms. Lewis has voting control.
(8)	Includes 950 shares held by Mr. Luter, III as custodian for his daughter under the Virginia Uniform Transfers to Minors Act. In addition, includes 79,731 shares held by the trustee of the 2008 Plan in Mr. Luter, III’s deferred stock account over which Mr. Luter, III has voting control.
(9)	Includes 17,132 shares held by Mr. Luter, IV as custodian for his children’s trusts under the Uniform Transfers to Minors Act and 355,400 shares held by an LLC beneficially owned by Mr. Luter, IV and his two minor children. Also includes 109,667 shares that Mr. Luter, IV has the right to acquire pursuant to presently exercisable stock options. Mr. Luter IV has pledged 406,948 of his shares as security.
(10)	Includes 143,333 shares that Mr. Manly has the right to acquire pursuant to presently exercisable stock options.
(11)	Includes 4,000 shares held by Mr. Murphy’s wife. Also includes 50,113 shares held by the trustee of the 2008 Plan in Mr. Murphy’s deferred stock account over which Mr. Murphy has voting control.
(12)	Includes 37,479 shares held by the trustee of the 2008 Plan in Mr. Nelson’s deferred stock account over which Mr. Nelson has voting control.
(13)	Includes 586,667 shares that Mr. Pope has the right to acquire pursuant to presently exercisable stock options.
(14)	Includes 1,000 shares held by Mr. Richter as custodian for his grandson under the Uniform Transfers to Minors Act. Also, includes 105,001 shares that Mr. Richter has the right to acquire pursuant to presently exercisable stock options.
(15)	Includes 21,986 shares held by the trustee of the 2008 Plan in Dr. Royal’s deferred stock account over which Dr. Royal has voting control.
(16)	Includes 27,022 shares held by the trustee of the 2008 Plan in Mr. Schwieters’s deferred stock account over which Mr. Schwieters has voting control.
(17)	Includes 35,001 shares that Mr. Sebring has the right to acquire pursuant to presently exercisable stock options.
(18)	Includes 17,733 shares held by the trustee of the 2008 Plan in Mr. Trible’s deferred stock account over which Mr. Trible has voting control.
(19)	Includes 1,402,503 shares subject to presently exercisable stock options or stock options which will be exercisable within sixty days.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Smithfield common stock whose shares of common stock are converted into the right to receive cash in the merger. This discussion is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought with respect to any aspect of the merger. This discussion does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the merger, or the tax consequences to holders of stock options issued by Smithfield which are canceled or converted, as the case may be, in connection with the merger. Furthermore, this discussion applies only to holders that hold their Smithfield common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Smithfield common stock;

•	persons holding Smithfield common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons who acquired Smithfield common stock through the exercise of employee stock options or otherwise as compensation;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	certain former citizens or residents of the United States;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or

•	persons subject to the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Smithfield common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Smithfield common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Smithfield common stock that is:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of Smithfield common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Smithfield common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Smithfield common stock (i.e., shares of Smithfield common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Smithfield common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Smithfield common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes). Payments made to a non-U.S. holder in exchange for shares of Smithfield common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Smithfield common stock for cash pursuant to the merger and certain other conditions are met; or

•

the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Smithfield common stock at any time during the five-year period preceding the merger, and Smithfield is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Smithfield common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

Smithfield believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Smithfield common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE SMITHFIELD SHAREHOLDER PROPOSALS

Smithfield has not determined whether it will hold its 2013 annual meeting of shareholders due to the merger proposal. If the merger is not completed, Smithfield’s shareholders will continue to be entitled to attend and participate in Smithfield’s annual meeting of shareholders. If Smithfield holds its 2013 annual meeting of shareholders, shareholder proposals intended to be presented for inclusion in Smithfield’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act for such meeting must have been received at Smithfield’s principal executive offices by Michael H. Cole, our Secretary, at the address listed below, on or before April 11, 2013 and must have met the requirements of Rule 14a-8 under the Exchange Act. For director nominations the notice must describe various matters regarding the nominee, including name, address, occupation, and shares held.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice of such intent to Michael H. Cole, our Secretary, by delivery or by mail at the address shown below. To be timely, a shareholder’s notice for nominations to be made at the 2013 annual meeting of shareholders must be received (i) on or after May 1, 2013 and before June 1, 2013 if the annual meeting is to be held during the months of August and September, 2013 or (ii) with respect to any other annual meeting or special meeting for which the Board of Directors gives notice that directors are to be elected, the close of business on the tenth day following the date of public disclosure of the date of that meeting. The notice must contain the information specified in Smithfield’s bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of our directors, if elected.

In addition, if a shareholder intends to bring any other business (other than business which the shareholder has sought to be included in our proxy statement for such meeting) before the 2013 annual meeting of shareholders, if such meeting is held, the shareholder must comply with the advance notice provisions in Smithfield’s bylaws. A shareholder must give timely written notice of such intent to Michael H. Cole, our Secretary, at the address shown below and be a shareholder of record both at the time such notice is given and on the record date of the meeting. To be timely, a shareholder’s notice of such business to be brought before the 2013 annual meeting of shareholders must be received: (i) on or after May 1, 2013 and before June 1, 2013 if the annual meeting is to be held during the months of August and September 2013; or (ii) with respect to any other annual meeting date, the close of business on the tenth day following the date of public disclosure of the date of the annual meeting. The notice must contain the information specified in Smithfield’s bylaws regarding the shareholder giving the notice and the business proposed to be brought before the meeting. The notice also must be submitted to the following address:

Michael H. Cole, Secretary

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

With respect to shareholder proposals not included in our proxy statement for the 2013 annual meeting of shareholders, the persons named in the Smithfield Board’s proxy for the 2013 annual meeting of shareholders will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Smithfield and some brokers may be householding our proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Smithfield if you are a shareholder of record. You can notify us by sending a written or oral request to Michael H. Cole, Secretary at Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Tel. (757) 365-3000. Shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Smithfield at the telephone and address set forth in the prior sentence. In addition, Smithfield will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION

Smithfield is subject to the reporting requirements of the Exchange Act. Accordingly Smithfield files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Smithfield’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Smithfield also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Smithfield’s internet website address is www.smithfield.com. The information located on, or hyperlinked or otherwise connected to, Smithfield’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Part I and Part II of Smithfield’s Annual Report on Form 10-K for the fiscal year ended April 28, 2013, filed June 18, 2013; and

•	Smithfield’s Current Reports on Form 8-K filed with the SEC on May 29, 2013, June 4, 2013, July 15, 2013, July 15, 2013, July 19, 2013 and July 31, 2013.

We also incorporate by reference into this proxy statement additional documents that Smithfield may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of documents incorporated by reference at no cost, by writing or telephoning Michael H. Cole, Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Tel. (757) 365-3000.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 19, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

Shuanghui International Holdings Limited,

Sun Merger Sub, Inc.

and

Smithfield Foods, Inc.

dated as of May 28, 2013

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 28, 2013, is entered into by and among Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”), Sun Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Smithfield Foods, Inc., a Virginia corporation (the “Company”). Each of Parent, Merger Sub and the Company are referred to herein as a “Party” and together as “Parties”. Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 9.01.

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) and the respective boards of directors of Parent and Merger Sub have unanimously determined that it is in the best interests of their respective companies and shareholders, and declared it advisable, to enter into the transactions provided for herein, and have approved the acquisition by Parent of the Company through the consummation of the Merger and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Parent, Merger Sub and the Company intend that, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act of the Commonwealth of Virginia (the “VSCA”), Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), whereby each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 2.01(b)) will be converted into the right to receive the Per Share Merger Price.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, including the Plan of Merger, and in accordance with the VSCA, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Section 1.02 CLOSING. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. (New York City time), on the second (2nd) Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions). The Closing shall be held at the offices of Paul Hastings LLP, located at 75 East 55th Street, New York, NY 10022, unless another time, date or place is agreed to in writing by Parent and the Company; provided, that without the prior written consent of Parent, the Closing shall not occur prior to the earlier of (a) a date during the Marketing Period specified by Parent on no fewer than five (5) Business Days’ notice to the Company or (b) if no such date has been specified by Parent, the second (2nd) Business Day following the final day of the Marketing Period. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 EFFECTIVE TIME. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the Parties shall (a) file articles of merger, in customary form (the “Articles of Merger”), meeting the requirements of Section 13.1-720 of the VSCA, including setting forth the related plan of merger meeting the requirements of Section 13.1-716 of the VSCA (such plan of merger, the “Plan of Merger”), substantially in the form attached hereto as Exhibit A, with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) and (b) duly make all other filings and recordings required by the VSCA in order to effectuate the Merger, in each case, in such form as required by, and executed and filed in accordance with, the relevant provisions of the VSCA. The Merger shall become effective upon the issuance of a certificate of merger by the SCC or at such later time as may be agreed to by Parent and the Company in writing and specified in the Articles of Merger (the date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”).

Section 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the VSCA. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, properties, immunities, powers and franchises of the Company and Merger Sub, and all of the debts, liabilities, obligations, claims, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, claims, restrictions and duties of the Surviving Corporation.

Section 1.05 ARTICLES OF INCORPORATION AND BYLAWS.

(a) Articles of Incorporation. At the Effective Time, the Company’s amended and restated articles of incorporation (the “Company Articles of Incorporation”) shall be amended and restated to read in their entirety as set forth in Exhibit B attached hereto and as so amended and restated shall be the articles of incorporation of the Surviving Corporation, until thereafter amended (subject to Section 6.06(a) hereof) as provided therein or by applicable Law.

(b) Bylaws. At the Effective Time, the Company’s bylaws (the “Company Bylaws”) shall be amended and restated to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be “Smithfield Foods, Inc.”) and as so amended and restated shall be the bylaws of the Surviving Corporation, until thereafter amended (subject to Section 6.06(a) hereof) as provided therein or by applicable Law.

Section 1.06 DIRECTORS AND OFFICERS.

(a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS

Section 2.01 CONVERSION AND EXCHANGE OF SHARES OF COMPANY COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of Company Common Stock or any shares of capital stock of Parent or Merger Sub:

(a) Conversion of Merger Sub Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shares at such time shall comprise the only outstanding shares of capital stock of the Surviving Corporation.

(b) Cancellation of Company-Owned Stock, Parent-Owned Stock and Merger Sub-Owned Stock. Each share of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company or held by Parent or Merger Sub, in each case, immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, without payment of any consideration therefor.

(c) Conversion of Company Common Stock. Except as provided in Section 2.01(b) and subject to Section 2.02, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $34.00 in cash, without interest (the “Per Share Merger Price”), payable to the holder thereof upon surrender of such shares of Company Common Stock in the manner provided in Section 2.03.

(d) Appraisal Rights. In accordance with Section 13.1-730 of the VSCA, no appraisal rights shall be available to the holders of Company Common Stock in connection with the Merger or the other transactions contemplated by this Agreement.

Section 2.02 ADJUSTMENT TO PER SHARE MERGER PRICE. If at any time during the period between the date hereof and the Effective Time there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock, the Per Share Merger Price shall be appropriately adjusted by Parent to reflect the effect thereof.

Section 2.03 SURRENDER OF COMPANY STOCK CERTIFICATES.

(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with the Company’s transfer agent or a bank or trust company that is reasonably satisfactory to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II. Promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent in trust, for the benefit of the holders of shares of Company Common Stock, cash in an amount sufficient to pay the aggregate Merger Consideration. Any funds deposited with the Paying Agent pursuant to this Section 2.03(a) shall be referred to in this Agreement as the “Exchange Fund.”

(b) Company Stock Certificate Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) or shares of Company Common Stock represented by book-entry (“Book Entry Shares”) whose shares of Company Common Stock were converted into the right to receive the Merger

Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of the Company Stock Certificates to the Paying Agent and which shall otherwise be in customary form (including customary provisions with respect to delivery of an “agent’s message” with respect to Book Entry Shares)) and (ii) instructions for use in effecting the surrender of the Company Stock Certificates, or in the case of Book Entry Shares, the surrender of such shares, in exchange for payment of the applicable Merger Consideration. Each holder of record of a Company Stock Certificate or Book Entry Share shall, upon surrender to the Paying Agent of such Company Stock Certificate or Book Entry Share, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent pursuant to such instructions, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Company Stock Certificate or Book Entry Share shall have been converted into the right to receive pursuant to Section 2.01(c), and the Company Stock Certificate or Book Entry Share so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Company Stock Certificate so surrendered is registered if such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration and any such dividends to a person other than the registered holder of such Company Stock Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03(b), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates or Book Entry Shares pursuant to the provisions of this Article II.

(c) No Further Ownership Rights in Company Common Stock; Transfer Books. At and after the Effective Time, holders of Company Stock Certificates (or, in the case of uncertificated shares, Book Entry Shares) shall cease to have any rights as shareholders of the Company, except for the right to receive the Merger Consideration. Any cash paid upon the surrender of Company Stock Certificates or Book Entry Shares in accordance with this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly evidenced by such Company Stock Certificates or Book Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Stock Certificates or Book Entry Shares formerly evidencing shares of Company Common Stock are presented to the Paying Agent or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with this Article II.

(d) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Stock Certificates or Book Entry Shares on the date that is one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Stock Certificates or Book Entry Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of such holders’ claims for the Merger Consideration pursuant to the provisions of this Article II.

(e) No Liability. Neither Parent, Merger Sub, the Company, the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Company Stock Certificate or Book Entry Shares shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of shares of Company Common Stock and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the shareholders of the Company in the amount of any such losses and (ii) such investments shall only be in short-term obligations of or guaranteed by the United States of America or any agency or instrumentality thereof with maturities of no more than thirty (30) days and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid solely to Parent.

(g) Lost Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such reasonable and customary amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Company Stock Certificate the applicable Merger Consideration.

(h) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of any Company Stock Certificate or Book Entry Shares (or any holder of a Company Equity Award) such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Section 2.04 COMPANY EQUITY AWARDS.

(a) At the Effective Time, each unexercised Company Stock Option granted under any Company Stock Plan that, in each case, is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall be canceled, and the holder thereof shall be entitled to receive a payment in cash, without interest, equal to the product of (A) the number of shares of Company Common Stock previously subject to such Company Stock Option and (B) the excess, if any, of the Per Share Merger Price over the exercise price per share previously subject to such Company Stock Option; provided, however, that to the extent the exercise price of any Company Stock Option is equal to or greater than the Per Share Merger Price at the Effective Time, such Company Stock Option shall be automatically canceled and retired and shall cease to exist and no consideration will be paid or delivered in exchange therefor. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.04(a) as soon as reasonably practicable following the Effective Time (but in no event later than the second payroll period of the Surviving Corporation occurring after the Effective Time).

(b) Immediately prior to the Effective Time, each then-outstanding performance stock unit award (“Company PSUs”) granted under any Company Stock Plan shall become fully earned and vested with respect to the maximum number of shares underlying each such Company PSU as set forth in the terms of the agreement granting such Company PSU (the “PSU Agreement”). The Surviving Corporation shall pay to each grantee of each Company PSU, as soon as reasonably practicable following the Effective Time (but in no event later than the second payroll period of the Surviving Corporation occurring after the Effective Time), an amount in cash equal to the Merger Consideration for each such fully vested PSU (which payment shall be deemed to be the issuance of the appropriate number of shares of Company Common Stock and receipt of the Merger Consideration, as provided in Section 2.01(c), to the extent required by the terms of the Company Stock Plan applicable to such Company PSU).

(c) Each Deferred Unit granted under any Company Stock Plan and outstanding immediately prior to the Effective Time (all of which shall be fully vested) shall become the right to receive an amount in cash equal to the Merger Consideration for each such fully vested Deferred Unit (which payment shall be deemed to be the issuance of the appropriate number of shares of Company Common Stock and receipt of the Merger Consideration, as provided in Section 2.01(c), to the extent required by the terms of the Company Stock Plan applicable to such Deferred Unit), and with respect to each Deferred Stock Account, each right to receive a share of Company Common Stock from such Deferred Stock Account shall, as of the Effective Time, become the right to receive an amount in cash equal to the Merger Consideration, the payment of which shall otherwise be made in accordance with the terms of the 2005 Non-Employee Directors Stock Incentive Plan.

(d) With respect to each Account, each right to receive a share of Company Common Stock upon distribution of such Account as provided under the ESPP shall, as of the Effective Time, become the right to receive an amount in cash equal to the Merger Consideration, the payment of which shall otherwise be made in accordance with the terms of the ESPP.

(e) The payment of all Equity Award Amounts hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 2.03(h).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as expressly set forth in the Disclosure Schedule, it being agreed that disclosure of any item in any part of the Disclosure Schedule shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure or (b) to the extent disclosed in and reasonably apparent from the Company SEC Documents filed prior to the date hereof (other than forward-looking disclosures set forth in any risk factor section, disclosures relating to forward-looking statements and other similar disclosures included therein to the extent they are predictive, cautionary or forward-looking in nature), it being understood that this clause (b) shall not be applicable to Section 3.03, Section 3.04, Section 3.22, Section 3.23, Section 3.24, Section 3.25 and Section 3.26, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.01 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; JOINT VENTURES.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has all requisite corporate power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound.

(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business requires such qualification or license, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Part 3.01(c) of the Disclosure Schedule sets forth a complete list of each significant Subsidiary of the Company as of the date hereof (each a “Significant Subsidiary”), and the capitalization and jurisdiction of organization thereof. Except as set forth on Part 3.01(c) of the Disclosure Schedule, each of the Significant

Subsidiaries identified in Part 3.01(c) of the Disclosure Schedule is a wholly owned direct or indirect Subsidiary of the Company and no other person holds any equity interest (contingent or otherwise) in such Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Significant Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound. Each Significant Subsidiary of the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business requires such qualification or license, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Subject to Section 3.01(d), except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any approvals or consents of, or other notices to, any Significant Subsidiary of the Company.

(d) Part 3.01(d) of the Disclosure Schedule sets forth a complete and accurate list of each person (other than the Company’s Significant Subsidiaries, which are listed on Part 3.01(c) of the Disclosure Schedule), in which the Company, as of the date hereof, directly or indirectly, owns any material Investment Interest of any nature (a “Joint Venture”), and, for each Joint Venture, the name of such Joint Venture, the jurisdiction of incorporation or organization of such Joint Venture and the percentage ownership of the outstanding capital stock or other equity interests of such Joint Venture held beneficially and of record by the Company or any of the Company’s Subsidiaries.

Section 3.02 ARTICLES OF INCORPORATION AND BYLAWS. The Company has made available to Parent accurate and complete copies of the Company Articles of Incorporation, the Company Bylaws (collectively, the “Company Charter Documents”), and the charter and organizational documents of each of its Significant Subsidiaries (in each case, as amended) (collectively, the “Subsidiary Charter Documents”). The Company has made available to Parent accurate and complete copies of the charters of all committees of the Company Board. The Company is not in violation of the Company Charter Documents in any material respect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company’s Significant Subsidiaries are not in violation of any Subsidiary Charter Documents.

Section 3.03 CAPITAL STRUCTURE.

(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock, and 1,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”). As of May 27, 2013 (the “Capitalization Date”): (i) 138,952,618 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) no shares of Company Common Stock were held in the treasury of the Company; (iv) 2,848,150 shares of Company Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans (stock options granted by the Company pursuant to such plans or otherwise are referred to collectively herein as “Company Stock Options”), such Company Stock Options having a weighted average exercise price as of the Capitalization Date of $22.36; (v) 1,636,525 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Equity Awards (other than the Company Stock Options referred to in the preceding clause (iv)), of which 1,185,732 shares were issuable pursuant to outstanding Company PSUs, 250,575 shares were issuable pursuant to outstanding Deferred Units and Deferred Stock Accounts, and 200,218 shares were issuable pursuant to existing Accounts; (vi) 7,140,603 shares of Company Common Stock were authorized and reserved for future issuance pursuant to the Company Stock Plans; (vii) 17,632,800 shares of Company Common Stock subject to issuance pursuant to outstanding Company

Warrants; and (viii) 1,794,396 shares of Company Common Stock subject to issuance pursuant to outstanding Convertible Notes. All of the outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company’s Subsidiaries. None of the outstanding shares of Company Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company, and there is no Company Contract relating to the voting or registration of, or restricting any person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation or bound by any Contract pursuant to which it may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, and the Company has discontinued its Existing Share Repurchase Programs and no other share repurchase program exists with respect to the Company.

(b) Other than pursuant to the Convertible Notes, the Company Warrants, the Company Pension Plans and the Company 401(k) Plans and as set forth in Section 3.03(a) or Part 3.03(b) of the Disclosure Schedule, there are: (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, restricted stock units, rights or other commitments or agreements to acquire from the Company or any of its Significant Subsidiaries, or that obligate the Company or any of its Significant Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company or any of its Significant Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any Voting Debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”); and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Company Securities. Except as set forth in the Company Warrants and the indenture (including supplemental indentures) governing the Convertible Notes, there is no rights agreement, shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company is or may become obligated to sell or otherwise issue any Company Securities.

(c) Voting Debt; Company Warrants. Except for the Convertible Notes, the Convertible Note Hedges and the Company Warrants, no bonds, debentures, notes or other Indebtedness issued by the Company or any of its Significant Subsidiaries having the right to vote on any matters on which shareholders or equityholders of the Company or any of its Significant Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right) (collectively, “Voting Debt”) are issued or outstanding.

(d) All of the outstanding shares of Company Common Stock, Company Equity Awards, Convertible Notes, Company Warrants, and other securities of the Company have been issued and granted in compliance in all material respects with all: (i) applicable securities Laws; (ii) requirements set forth in applicable Contracts and the Company Stock Plans; and (iii) applicable rules and regulations of the New York Stock Exchange (“NYSE”). No Company Equity Awards have been granted other than pursuant to the Company Stock Plans. In all material respects, all Company Equity Awards have been validly granted or issued and properly approved by the Company Board (or a properly constituted committee thereof) and have been properly accounted for in accordance with GAAP on the consolidated audited financial statements of the Company and its Subsidiaries filed in or furnished with the Company SEC Documents.

(e) All of the shares of capital stock of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company or another wholly owned Subsidiary of the Company, free and clear of any Liens, other than restrictions on transfer imposed by applicable securities Laws.

Section 3.04 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Shareholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The Company Board, by resolutions adopted at a meeting duly called and held, at which all of the directors of the Company Board were present in person or by telephone in compliance with the applicable provisions of the VSCA, duly and unanimously (a) determined that this Agreement, the Merger, and the other transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its shareholders, (b) adopted, approved and declared advisable this Agreement and the related Plan of Merger and the transactions contemplated hereby and thereby, including the Merger, and authorized and approved the execution, delivery and performance of this Agreement, (c) resolved to recommend (subject to Section 5.02) that the holders of shares of Company Common Stock approve this Agreement and the related Plan of Merger and the Merger at the Shareholders’ Meeting (the “Company Board Recommendation”) and (d) elected, to the extent permitted by applicable Laws, to make inapplicable all state takeover laws or similar Laws, including Article 14 (Affiliated Transactions) of the VSCA, to the extent they might otherwise apply to the execution, delivery, performance or consummation of this Agreement or the transactions contemplated hereby, and none of the aforesaid resolutions by the Company Board has been amended, rescinded or modified as of the date hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (including the Merger), other than obtaining the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws, now or hereinafter in effect, relating to or affecting creditors’ rights generally; and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).

Section 3.05 NON-CONTRAVENTION; CONSENTS.

(a) The execution and delivery of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, in the case of each of the following clauses (i), (ii), and (iii), assuming compliance with the matters and requirements referred to in Section 3.05(b)(i) (including receipt of the Shareholder Approval): (i) violate or conflict with the Company Charter Documents or, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Subsidiary Charter Documents; (ii) violate or conflict with any Law applicable to the Company or any of its Significant Subsidiaries or any of their respective properties or assets; or (iii) violate, conflict with or result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by the Company or any of its Significant Subsidiaries under, give rise to any obligation to make payments or provide compensation under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Significant Subsidiaries under, or give rise to any obligation to obtain any third-party consent or provide any notice to any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, Governmental Authorizations, concession, Contract, partnership agreement, Joint Venture agreement or other agreement to which the Company or any of its Significant Subsidiaries is a party except, with respect to clauses (ii) and (iii), such failures to comply, conflicts, violations, triggering of payments, terminations, accelerations, Liens, encumbrances, notices, Governmental Authorizations, authorizations, consents, approvals, breaches or defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially hinder or delay the ability of the Company to perform its obligations under this Agreement and to consummate the transactions contemplated hereby pursuant to the terms set forth in this Agreement and other than as may arise in connection with the Debt Financing.

(b) Except as set forth on Part 3.05(b) of the Company Disclosure Schedule, no declaration, action by, filing or registration with, or notice to, or authorization, permit, consent or approval, of any Governmental Authority or any stock market or stock exchange on which shares of Company Common Stock are listed is required to be obtained or made by or with respect to the Company or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement except: (i)(A) for the filing of a premerger notification and report form by the Company under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under the competition, merger control, antitrust or similar Law of any non-U.S. jurisdiction (collectively, the “Foreign Merger Control Laws”), (B) for the submission of a voluntary joint filing of notice of the transaction to CFIUS and any requested supplemental information (the “Joint Notice”) pursuant to 31 C.F.R. Part 800 and 50 U.S.C. App. § 2170 (“Exon-Florio”), (C) as may be required by the Securities Act, the Exchange Act and the rules and regulations thereunder (including the filing with the United States Securities and Exchange Commission (the “SEC”) of the Proxy Statement) and state securities, takeover and “blue sky” laws, (D) as may be required by the NYSE or any other applicable national securities exchange, and (E) for the filing of the Articles of Merger with the SCC and the issuance of a certificate of merger by the SCC pursuant to the VSCA (and the receipt of the Shareholder Approval); or (ii) where the failure to make such declaration, filing or registration or notifications to obtain such authorization, permits, consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.06 COMPANY SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

(a) Since May 1, 2011, the Company has filed or furnished (as applicable) on a timely basis all forms, reports, schedules, statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) with the SEC that have been required to be filed or furnished by it under applicable Laws prior to the date hereof (all such forms, reports, schedules, statements and other documents filed or furnished prior to the date hereof, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the “Company SEC Documents”). As of its filing date, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and with all applicable provisions of the Sarbanes-Oxley Act, each as in effect on the date such Company SEC Document was filed. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents (including the financial statements included therein) or any registration statement filed by the Company with the SEC and the Company has not received any notice from the SEC that such Company SEC Documents (including the financial statements included therein) or registration statements are being reviewed or investigated. To the Knowledge of the Company, as of the date hereof, there is no investigation or review being conducted by the SEC or any other Governmental Authority of any Company SEC Documents (including the financial statements included therein). The Company has made available to Parent true, correct and complete copies of all correspondence between the SEC and the Company occurring since May 1, 2011. The certifications and statements required by Rule 13a-14 of the Exchange Act and Section 906 of the Sarbanes-Oxley Act relating to any Company SEC Documents are accurate and complete, and complied as to form and content with all applicable Laws as of the date of such filing (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing).

(b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied, as of their respective dates of filing, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby. No financial statements or other results of operations or financial condition of any person other than the Company and the Subsidiaries listed in Part 3.01(c) and Part 3.01(d) of the Disclosure Schedule are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(d) The Company has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since May 1, 2011, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board (i) all known “significant deficiencies” and “material weaknesses” in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and the Company has provided to Parent copies of any material written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee from May 1, 2011 to the date hereof. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them by the Public Company Accounting Oversight Board in Auditing Standard No. 2.

(e) Neither the Company nor any of its Subsidiaries has any liabilities required to be recorded or reflected on or reserved for or disclosed in a consolidated balance sheet of the Company and its Subsidiaries, including the notes thereto, under GAAP, other than liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the Company Balance Sheet Date in the Ordinary Course of Business, (iii) are incurred in connection with the transactions contemplated by this Agreement, (iv) have been discharged or paid in full prior to the date of this Agreement, (v) are permitted by this Agreement, or (vi) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, “Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of April 29, 2012 set forth in the Company’s Annual Report on Form 10-K filed with the SEC and the “Company Balance Sheet Date” means April 29, 2012.

(f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand (or any “off-balance sheet arrangements” as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)) where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

(g) The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(h) Since May 1, 2011: (i) neither the Company nor any of its Significant Subsidiaries has, and to the Knowledge of the Company, no Employee or auditor, accountant or Representative of the Company or any of its Significant Subsidiaries has, received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Significant Subsidiaries or their internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Significant Subsidiaries has engaged in questionable accounting or auditing practices; and (ii) no attorney representing the Company or any of its Significant Subsidiaries, whether or not employed by the Company or any of its Significant Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Significant Subsidiaries or any of their respective Employees to the Company Board, the board of directors of any of its Significant Subsidiaries or any of their respective committees, or to any director or officer of the Company or any of its Significant Subsidiaries.

Section 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Company Balance Sheet Date, except for actions taken in connection with the execution and delivery of this Agreement and the transaction contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in all material respects in the Ordinary Course of Business and there has not been or occurred: (a) any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (b) except as set forth on Part 3.07 of the Company Disclosure Schedule, any event, condition, change, or effect that, if taken during the period from the date hereof through the Effective Time, would constitute a breach of any of the covenants set forth in Section 5.01(a) (except for clauses (iv), (v) and (xvi) thereof).

Section 3.08 LITIGATION; ORDERS.

(a) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Significant Subsidiaries or any of their respective properties or assets that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries is subject to any Order, whether temporary, preliminary, or permanent, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) To the Company’s Knowledge, no officer or other key Employee is subject to any Order which prohibits such individual from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Significant Subsidiaries.

Section 3.09 CONTRACTS.

(a) Except for this Agreement, the Contracts filed as exhibits to the Company SEC Documents, the Company 401 (k) Plans, the Company Benefit Plans, the Company Pension Plans, the Company Stock Plans, the ESPP, or any Contract terminable by any party thereto on 90 days’ or less notice, Part 3.09(a) of the Disclosure Schedule sets forth a true and complete list of, as of the date hereof:

(i) each Contract that is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act or disclosed by the Company as a “material contract” on a current report on Form 8-K;

(ii) each Contract that contains covenants binding upon the Company or any of its Subsidiaries that materially restrict the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, would reasonably be expected to materially restrict the ability of the Surviving Corporation) to compete in any business or with any person or in any geographic area that, in each case, are material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, except for Leases and any such Contract that may be canceled without any penalty or other liability to the Company or any of its subsidiaries upon notice of sixty (60) days or less;

(iii) each material Contract to which the Company or any of its Significant Subsidiaries is a party that constitutes a collective bargaining agreement or similar labor agreement with any labor organization, works council, trade union or other employee representatives or employee representative body representing, or to the Company’s Knowledge, purporting to or seeking to represent any Employee (any such material Contract, a “Collective Bargaining Agreement”);

(iv) other than with respect to any partnership that is wholly owned by the Company or any of its Subsidiaries, each Contract that is a joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case that is material to the business of the Company and its Subsidiaries, taken as a whole;

(v) each Contract that is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or similar Contract pursuant to which any Indebtedness of the Company or any of its Subsidiaries, whether as borrower or lender, in each case in excess of $25,000,000, is outstanding, other than any such Contract between or among any of the Company and any of its Subsidiaries;

(vi) each Contract, the value of which exceeds $25,000,000, that obligates the Company or any of its Subsidiaries to conduct business on a preferential, equal or exclusive basis with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to conduct business on a preferential, equal or exclusive basis with any third party;

(vii) each Contract that limits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees by the Company or any Subsidiary of the Company;

(viii) each Contract that by its terms calls for aggregate payments by the Company and its Subsidiaries under such Contract of more than $25,000,000 over the remaining term of such Contract (other than this Agreement, Contracts subject to clause (v) above, purchase orders for the purchase of inventory and/or equipment in the Ordinary Course of Business or Leases);

(ix) each Contract that is a material settlement, conciliation or similar agreement that is with any Governmental Authority;

(x) each Contract with respect to any acquisition and divestiture pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $15,000,000; and

(xi) each Contract that is a material exclusive license with respect to a trademark or patent owned by the Company or its Subsidiaries, and any other material Contract that contains a license to Company Intellectual Property that is material to the conduct of the operation of the business of the Company or its Significant Subsidiaries.

Each Contract of the type described in this Section 3.09(a), filed as an exhibit to the Company SEC Documents as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act or disclosed by the Company on a current report on Form 8-K as a “material contract,” whether or not set forth on Part 3.09(a) of the Disclosure Schedule, is referred to herein as a “Material Contract.”

(b) Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its respective terms, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, or to the Knowledge of the Company, any other party, is in violation or breach of or in default (nor does there exist any condition which upon the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any of its Subsidiaries) under any Material Contract to which it is a party or by which it or any of its properties, rights or assets is bound, and (ii) no other party to any such Material Contract has, to the Knowledge of the Company, alleged that the Company or any Subsidiary is in violation or breach of, or in default under, any such Material Contract or has notified the Company or any Subsidiary of an intention to modify any material terms of, or not to renew, any such Material Contract.

Section 3.10 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.

(a) Except where the effect of any such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Significant Subsidiaries are in compliance with all applicable Laws and (ii) since May 1, 2011, neither the Company nor any of its Significant Subsidiaries has: (A) received any written notice or other communication from any person regarding any actual or possible violation of, or failure to comply with, any Law; or (B) provided any written notice to any person regarding any violation by the Company or any of its Significant Subsidiaries of any Law, and no such violation or failure to comply remains outstanding or unresolved as of the date hereof.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Significant Subsidiaries hold all Governmental Authorizations necessary to enable the Company and its Significant Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted, (ii) all such Governmental Authorizations are valid and in full force and effect and (iii) the Company and its Significant Subsidiaries are, and at all times since May 1, 2011 have been, in compliance with the terms and requirements of such Governmental Authorizations. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since May 1, 2011, neither the Company nor any of its Significant Subsidiaries has received any notice or other communication from any person regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, and no such notice in either case remains outstanding or unresolved as of the date hereof.

Section 3.11 LABOR AND EMPLOYMENT MATTERS.

(a) As of the date hereof, except as set forth on Part 3.11(a) of the Disclosure Schedule, (i) neither the Company nor any of its Significant Subsidiaries is a party to any Collective Bargaining Agreement, (ii) other than any entity that is a party to a Collective Bargaining Agreement, there are no labor organizations, works councils, trade unions or other employee representatives representing or, to the Company’s Knowledge, purporting to represent any Employee, (iii) to the Knowledge of the Company, there is no pending demand for recognition or certification to the Company or any of its Significant Subsidiaries by any labor organization or group of employees of the Company or any of its Significant Subsidiaries, (iv) to the Knowledge of the Company, there are no material representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing before the National Labor Relations Board or any other labor relations tribunal or authority (foreign or domestic) with respect to the Company or any of its Significant

Subsidiaries and (v) there is no pending or, to the Knowledge of the Company, threatened, labor strike, work stoppage, slowdown or lockout due to labor disagreements against the Company or any of its Significant Subsidiaries.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) no Legal Proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that are related to unfair labor practices, discrimination, wrongful discharge or violation of any foreign, state and/or federal statute or common law relating to employment practices and (ii) as of the date hereof, there is no material claim against the Company or any of its Subsidiaries in respect of which any director, officer, Employee or agent of the Company or any of its Subsidiaries has claimed indemnification from the Company or any of its Subsidiaries.

Section 3.12 EMPLOYEE BENEFIT MATTERS.

(a) Part 3.12(a) of the Disclosure Schedule contains a true and complete list, as of the date hereof, of each material “employee benefit plan” within the meaning of ERISA Section 3(3), whether or not subject to ERISA (but excluding any “multiemployer plan” (within the meaning of Section 3(37) of ERISA)), all equity or equity-based (including the Company Stock Plans), change in control, bonus or other incentive compensation, disability, salary continuation, employment, consulting, indemnification, severance, retention, retirement, pension, profit sharing, savings or thrift, deferred compensation, health or life insurance agreements, plans or policies, and each other material benefit or compensation plan, program, policy, contract, agreement or arrangement, in each case, established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability that is subject to the Laws of the United States or primarily for the benefit of individuals regularly employed in the United States (collectively, the “Company Benefit Plans”).

(b) The Company has made available to Parent current, complete and accurate copies of (i) each material Company Benefit Plan, (ii) for the most recent year (A) annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) or any other Governmental Authority with respect to each Company Benefit Plan (if any such report was required) and all schedules and attachments thereto, including audited financial statements (if any such statements were required), and (B) actuarial valuation reports (if any such reports were required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) each trust Contract and insurance or group annuity Contract relating to any Company Benefit Plan and (v) the most recent favorable IRS determination letter, to the extent applicable.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan and Foreign Benefit Plan has been established, maintained and administered in compliance with its terms and the Company, its Subsidiaries and (ii) all the Company Benefit Plans and Foreign Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws and Orders of any controlling Governmental Authority, including Laws of foreign jurisdictions as applicable, and the terms of all Collective Bargaining Agreements. Within twenty (20) Business Days following the date of this Agreement, the Company shall have provided (i) Part 3.12(c) of the Company Disclosure Schedule, which shall contain a list of all material Foreign Benefit Plans and (ii) current, complete and accurate copies of each material Foreign Benefit Plan.

(d) All Company Pension Plans intended to be “qualified” (or registered) within the meaning of Section 401(a) of the Code have received favorable determination letters from the IRS, to the effect that such Company Pension Plans are so qualified or registered and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent determination letter relating to any such Company Pension Plan that would reasonably be expected to materially adversely affect the qualification of such Company Pension Plan.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Pension Plan, during the immediately preceding six (6) years, no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full, and no condition exists that presents a risk to the Company or any of its Subsidiaries of incurring any such liability, other than liability for premiums due in the ordinary course to the Pension Benefit Guaranty Corporation (“PBGC”) (which premiums have been paid when due). As of the date of this Agreement (i) the PBGC has not instituted proceedings to terminate any Company Benefit Plan and (ii) to the Knowledge of the Company, no condition of any Company Benefit Plan, the Company or any of its Subsidiaries exists that would reasonably be expected to present a risk that such proceedings will be instituted by the PBGC.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) there are no Legal Proceedings by any Governmental Authority with respect to, or other claims, suits or proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans or Foreign Benefit Plans) against or involving, any Company Benefit Plan or Foreign Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan or Foreign Benefit Plan, in each case, that are pending or threatened and (ii) to the Knowledge of the Company, there are no facts that could reasonably be expected to give rise to any liability in the event of any such Legal Proceeding. As of the date of this Agreement, no written or oral communication has been received from the PBGC in respect of any Company Benefit Plan subject to Title IV of ERISA in connection with the transactions contemplated herein.

(g) Except as set forth on Part 3.12(g) of the Disclosure Schedule or as may be required by applicable Laws, no Company Benefit Plan exists pursuant to which the execution and delivery of this Agreement, the obtaining of the Shareholder Approval or the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event, including as a result of any termination of employment on or following the Effective Time) will (i) entitle any member of the board of directors of the Company or any of its Subsidiaries or any Employee to severance or termination pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan, or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan.

Section 3.13 TAXES.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i)(A) all Tax Returns required to be filed by or on behalf of the Company and its Subsidiaries with any Governmental Authority on or before the Closing Date (the “Company Returns”): (x) have been or will be filed on or before the applicable due date (taking into account any extensions of such due date) and (y) have been, or will be when filed, true, correct and complete in all material respects, and (B) all Taxes required to be paid by the Company and its Subsidiaries on or before the Closing Date have been or will be paid on or before the Closing Date, other than any Taxes for which adequate reserves have been established in accordance with Section 3.13(a)(ii) below;

(ii) the Company has made adequate provision for Taxes not yet due and payable on the Company Balance Sheet, except for liabilities for Taxes incurred since the Company Balance Sheet Date in the operation of the business of the Company and its Subsidiaries in the Ordinary Course of Business.

(iii) no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other person), which currently remains in effect;

(iv) the Company has withheld all amounts of Taxes required to be withheld from amounts payable to its Employees, agents, contractors, creditors, shareholders and third parties and remitted such amounts to the proper Taxing authorities;

(v) the Company and its Subsidiaries have collected all material sales, value-added and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority (or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations);

(vi)(A) no claim or Legal Proceeding is pending or, to the Company’s Knowledge, has been threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax, (B) there are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company or any of its Subsidiaries with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or one of its Subsidiaries and with respect to which adequate reserves for payment have been established on the Company Balance Sheet), and (C) there are no Liens for Taxes upon any of the assets of the Company or its Subsidiaries, except Liens for current Taxes not yet due and payable or for Taxes being contested in good faith by the Company or one of its Subsidiaries and with respect to which adequate reserves for payment have been established on the Company Balance Sheet;

(vii) neither the Company nor any of its Subsidiaries will be required to include any adjustment in taxable income in any tax period (or portion thereof) beginning after the Effective Time pursuant to Section 481 of the Code or any comparable provision under state or foreign tax Laws in any jurisdiction in which the Company or its Subsidiaries file Tax Returns as a result of a change in accounting methods implemented prior to the Effective Time;

(viii) in the past three (3) years ending on the date hereof, no written claim has been made by any Governmental Authority in a jurisdiction where the Company, or any of its Subsidiaries, does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;

(ix) neither the Company nor any of its Subsidiaries is a party to or bound by any Company Contract relating to allocation, sharing or indemnification of Taxes, other than customary agreements with customers, suppliers, vendors, lessors, employees, independent contractors, distributors, lenders or security holders entered into in the Ordinary Course of Business;

(x) neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Tax Law to which the Company or any of its Subsidiaries is subject in any foreign jurisdiction in which the Company or any of its Subsidiaries file Tax Returns, other than the affiliated group of which the Company is the common parent; and

(xi) the Company has not participated in the past two (2) years, nor is it currently participating, in a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(b) The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution occurring during the past two (2) years ending on the date hereof in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. The Company is not, nor has it been, a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the past five (5) years ending on the date hereof.

(c) Notwithstanding anything in this Agreement to the contrary, this Section 3.13 contains the sole and exclusive representations and warranties of the Company with respect to Taxes and Tax Returns.

Section 3.14 REAL PROPERTY; PERSONAL PROPERTY.

(a) The Company or a Subsidiary of the Company has good and valid fee title to all material real property owned by the Company and its Subsidiaries as of the date hereof (each individually, an “Owned Real Property”), in each case free and clear of all Liens and defects in title, except for Permitted Liens.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all leases, lease guaranties, licenses, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to, the material real property currently leased, subleased or licensed by or from the Company or any of its Significant Subsidiaries or otherwise used or occupied by the Company or any of its Significant Subsidiaries as of the date hereof (the “Leased Real Property), including all amendments, terminations and modifications thereof (“Company Leases”) are in full force and effect and are valid and enforceable in accordance with their respective terms; and (ii) there is not, under any Company Leases, any existing default or event of default (or event that, with or without notice or lapse of time, or both, would constitute a default) of the Company or any of its Significant Subsidiaries, or to the Company’s Knowledge, any other party thereto.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or as set forth on Part 3.14(c) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not: (i) (A) result in any breach of or constitute a default (or event that, with or without notice or lapse of time, or both, would become a default) under any Company Leases; (B) impair the rights of the Company or any of its Subsidiaries (whether as a result of any Order or otherwise) with respect to any Owned Real Property or Company Leases; (C) alter the rights or obligations of the lessor or licensor under any Company Leases; (D) give any person any rights to require the Company or any of its Subsidiaries to dispose of, or otherwise restructure the ownership of, any Owned Real Property, or (E) give any person any rights of termination, amendment, acceleration or cancellation, in each case, under any Company Leases; or (ii) otherwise adversely affect the continued use and possession of the Owned Real Property or Leased Real Property for the conduct of business as presently conducted.

Section 3.15 INTELLECTUAL PROPERTY.

(a) Part 3.15(a) of the Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all material registered Intellectual Property owned by the Company or its Subsidiaries (indicating for each, as applicable, the owner(s), jurisdiction and patent, registration number and date). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has the valid and enforceable right to use, all Intellectual Property used in or necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted (collectively, the “Company Intellectual Property”), free and clear of any Liens, except Permitted Liens. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby could reasonably be expected to grant, assign or transfer to any other person any material license or other right or interest under, to or in any Company Intellectual Property.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no Legal Proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries has infringed or misappropriated any Intellectual Property rights of any other person, or that contest the validity, use, ownership or enforceability of any of the Company Intellectual Property; (ii) neither the Company’s nor any of its Subsidiaries’ use of any Company Intellectual Property, nor the operation of the Company’s or any of its Subsidiaries’ respective businesses, infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any other person; (iii) as of the date hereof, to the Company’s Knowledge, no person is infringing or misappropriating any Company Intellectual Property owned by the Company or any of its Subsidiaries; and (iv) the Company Intellectual Property owned by the Company or its Subsidiaries is not subject to any outstanding consent, settlement, Lien, decree, Order, injunction, judgment or ruling restricting the use thereof in a manner that could reasonably be expected to materially impair the continued operation of the Company’s and its Subsidiaries’ businesses, as currently conducted.

Section 3.16 ENVIRONMENTAL MATTERS.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect, and except as disclosed on Part 3.16(a) of the Disclosure Schedule, (i) each of the Company and its Significant Subsidiaries is, and has for the past five (5) years been, in compliance with all applicable Environmental Laws, and neither the Company nor any of its Significant Subsidiaries has received any written communication alleging that the Company or any of its Significant Subsidiaries is in violation of, or has any liability under, any material Environmental Law; (ii) each of the Company and its Significant Subsidiaries possesses and is in compliance with all Governmental Authorizations required under applicable Environmental Laws to conduct its business as presently conducted; and (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Significant Subsidiaries and none of the Company or any of its Significant Subsidiaries has Released or exposed any person to any Hazardous Materials and no Hazardous Materials have been Released at, on, under or from any of the Owned Real Property or the Leased Real Property, in any case, in a manner that would reasonably be expected to result in an Environmental Claim against the Company or any of its Significant Subsidiaries.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, and except as disclosed in Part 3.16(b) of the Disclosure Schedule, (i) the Company possesses, and has at all times for the past five (5) years possessed, all Environmental Approvals required for the operation of the business of the Company and its Significant Subsidiaries, including the ownership, use or occupation of their respective assets and (ii) all such current Environmental Approvals are in full force and effect and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in the termination, revocation or withdrawal or any Environmental Approval.

Section 3.17 INSURANCE. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all material insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable law and there is no existing default or event which, with or without the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and (ii) all premiums due with respect to such material insurance policies have been paid.

Section 3.18 INTERNATIONAL TRADE LAWS AND REGULATIONS. The Company and its Significant Subsidiaries conduct, and have at all times since April 27, 2008 conducted, all trade activities in compliance with all applicable International Trade Laws and Regulations applicable to or governing the conduct of the Company’s and its Significant Subsidiaries’ business, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the foregoing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since April 27, 2008: (a) the Company and its Significant Subsidiaries have obtained all export licenses or other authorizations and invoked all license exceptions related to any activity governed by International Trade Laws and Regulations (collectively, “Trade Authorizations”), including authorizations (whether licenses, approvals, license exceptions or license exemptions) required for (i) the import, export or re-export of products, services, software and technologies; (ii) releases of technologies and software to non-U.S. nationals whether located in the United States and abroad; and (iii) transactions with foreign persons; (b) the Company and its Significant Subsidiaries are and have been in compliance with the material terms of all applicable Trade Authorizations; and (c) there are no pending or, to the Knowledge of the Company, threatened actions against or investigations or inquiries by any Governmental Authority with respect to International Trade Laws and Regulations.

Section 3.19 QUALITY AND SAFETY OF FOOD PRODUCTS. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since April 27, 2008, (i) there have been no recalls of any food product of the Company or any Significant Subsidiary, whether ordered by a Governmental Authority or undertaken voluntarily by the Company or a Significant Subsidiary, and (ii) to the Knowledge of the Company, none of the food products of the Company or any Subsidiary have been adulterated, misbranded, mispackaged, or mislabeled in material violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner. Without limiting the foregoing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Significant Subsidiaries are, and since April 27, 2008 have been, in compliance with all applicable regulations, guidance, labeling and other requirements of the United States Department of Agriculture, the United States Food & Drug Administration, and each similar or equivalent state or non-U.S. Governmental Authority having jurisdiction over the business, operations and products of the Company and the Significant Subsidiaries, (ii) the operations and products of the Company and each Significant Subsidiary are, and since April 27, 2008 have been, in compliance with all applicable Laws governing humane slaughter of animals, the Packers and Stockyard Act of 1921, as amended, and equivalent state and foreign Laws, and all products of the Company and each Significant Subsidiary have been prepared, packed, held, shipped, and otherwise kept in compliance with applicable food safety and health Laws, labeled as to country of origin, and comply with all requirements related to statements of identity.

Section 3.20 AFFILIATE TRANSACTIONS. Since May 1, 2011, there have not been any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings, nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents filed prior to the date hereof.

Section 3.21 FOREIGN CORRUPT PRACTICES ACT.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) have conducted and continue to conduct business in compliance with all applicable provisions of the Foreign Corrupt Practices Act (the “FCPA”) and the United Kingdom Bribery Act of 2010 (the “UKBA”) and all other applicable similar anticorruption Laws of all jurisdictions in which the Company or any of its Subsidiaries conduct business, and (ii) have not conducted or initiated any internal investigation or made a voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency in response to any alleged act or omission arising under or relating to any noncompliance with any anticorruption Law, including the FCPA and the UKBA. To the Company’s Knowledge, the Company and its Subsidiaries are not in violation of any applicable provisions of the FCPA.

(b) To the Company’s Knowledge, neither the Company or its Subsidiaries nor any of their respective directors, officers, Employees, agents, Representatives or any other person acting for or on behalf of the Company or any of its Subsidiaries has paid, promised to pay or authorized the payment of any money, or offered, given, promised to give or authorized the giving of anything of value, to any Government Official or any other person under circumstances where it was known, or reasonably should have been known (after due and proper inquiry), that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to a Government Official or any other person for the purpose of: (i) influencing any act or decision of a Government Official or any other person in their official capacity; (ii) inducing a Government Official or any other person to do or omit to do any act in violation of such person’s lawful duties; (iii) securing any improper business advantage; or (iv) inducing a Government Official or any other person to influence or affect any act or decision of any Governmental Authority, any company, business enterprise or other entity owned, in whole or in part, or controlled by any Governmental Authority, any political party, any commercial company or any person in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of or acquiescence to extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

Section 3.22 INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made in or omitted from the Proxy Statement relating to Parent or any of its Affiliates based on information supplied by Parent or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and any other applicable federal securities Laws.

Section 3.23 VOTING REQUIREMENTS. The affirmative vote (in person or by proxy) of holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote thereon at the Shareholders’ Meeting, or any adjournment or postponement thereof, to approve this Agreement and the related Plan of Merger (the “Shareholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the related Plan of Merger, the Merger and the other transactions contemplated hereby.

Section 3.24 STATE TAKEOVER STATUTES. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.09 and Section 4.10, the Company and the Company Board have taken all action required to be taken by them to exempt this Agreement, the Merger and the transactions contemplated by this Agreement from the provisions of Section 13.1-725.1 (Affiliated Transactions) of the VSCA. Article 14.1 (Control Share Acquisitions) of the VSCA is inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 3.25 BROKERS AND OTHER ADVISORS. No broker, investment banker, financial advisor or other person, other than Barclays Capital Inc. (“Barclays”), is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.26 OPINIONS OF FINANCIAL ADVISORS. The Company has received the written opinion of Barclays (the “Fairness Opinion”) to the effect that, as of the date of such opinion and based upon and subject to the qualifications and assumptions set forth therein, from a financial point of view, the Per Share Merger Price to be offered to the holders of shares of the Company Common Stock is fair to such holders and, as of the date hereof, such opinion has not been withdrawn, revoked or modified.

Section 3.27 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in the on-line data room hosted on behalf of the Company in connection with the transaction contemplated by this Agreement or management presentations in expectation of the transactions contemplated by this Agreement or otherwise. Neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as expressly set forth in the Parent Disclosure Schedule, it being agreed that disclosure of any item in any part of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.01 ORGANIZATION, STANDING AND CORPORATE POWER. Parent is a corporation duly organized and validly existing under the laws of the Cayman Islands and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub is a corporation duly organized and validly existing under laws of the Commonwealth of Virginia and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Each of Parent and Merger Sub is duly qualified to do business and is in good standing (to the extent either such concept is recognized under applicable Law) in each jurisdiction where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

Section 4.02 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, including the Merger and the Debt Financing. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the related Plan of Merger and the consummation of the transactions completed hereby, including the Merger and the Debt Financing, have been duly authorized by any necessary action on the part of Parent, Merger Sub and their respective boards of directors, and Parent has caused the sole shareholder of Merger Sub to approve and adopt this Agreement and the related Plan of Merger and the consummation of the transactions contemplated hereby, including the Merger, in its capacity as sole shareholder of Merger Sub and delivered to the Company evidence of such vote or action by written consent approving and adopting this Agreement in accordance with applicable law and the articles of incorporation and bylaws of Merger Sub, and no other corporate proceedings or vote or consent of the holders of any class or series of capital stock of Parent, Merger Sub or any of their Affiliates or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the SCC of the Articles of Merger as required by the VSCA). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.03 NON-CONTRAVENTION.

(a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, in the case of each of the following clauses (i), (ii), and (iii), assuming compliance with the matters and requirements referred to in Section 4.03(b)(i): (i) violate or conflict with the organizational documents of Parent or Merger Sub; (ii) violate or conflict with any Law applicable to Parent, Merger Sub or any of their respective properties or assets; or (iii) violate, conflict with or result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under or give rise to any obligation to obtain any third-party consent or provide any notice to any person under, any of the terms, conditions or provisions of any Governmental Authorization or Contract to which Parent or Merger Sub is a party except, with respect to clauses (ii) and (iii), such violations, conflicts, breaches, defaults, consents or notices that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No declaration, action by, filing or registration with, or notice to, or authorization, permit, consent or approval, of any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other transactions contemplated by this Agreement, including the Debt Financing, except (i) (A) for the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any Foreign Merger Control Laws, (B) for the submission of a Joint Notice to CFIUS pursuant to Exon-Florio, (C) as may be required by the Securities Act, the Exchange Act and the rules and regulations thereunder and state securities, takeover and “blue sky” laws, (D) for the filing of the Articles of Merger with the SCC and the issuance of a certificate of merger by the SCC pursuant to the VSCA; or (ii) where the failure to make such declaration, filing or registration or notifications to obtain such authorization, permits, consents or approvals, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.04 FINANCING. Parent has delivered to the Company true and complete copies of (a) the executed commitment letter, dated as of the date hereof, among Parent and Morgan Stanley Senior Funding, Inc., and (b) the executed commitment letter, dated as of the date hereof, among Parent and Bank of China Limited, New York Branch (together with Morgan Stanley Senior Funding, Inc., the “Lenders”) (collectively, the “Debt Commitment Letters”), pursuant to which the Lenders have agreed, upon the terms and subject to the conditions thereof, to lend the amounts set forth therein for the purpose of financing the transactions contemplated by this Agreement and related fees and expenses and the refinancing of any outstanding Indebtedness of the Company required to be repaid at the Effective Time (the “Debt Financing”). The Debt Commitment Letters and any related Fee Letter are referred to collectively in this Agreement as the “Financing Agreements.” As of the date hereof, the Financing Agreements are in full force and effect. Except for the Fee Letters and fee credit letters relating to fees with respect to the Debt Financing and the engagement letters (complete copies of which have been provided to the Company, with only the fee amounts and certain economic terms of the market flex (none of which would adversely affect the amount or availability of the Debt Financing) redacted), as of the date hereof there are no side letters or other agreements, Contracts or arrangements related to the funding or investment, as applicable, of the Debt Financing that are inconsistent with, modify or include additional terms and conditions to the Financing Agreements delivered to the Company prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Agreements that are payable on or prior to the date hereof. The only conditions precedent or other contingencies related to the obligations of the Lenders to fund the full amount of the Debt Financing are those expressly set forth in the Debt Commitment Letters. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, Merger Sub or any direct investor in Parent under any term, or a failure of any condition, of the Financing Agreements or otherwise be reasonably likely to result in any portion of the Debt Financing contemplated thereby to be unavailable. As of the date hereof, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Financing Agreements required to be satisfied by it. Based on the terms and conditions of this Agreement, the proceeds from the Debt Financing will be sufficient to provide Parent and Merger Sub with the funds necessary to pay the aggregate Merger Consideration pursuant to Section 2.01(c), the Equity Award Amounts, any repayment or refinancing of debt contemplated in this Agreement or the Financing Agreements (including repayment of Indebtedness under the Existing Refinancing Debt Documents), the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and to allow Parent and Merger Sub to perform all of their obligations under this Agreement and pay all fees and expenses to be paid by Parent or Merger Sub related to the transactions contemplated by this Agreement.

Section 4.05 LITIGATION. There are no Legal Proceedings pending or, to Parent’s Knowledge, threatened in writing against Parent or Merger Sub that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is subject to any Order, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.06 INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent and Merger Sub will take all commercially reasonable efforts to supply any information necessary for the Proxy Statement as promptly as practicable.

Section 4.07 ACTIVITIES AND OWNERSHIP OF MERGER SUB.

(a) Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will not have engaged in any business activities, other than activities pursuant to this Agreement.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, all of which are validly issued and outstanding. Parent, directly or indirectly through a wholly owned subsidiary, owns beneficially, all of the outstanding shares of capital stock of Merger Sub, free and clear of all Liens (other than any Liens created pursuant to the Debt Financing). The structure chart set forth on Part 4.07(b) of the Parent Disclosure Schedule is true and correct in all material respects.

Section 4.08 BROKERS AND OTHER ADVISORS. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Senior Funding, Inc., Morgan Stanley Asia Limited (collectively, “Morgan Stanley”), Bank of China Limited, and Bank of China Limited, New York Branch, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.09 OWNERSHIP OF COMPANY COMMON STOCK. Neither Parent, Merger Sub nor any of their Affiliates owns (directly or indirectly, beneficially or as a constructive owner or of record) any shares of Company Common Stock, and neither Parent, Merger Sub nor any of their Affiliates holds any rights to acquire or vote any shares of Company Common Stock except pursuant to the transactions contemplated by this Agreement.

Section 4.10 CERTAIN AGREEMENTS. There are no Contracts between Parent or Merger Sub, on the one hand, and any “senior executive officer” (as such term is defined in Section 729 of the VSCA) or director of the Company or “senior executive officer” of any Affiliate of the Company (collectively, “Company Senior Management”), on the other hand, as of the date hereof that relate in any way to the Company, the transactions contemplated by this Agreement or any financial benefits to be received by Company Senior Management as a result of such transactions except as disclosed on Part 4.10 of the Parent Disclosure Schedule and Parent or Merger Sub has promptly disclosed in writing to the Company all such Contracts that may have arisen after the date of this Agreement. Neither Parent nor Merger Sub, alone or together with any other person, was at any time, or became, an “interested shareholder” under the VSCA or has taken any action that would cause any anti-takeover statute under the VSCA to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement

Section 4.11 SOLVENCY. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived and (b) the Required Information fairly presents the consolidated financial condition of the Company and its Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its Subsidiaries for the periods covered thereby, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Debt Financing, the payment of the aggregate consideration to which the shareholders of the Company are entitled hereunder, funding of any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, (i) the Surviving Corporation and each of its Subsidiaries will not: (A) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); or (B) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due and (ii) the payment of the aggregate consideration to which the shareholders of the Company are entitled hereunder will have complied with the requirements of Section 653(c) of the VSCA.

Section 4.12 NO OTHER INFORMATION. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III. The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

Section 4.13 ACCESS TO INFORMATION; DISCLAIMER. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to the on-line data room hosted on behalf of the Company in connection with the transaction contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 CONDUCT OF BUSINESS.

(a) Conduct of Business of the Company. During the period from the date hereof to the Effective Time, except as otherwise expressly set forth in Part 5.01(a) of the Disclosure Schedule, as required by Law, as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as otherwise contemplated or required by this Agreement, (i) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the Ordinary Course of Business and use reasonable best efforts to preserve substantially intact its current business organization, preserve its material assets and properties in good repair and condition, keep available the services of its current officers and other key Employees and maintain its existing material business relationships with customers, suppliers, distributors, others having business dealings with the Company and its Subsidiaries, and Governmental Authorities having regulatory dealings with the Company and its Subsidiaries, and (ii) the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(i) amend any Company Charter Documents or Subsidiary Charter Documents in any material respect;

(ii) (A) declare, accrue, set aside or pay any dividend or make any other actual, constructive or deemed distribution (whether in cash, stock or property) in respect of any shares of capital stock of the Company or any of its Subsidiaries other than any dividend or distribution by a Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company; (B) authorize any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries, or any issuance of any other securities in lieu of or in substitution for shares of capital stock of the Company or any of its Subsidiaries; or (C) repurchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants or other rights to acquire any such shares, other than (1) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (2) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans, and (3) the acquisition by the Company of Company Stock Options and Company PSUs and any other awards issued under the Company Stock Plans in connection with the forfeiture of such awards;

(iii) issue, sell, pledge, grant, transfer, encumber or otherwise dispose of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, other than (A) upon the exercise or settlement of awards under the Company Stock Plans outstanding on the date hereof in accordance with the terms thereof, (B) as required to comply with any Company Benefit Plan as in effect on the date hereof, (C) the issuance of shares of Company Common Stock upon exercise of any Company Warrant that is outstanding as of the date hereof or pursuant to the terms of the Convertible Notes or the Convertible Note Hedges and (D) the grant of Company PSUs or Company Stock Options permitted to be granted under the Company Stock Plans in connection with the Company’s annual equity grant process in June 2013 as contemplated by Part 5.01(a)(iii) of the Disclosure Schedule.

(iv) except as required by any Company Benefit Plan set forth on Part 3.12(a) of the Disclosure Schedule or any Collective Bargaining Agreement or in order to comply with Section 6.05(b) of this Agreement, (A) grant, pay, or promise to pay any severance or termination pay or any increase in severance or termination pay (other than, with respect to Employees who are not directors or executive officers, payments consistent with prior practice before the date of this Agreement), (B) pay any bonus or make any profit-sharing or similar payment to, or increase in any manner the accrual rate or amount of the wages, salary, commissions, fringe benefits (including vacation and other forms of paid leave) or other compensation (including equity-based compensation, whether payable in stock, cash or other property), benefits, or remuneration payable to, any Employee, other than salary increases and bonuses to non-executive officer Employees made in the Ordinary Course of Business, (C) adopt, enter into, terminate or amend in a material respect any Company Benefit Plan or awards made thereunder (or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date hereof) or, other than in the Ordinary Course of Business, any Collective Bargaining Agreement that applies to, or covers, Employees, (D) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or materially change the manner in which contributions to any Company Pension Plan or Company 401(k) Plan are made or the basis on which such contributions are determined, in any case which would result in a material increase in the amount of annual contributions to any trust maintained for any Company Pension Plan or Company 401(k) Plan, or (E) loan or advance any money or other property to any Employee other than in the Ordinary Course of Business;

(v) enter into any material agreement with respect to (A) any labor dispute, (B) any organizing activity or proceeding by a labor union or Representative thereof or (C) any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any Employees;

(vi) effect or permit any “plant closing”, “mass layoff”, “termination” or “relocation” as those terms are defined in the WARN Act or similar event, in each case that would require advance notice to Employees under the WARN Act;

(vii) acquire by merger, consolidation, acquisition of stock or assets, or otherwise any interest in, or a substantial portion of the assets of, any person or any division or business thereof, other than (A) any such action solely between or among the Company and its Subsidiaries, (B) purchases of inventory or other assets in the Ordinary Course of Business or pursuant to existing Contracts or (C) acquisitions or investments not in excess of $25,000,000 in the aggregate;

(viii) sell, lease, license, abandon or otherwise dispose of any of its properties or assets (including capital stock or other equity interests in any Subsidiary of the Company), other than (A) sales, licenses, leases or other dispositions of assets in the Ordinary Course of Business or pursuant to existing Contracts or (B) other sales, assignments, licenses, leases, expirations, Liens or dispositions of assets, rights or properties not in excess of $25,000,000 in the aggregate;

(ix) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than reorganizations solely among wholly owned Subsidiaries of the Company);

(x) except for borrowings under the Company’s existing credit facilities, incur any material Indebtedness or modify in any material respect in a manner adverse to the Company the terms of any Indebtedness, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any material Indebtedness or the obligations of any person, or make any loans, advances or capital contributions to any other person (other than a Subsidiary or Joint Venture of the Company), in excess of $10,000,000 in each case, other than (A) in the Ordinary Course of Business, pursuant to letters of credit or otherwise, or (B) any commodity, currency, sale or hedging agreements, in each case in the Ordinary Course of Business and which can be terminated on ninety (90) days or less notice without penalty;

(xi) except as expressly permitted in this Section 5.01(a), (A) enter into or assume any Contract that would have been a Material Contract had it been entered into prior to the date hereof, (B) terminate, materially amend or waive any material rights under any Material Contract or any Contract that would have been a Material Contract had it been entered into prior to the date hereof, excluding any termination upon expiration of a term in accordance with the terms of such Material Contract, or (C) or waive any material default under, or release, settle or compromise any material claim against the Company or waive any liability or obligation owing to the Company or any of its Subsidiaries under any Material Contract;

(xii) institute any Legal Proceeding or settle or compromise any Legal Proceeding pending or threatened against the Company or any of its Subsidiaries, other than the settlement or compromise of Legal Proceedings in the Ordinary Course of Business that require payments by the Company or any of its Subsidiaries (net of insurance proceeds) in an amount not to exceed, individually or in the aggregate, $10,000,000;

(xiii) make any material change in accounting methods, principles or practices of the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as may be appropriate to conform to changes in statutory or regulatory accounting rules, GAAP or regulatory requirements with respect thereto, or as required by GAAP or applicable Law;

(xiv) make any material Tax election or settle or compromise any material Tax liability for an amount that materially exceeds the amount disclosed, reflected or reserved against in the Company Balance Sheet (or the notes thereto) included in the Company SEC Documents or change an annual accounting period for Tax purposes;

(xv) enter into, or amend in a manner materially adverse to the Company or its Subsidiaries, any affiliate transaction of the nature described in Section 3.22;

(xvi) make any capital expenditures in excess of those amounts set forth on Part 5.01(a) of the Disclosure Schedule;

(xvii) enter into any Contract that restricts the ability of the Company or any of its Subsidiaries, taken as a whole, to compete, in any material respect, with any business or in any geographic area, or to solicit customers;

(xviii) adopt a shareholder rights plan or similar agreement;

(xix) other than in the Ordinary Course of Business, enter into any Contract relating to interest rate swaps, currency exchange swaps, commodity derivatives or hedging transactions; or

(xx) agree, authorize or commit to do any of the foregoing.

(b) No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.02 SOLICITATION; TAKEOVER PROPOSALS; CHANGE OF COMPANY BOARD RECOMMENDATION.

(a) No Solicitation. From the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Section 8.01, (i) the Company shall, and shall cause its Subsidiaries and direct its or their respective Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any person or group (other than a Qualified Pre-Existing Bidder) conducted theretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any Acquisition Proposal and shall use its reasonable best efforts to require any other parties who have made or have indicated an intention to make an Acquisition Proposal to promptly return or destroy any confidential information previously furnished by the Company, any of its Subsidiaries or any of their respective Representatives to such parties (other than a Qualified Pre-Existing Bidder), and (ii) the Company shall not, and shall cause its Subsidiaries and direct its or their respective Representatives not to, directly or indirectly: (A) solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing information) or knowingly take any other action which is intended to lead to the making, submission or announcement by any person (other than a Qualified Pre-Existing Bidder) of any proposal or inquiry that constitutes, or is reasonably likely to lead to, an Acquisition Proposal; (B) enter into, continue or participate in any discussions or negotiations with any person (other than a Qualified Pre-Existing Bidder) regarding any Acquisition Proposal; (C) furnish to any person (other than Parent, Merger Sub, any designees of Parent or Merger Sub, or any Qualified Pre-Existing Bidder) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any person (other than Parent, Merger Sub, any designees of Parent or Merger Sub, or any Qualified Pre-Existing Bidder) to facilitate the making of any Acquisition Proposal; (D) approve, endorse or recommend any Acquisition Proposal or any letter of intent, memorandum of understanding or other Contract contemplating an Acquisition Proposal (other than with respect to a Qualified Pre-Existing Bidder) or requiring the Company to abandon or terminate its obligations under this Agreement (other than with respect to a Qualified Pre-Existing Bidder); (E) terminate, amend, modify or waive any rights under, or release any person (other than Parent and Merger Sub) from, any “standstill” or other similar agreement between the Company or any of its Subsidiaries and any person unless the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable Law; provided, however that any such termination, amendment, modification, waiver or release shall not be to permit or allow any such person to purchase securities of the Company; or (F) resolve, propose or agree to do any of the foregoing.

(b) Response to Acquisition Proposals. Notwithstanding anything to the contrary contained in Section 5.02(a) or any other provision of this Agreement, if at any time following the date hereof and prior to the receipt of Shareholder Approval, (i) the Company has received after the date hereof (or with respect to a Qualified Pre-Existing Bidder, prior to or after the date hereof) a bona fide written Acquisition Proposal that has not been solicited after the date hereof (except from a Qualified Pre-Existing Bidder to the extent permitted by Section 5.02(a)) from a third party that did not result from a material breach of this Section 5.02, and (ii) the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to constitute, result in, or lead to, a Superior Proposal, then the Company may, subject to compliance with Section 5.02(c), upon a good faith determination by the Company Board (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable Law: (A) provide access to its properties, books and records and furnish information or data with respect to the Company and its Subsidiaries to the person making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement and in accordance with the following restrictions related to the provision of information: (1) the Company shall promptly thereafter provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any such person to the extent that such information was not previously provided to Parent and (2) the Company shall provide, only pursuant to customary “clean-room” or other appropriate procedures, such portions of documents or information to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature, if the exchange of such information (or portions thereof) would reasonably be likely to be harmful to the operation of the Company in any material respect; and (B) contact and engage in discussions or negotiations with the person making such Acquisition Proposal or such person’s Representatives.

(c) Notice to Parent of Acquisition Proposals. In addition to the obligations set forth in Section 5.02(b), the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of the receipt of any Acquisition Proposal, and in any such notice to Parent provide a summary of the material terms of, but not the identity of the person making, any Acquisition Proposal, and thereafter shall promptly keep Parent reasonably informed of a summary of material developments affecting the terms and conditions of any such Acquisition Proposal.

(d) Prohibited Activities. Except as set forth in Section 5.02(e), neither the Company Board nor any committee thereof shall: (i) fail to make the Company Board Recommendation (including any failure to include the Company Board Recommendation in the Proxy Statement); (ii) withhold, withdraw, amend or modify in a manner adverse to Parent or Merger Sub the Company Board Recommendation; (iii) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal or Acquisition Agreement (other than those relating to the Merger); or (iv) resolve, agree or publicly propose to take any such actions (each such foregoing action or failure to act in clauses (i) through (iv) being referred to as a “Change in Company Board Recommendation”).

(e) Change in Company Board Recommendation. Notwithstanding any provision of Section 5.02(d), at any time prior to the receipt of Shareholder Approval, the Company Board may, (A) in connection with an Intervening Event, if the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable Law, make a Change in Company Board Recommendation or (B) if the Company receives an Acquisition Proposal that was not solicited after the date hereof (and that has not been withdrawn) and did not otherwise result from a material breach of Section 5.02(a) and that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisors) would, if consummated, constitute a Superior Proposal, either

(i) terminate this Agreement pursuant to Section 8.01(f), provided that the Company shall pay to Parent any Company Termination Fee required to be paid pursuant to Section 8.03(b) in connection with such termination or (ii) make a Change in Company Board Recommendation, in each case of such clauses (A) and (B), if, and only if:

(i) the Company shall have provided prior written notice to Parent and Merger Sub, of its or the Company Board’s intention to take such action at least four (4) Business Days (the “Notice Period”) in advance of taking such action, which notice shall (A) if made in connection with an Acquisition Proposal, include a summary of the material terms of the Acquisition Proposal received by the Company that in the good faith determination of the Company Board would, if consummated, constitute a Superior Proposal, including a copy of the most current version of the transaction agreements with, and the identity of, the party making the Acquisition Proposal (it being understood and agreed that any material change in the financial terms or any other material amendment to the terms and conditions of such Superior Proposal shall require a new written notice by the Company to Parent in compliance with this clause (i), provided that, in connection with such new notice, references to the four (4) Business Day period above shall be deemed references to a three (3) Business Day period) or, (B) if made in connection with an Intervening Event, provide reasonable detail regarding such Intervening Event;

(ii) after providing such notice and prior to taking such action, the Company shall have, and shall have caused its Representatives to, negotiate with Parent and its Representatives in good faith (to the extent Parent wishes to negotiate) during such applicable Notice Period to make such adjustments in the terms and conditions of this Agreement and the Debt Financing such that the Superior Proposal would cease to be a Superior Proposal or the Change in Company Board Recommendation in response to the Intervening Event would no longer be necessary, as applicable; and

(iii) the Company Board shall have considered in good faith any changes to this Agreement and the Debt Financing or other arrangements that may be offered in writing by Parent by 5:00 p.m., New York City time, on the last Business Day of such applicable Notice Period and shall have determined in good faith after consultation with outside legal counsel and its financial advisors, that the Acquisition Proposal received by the Company continues to constitute a Superior Proposal, even if such changes offered in writing by Parent were given effect, or that such Intervening Event continues to necessitate a Change in Company Board Recommendation, as applicable.

(f) Standstills; Confidentiality Agreements. The Company shall enforce, and shall not release or permit the release of any person from, or amend, waive, terminate or modify, and shall not permit the amendment, waiver, termination or modification of, any provision of, any confidentiality or similar agreement or provision to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights in each case, unless the Company Board determines in good faith, after consultation with its outside legal counsel, that taking or failing to take such action, as the case may be, would be inconsistent with its fiduciary obligations under applicable Law; provided, however that any such termination, amendment, modification, waiver or release shall not permit or allow any such person to purchase securities of the Company. The Company shall not, and shall not permit any of its Subsidiaries or any of its or their Representatives to, enter into any confidentiality agreement subsequent to the date hereof that prohibits the Company or any of its Subsidiaries from providing to Parent the information specifically required to be provided to Parent pursuant to this Section 5.02.

(g) Communications With Shareholders. Nothing contained in this Section 5.02 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), (ii) making any disclosure to its shareholders as, in the good faith determination of the Company Board, after consultation with its outside legal counsel, is required by applicable Laws, or (iii) making any “stop-look-and-listen” communication to its shareholders pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to its shareholders) in which the Company indicates that it has not changed the Company Board Recommendation, in each case, with respect to an Acquisition Proposal or the transactions contemplated in this Agreement; provided, however that in the case of each of clauses (i) and (ii) above (as to clause (ii), only if such disclosure specifically refers to any Acquisition Proposal), any such disclosure shall be deemed to be a Change in Company Board Recommendation unless such disclosure reaffirms the Company Board Recommendation.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 PREPARATION OF THE PROXY STATEMENT; SHAREHOLDERS’ MEETING.

(a) Preparation of Proxy Statement. As soon as practicable after the date hereof (and in any event, within fifteen (15) Business Days hereof, assuming the Company has received all required information from Parent), the Company shall, with the assistance of Parent, prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Shareholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 5.02(e), the Proxy Statement shall include the Company Board Recommendation with respect to the Merger and the Fairness Opinion. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following any request therefor from the Company. The Company shall, assuming Parent’s compliance with its obligations under Section 6.01(b), cause the Proxy Statement, at the date of mailing to the Company’s shareholders, to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of the NYSE. Notwithstanding the foregoing, the Company shall not file the Proxy Statement, or any amendment or supplement thereto, without providing Parent, Merger Sub or their counsel a reasonable opportunity to review and comment thereon (and such comments shall be reasonably considered by the Company). The Company shall, promptly (i) notify Parent of the receipt of any comments or inquiries received by the Company from the SEC or the staff thereof related to the Proxy Statement or any request for additional information, and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff thereof, on the other hand, with respect to the Proxy Statement. The Company shall provide Parent, Merger Sub and their counsel with copies of any written comments or responses to be submitted by the Company in response to any comments or inquiries from the SEC or the staff thereof and shall provide Parent and Merger Sub and their counsel a reasonable opportunity to participate in the formulation of any written responses to any such written comments of the SEC or its staff relating to the Proxy Statement. The Company shall use its reasonable best efforts to resolve, and each Party agrees to consult and cooperate with the other Parties and use reasonable best efforts in resolving, all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC as promptly as reasonably practicable following the filing thereof.

(b) Covenants of the Parties with Respect to the Proxy Statement. Each Party will cause the information relating to such Party supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments thereof or supplements thereto, and at the time of the Shareholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) no representation or warranty is made by Parent or Merger Sub with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement and (ii) no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

(c) Mailing of Proxy Statement; Shareholders’ Meeting. The Company shall, as promptly as reasonably practicable after the date hereof, in accordance with applicable Law and the Company Charter Documents, (A) establish a record date for and give notice of a meeting of its shareholders, for the purpose of voting upon the approval of this Agreement and the related Plan of Merger and the Merger (the “Shareholders’ Meeting”), and (B) mail to the holders of Company Common Stock as of the record date established for the Shareholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). The Company shall, in accordance with applicable Law, the Company Charter Documents, and NYSE rules, duly call, convene and hold the Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than thirty-five (35) calendar days following the date the Proxy Statement is mailed to the Company’s shareholders, subject to the Company’s ability to postpone or adjourn the Shareholders’ Meeting, provided that any postponements or adjournments of such meeting shall require the prior written consent of Parent, other than as required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith after consultation with outside counsel is necessary under applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders’ Meeting, or to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Shareholder Approval. Once the Company has established a record date for the Shareholders’ Meeting, the Company shall not change such record date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company Bylaws. Unless this Agreement has been terminated pursuant to Section 8.01, the Company shall use reasonable best efforts to solicit proxies in favor of the approval of this Agreement and to ensure that all proxies solicited in connection with the Shareholders’ Meeting are solicited in compliance with all applicable Laws and all rules of the NYSE. Unless this Agreement has been terminated in accordance with Section 8.01, the Company shall submit this Agreement to its shareholders at the Shareholders’ Meeting even if the Company Board shall have effected a Change in Company Board Recommendation or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last three (3) Business Days prior to the date of the Shareholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Shareholder Approval. Without the prior written consent of Parent, the approval of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter which the Company shall propose to be acted on by the shareholders of the Company at the Shareholders’ Meeting, except as required by applicable Law or regulation.

(d) Amendments to Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Merger Sub and the Company agree to use reasonable best efforts to correct any material information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall use reasonable best efforts to cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.02 ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, consultants, financial advisors and other Representatives, reasonable access consistent with applicable Law (including for the purpose of (i) coordinating transition planning related to the matters contemplated in this Agreement and (ii) if required for the Debt Financing or any Alternative Debt Financing, conducting non-invasive and non-destructive evaluations and assessments of the environmental conditions of the Owned Real Property and the Leased Real Property of the Company and its Subsidiaries for the purpose of identifying Releases of Hazardous Materials or any violations of Environmental

Laws), during normal business hours and upon reasonable prior notice to the Company during the period from the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 8.01, to all of its and its Subsidiaries’ properties, books, Contracts, commitments, personnel and records as Parent may from time to time reasonably request, and during such period, the Company shall furnish promptly to Parent (A) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws other than such documents publicly filed with or furnished to the SEC, and (B) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. Notwithstanding any of the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by their respective employees of their normal duties, and this Section 6.02 does not authorize, and the Parties agree that there shall not be, any invasive or destructive environmental testing or sampling of the Owned Real Property or the Leased Real Property. If any of the information or material furnished pursuant to this Section 6.02 includes material or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Legal Proceedings or governmental investigations, each Party understands and agrees that the Parties have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the Parties that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and the joint defense doctrine. The parties acknowledge that Parent and the Company have previously executed a confidentiality agreement, dated as of April 17, 2013 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms (as such terms may have been amended), except as expressly modified herein.

Section 6.03 BEST EFFORTS; APPROVALS; TRANSACTION LITIGATION.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate, as promptly as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including using best efforts to: (i) take all actions necessary to cause (A) in the case of the Company, the conditions to the Closing set forth in Section 7.01 and Section 7.02 to be satisfied, or (B) in the case of Parent and Merger Sub, the conditions to the Closing set forth in Section 7.01 and Section 7.03 to be satisfied, in each case, as promptly as reasonably practicable; (ii) obtain all necessary consents, approvals, Orders, waivers and authorizations of any U.S. Governmental Authority or non-U.S. Governmental Authority pursuant to the Foreign Merger Control Laws of the jurisdictions set forth on Part 6.03(a) of the Disclosure Schedule (the “Specified Foreign Merger Control Laws”), make all necessary registrations, declarations and filings with, and provide all necessary notices to, any U.S. Governmental Authority (including pursuant to the HSR Act) or any non-U.S. Government Authority pursuant to the Specified Foreign Merger Control Laws; (iii) execute and deliver any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement; and (iv) vigorously defend or contest any claim, suit, action or other proceeding, including any Transaction Litigation, that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or anything contained herein to the contrary, neither the Company nor Parent or Merger Sub shall be obligated to make any filings or seek any approvals from any non-U.S. Governmental Authority under any Foreign Merger Control Laws other than the Specified Foreign Merger Control Laws.

(b) In connection with the efforts referenced in Section 6.03(a) to obtain all necessary consents, approvals, Orders, waivers and authorizations of any Governmental Authority required pursuant to the HSR Act and each Specified Foreign Merger Control Law, each Party shall use its best efforts to: (i) make the appropriate filings under (A) the HSR Act, and (B) each Specified Foreign Merger Control Law, each of which filings shall be made within ten (10) Business Days of the date hereof; (ii) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other action necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; (iii) keep the other Party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other with any written notices or other communications received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iv) permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority, or, in connection with any proceeding by a private party, with any other person, make available the Representatives of such Party as may be reasonably necessary for attendance by such Representatives in person at such meetings and conferences, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other Party the opportunity to attend and participate in such meetings and conferences in accordance with the HSR Act and each Specified Foreign Merger Control Law.

(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.03(a) and Section 6.03(b), if any objections are asserted with respect to the transactions contemplated hereby in connection with any necessary consents, approvals, Orders, waivers and authorizations of any Governmental Authority required pursuant to any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall take all such further action to, resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, including by executing or carrying out agreements, submitting to orders, writs, rulings, judgments, decrees or injunctions (whether temporary, preliminary or permanent), including consent decrees, or taking any other action (i) providing for the license, sale or other disposition or holding separate (through the establishment of trust or otherwise) of any assets or business or categories of assets or businesses of the Company, Parent or their respective Subsidiaries or the holding separate of the capital stock of a Subsidiary of Parent (including the Surviving Corporation and its Subsidiaries) or the Company, or (ii) imposing any limitation on the ability of the Company, Parent or any of their respective Subsidiaries or Affiliates to conduct their respective businesses (including with respect to market practices and structure) or own such assets or to acquire, hold or exercise full rights of ownership of the business of Parent, the Company or their Subsidiaries, or agreeing to do any of the foregoing, in a manner which would resolve such objections or suits; provided, however, that neither Parent nor the Company shall be required to agree to any term or take any action pursuant to this Section 6.03 (i) that is not conditioned upon consummation of the Merger or (ii) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (provided that, for purposes of this Section 6.03 only, clauses (iii) and (iv) in the definition of “Company Material Adverse Effect” shall be inapplicable.

(d) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law, or if any suit or proceeding, whether judicial or administrative, is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violating any Antitrust Law, each Party shall use its best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated hereby); and (ii) take such action as reasonably necessary to overturn any regulatory action by any Governmental Authority to block consummation of this Agreement (and the transactions contemplated hereby), including by defending any suit, action, or other Legal Proceeding brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under any Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement; provided that Parent and the Company shall cooperate with one another in connection with all proceedings related to the foregoing.

(e) Each of the Parties shall exercise best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to satisfy the CFIUS Condition, including (i) within ten (10) Business Days after the date of this Agreement, make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the transactions contemplated hereby and engage in the pre-notice consultation process with CFIUS, (ii) following such pre-notice consultation, as promptly as practicable and, in any event, within five (5) Business Days of CFIUS notification that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is, accordingly, complete, file with CFIUS a voluntary notice as contemplated by 31 C.F.R. § 800.401(a) and in the case of Parent and Merger Sub the personal identifier information required to be submitted separately from such notice as contemplated by 31 C.F.R. § 800.402(c)(6)(vi)(B) with respect to the transactions contemplated hereby, (iii) promptly and, in all events, consistent with any deadline imposed under CFIUS or other applicable Law, comply with any request received by any of them or any of their respective Subsidiaries from any Governmental Authority for any certification, additional information, documents or other materials in respect of such notice or such transactions, (iv) ensure that any information furnished in respect of this Section 6.03(e) is true, complete and correct in all material respects and (v) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Authority under Exon-Florio with respect to any such filing or any such transaction. Each Party shall use best efforts to furnish to each other Party all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. To the extent permitted by applicable Law, each Party shall promptly inform the other Parties of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. No Party shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other Parties sufficient prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate in such meeting. Subject to applicable Law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under Exon-Florio. Without limiting the foregoing, each of Parent and the Company shall take such actions and agree to such requirements or conditions to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, the satisfaction of the CFIUS Condition; provided, however, that neither Parent nor the Company shall be required to agree to any term or take any action in connection with the satisfaction of the CFIUS Condition (i) that is not conditioned upon consummation of the Merger or (ii) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (provided that, for purposes of this Section 6.03(e) only, clauses (iii) and (iv) in the definition of “Company Material Adverse Effect” shall be inapplicable).

(f) Notwithstanding anything in this Agreement to the contrary, with respect to the matters covered in this Section 6.03, Parent shall, after consulting with the Company and considering the Company’s views in good faith, take the lead in communicating with any non-U.S. Governmental Authority and developing strategy for responding to any investigation or other inquiry by any non-U.S. Governmental Authority, and, subject to its obligations under Section 6.03, shall make all final decisions with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any non-U.S. Governmental Authority, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings or other actions by any non-U.S. Governmental Authority challenging, the consummation of the Merger and the other transactions contemplated by this Agreement.

(g) Prior to the Closing Date, the Company shall (i) use its reasonable best efforts to obtain any approval or consent required from the other Party as a result of the Merger to any material Company Lease reasonably requested by Parent and (ii) assist and cooperate with Parent and Merger Sub in doing all things necessary, proper or advisable to cooperate with Parent and Merger Sub to resolve any objections raised by any U.S. Governmental Authority regarding foreign ownership or use of any material Owned Real Property or material Leased Real Property, including using its reasonable best efforts to negotiate any restructuring of ownership or leasing arrangements of any Owned Real Property or Leased Real Property, as applicable, prior to completion. Notwithstanding the foregoing, the Company shall not be required to agree to any term or take any action in connection with its obligations pursuant to this Section 6.03(g) that is not conditioned upon consummation of the Merger.

(h) Prior to the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8.01, the Company shall promptly advise Parent orally and in writing of any Transaction Litigation, shall keep Parent reasonably informed regarding any such Transaction Litigation, shall consult and cooperate reasonably with Parent in connection with, and permit Parent and its Representatives to participate in, the defense, negotiation or settlement of any Transaction Litigation, and shall give consideration to Parent’s advice with respect to such Transaction Litigation.

(i) Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to cause the delisting of the Company and of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 6.04 STATE TAKEOVER LAWS. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Sections 4.09 and 4.11, if any Takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, this Agreement, the Merger, or any other transaction contemplated by this Agreement, then the Company and the Company Board, as applicable, shall take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and therein and otherwise act to eliminate, or, if not possible, minimize to the maximum extent possible, the effects of such Takeover Law on this Agreement, the Merger and the other transactions contemplated by this Agreement. Nothing in this Section 6.04 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement or the Plan of Merger. No Change in Company Board Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Law to be inapplicable to the transactions contemplated by this Agreement.

Section 6.05 EMPLOYEE MATTERS.

(a) From the Effective Time until the date that is one (1) year following the Effective Time, the Employees (other than Employees whose terms and conditions of employment are governed by a Collective Bargaining Agreement, the terms and conditions of which shall be respected by Parent and the Surviving Corporation) who remain in the active employment of the Surviving Corporation and its Subsidiaries (the “Continuing Employees”) shall receive (i) annual rates of base salary or wages, as applicable, annual cash target bonus opportunities (including commissions) and annual equity-based (or cash-equivalent thereof) award opportunities, which, for the Company’s 2014 fiscal year, shall be deemed satisfied through the Company’s grant of Company Equity Awards pursuant to Section 5.01(a)(iii), that are in each case no less favorable than those provided to such Continuing Employees immediately prior to the Effective Time under the applicable Company Benefit Plans;

(ii) severance benefits that are no less favorable that those maintained for such Continuing Employees immediately prior to the Effective Time under the applicable Company Benefit Plans and (iii) employee welfare and retirement benefits (and the costs thereof) that, in the aggregate, are substantially comparable to the employee welfare and retirement benefits (and the costs thereof) provided by the Company or its Subsidiaries to such Continuing Employees under the applicable Company Benefit Plans immediately prior to the Closing.

(b) As of and after the Effective Time, with respect to any Company Benefit Plans (or any successor plans thereof) and Foreign Benefit Plans (or any successor plans thereof), Parent will, or will cause the Surviving Corporation to (i) continue to recognize each Continuing Employee’s service with the Company, its Subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the Effective Time for all purposes, (ii) not take any action that would impose new pre-existing condition or eligibility limitations, or (for the plan year in which the Closing Date occurs) reset any deductible or maximum out of pocket limitations, in each case in respect of any Continuing Employee in connection with their participation in any such plans and (iii) honor the terms of all Company Benefit Plans and Foreign Benefit Plans subject to the amendment and termination provisions thereof.

(c) The provisions of this Section 6.05 are for the sole benefit of the Parties and nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person (including, for the avoidance of doubt, any current or former employees, directors, or independent contractors of the Company or any of its Subsidiaries, Parent or any of its Affiliates, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.05) under or by reason of any provision of this Agreement, including, without limitation, any rights to continued employment with Parent, the Surviving Corporation or any of their Subsidiaries. Notwithstanding anything in this Section 6.05 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan maintained by the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries, or shall limit the right of Parent to amend, terminate or otherwise modify any Company Benefit Plan or any employee benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries following the Effective Time. Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to adopt or continue any specific employee benefit plans or to continue the employment of any specific person.

(d) On or prior to the Closing Date, the Company and its applicable Subsidiaries shall provide any notice to Employees or their respective Representatives, and/or satisfy any collective bargaining or works council consulting obligations that are required, with respect to the Merger and the other transactions contemplated by this Agreement, under applicable Law or any Collective Bargaining Agreement or other similar agreement, in each case, except as would not reasonably be expected to have a Company Material Adverse Effect.

(e) Within twenty (20) days of the date hereof, the Company shall make any amendments to its Company Benefit Plans necessary to permit the treatment of equity rights described in Section 2.04.

Section 6.06 DIRECTOR AND OFFICER LIABILITY.

(a) For six (6) years after the Effective Time, Parent shall cause the Company, the Surviving Corporation or any of their respective Subsidiaries, as the case may be, to the extent permitted by applicable Law or the Company Charter Documents or Subsidiary Charter Documents, to: (i) indemnify and hold harmless, against any costs or expenses (including attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding (whether formal or informal), and provide advancement of expenses to, all past and present directors and officers of the Company and its Subsidiaries (the “Indemnified Parties”) (in all of their capacities); and (ii) include and cause to be maintained in effect in the Company’s or the Surviving Corporation’s (or any successor’s), as the case may be, articles and bylaws for a period of six (6) years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers and directors, and advancement of expenses to officers and directors that are at least as favorable as those contained in the Company Charter Documents. If the Company or the Surviving Corporation, as the case may be, or any of their respective successors or assigns shall: (x) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (y) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.06.

(b) The Company shall, at or prior to the Effective Time, purchase a six (6) year “tail” prepaid policy on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by the Company from insurance carriers with comparable credit ratings, covering, without limitation, the Merger; provided, however, that the cost of such “tail” policy shall in no event exceed three hundred percent (300%) of the amount of the last annual premium paid by the Company for such existing directors’ and officers’ liability (and fiduciary) insurance. If, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than three hundred percent (300%) of current annual premiums, the Surviving Corporation will obtain the maximum amount of that insurance obtainable by payment of annual premiums equal to three hundred percent (300%) of current annual premiums.

(c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.06 is not prior to or in substitution for any such claims under such policies.

(d) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The rights to indemnification and advancement and the other rights provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

Section 6.07 PUBLIC ANNOUNCEMENTS. The initial press release with respect to the execution and delivery of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except as permitted in accordance with Section 6.02, Parent and the Company shall consult with each other before issuing, and, to the extent practicable, give each other the reasonable opportunity to review and comment upon, any press release or other public statements (including any filings with the SEC) with respect to the Merger and the other transactions contemplated hereby, and shall consider in good faith the views of the other Party, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (or, in the case of the Company, by the Company’s fiduciary duties as reasonably determined by the Company), court process or by obligations pursuant to any listing agreement with or rules of any applicable securities exchange or trading market, in which case the Party required to make the release or announcement shall use reasonable best efforts to allow the other Party or Parties reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final determination of the disclosure requirements under applicable Law shall be made by the disclosing party after consultation with its outside legal counsel).

Section 6.08 FINANCING.

(a) Each of Parent and Merger Sub shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and obtain the Debt Financing on the terms and conditions (including the flex provisions) set forth in the Financing Agreements and any related Fee Letter, including using reasonable best efforts to seek to enforce its rights under the Debt Commitment Letters in the event of a material breach thereof by the Financing Sources thereunder, and shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy, under the Debt Financing without the prior written consent of the Company if such amendments, modifications or waivers could or could reasonably be expected to (i) reduce the aggregate amount of the Debt Financing below the amount required to consummate the Merger and repay or refinance the debt contemplated in this Agreement or the Debt Financing, (ii) impose new or additional conditions to the receipt of the Debt Financing, (iii) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (iv) adversely impact the ability of Parent or Merger Sub to enforce their rights against the other parties to the Debt Financing. For purposes of clarification, the foregoing shall not prohibit Parent from amending the Debt Commitment Letters and any related Fee Letter solely to add additional lender(s), lead arrangers, bookrunners, syndication agents or similar entities (and Affiliates of such additional lender(s), lead arrangers, bookrunners, syndication agents or similar entities) as a party thereto. Any reference in this Agreement to (x) “Debt Financing” shall include the financing contemplated by the Financing Agreements as amended or modified in compliance with this Section 6.08(a) and (y) “Financing Agreements” or “Debt Commitment Letters” shall include such documents as amended or modified in compliance with this Section 6.08(a).

(b) Each of Parent and Merger Sub shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and obtain the Debt Financing on the terms and conditions set forth in the Financing Agreements, including using reasonable best efforts (i) to maintain in effect the Financing Agreements in accordance with the terms and subject to the conditions thereof, (ii) to satisfy on a timely basis all conditions and covenants applicable to Parent and Merger Sub in the Debt Commitment Letters, (iii) to negotiate and enter into all definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letters and any related Fee Letter, (iv) to satisfy all conditions to such definitive agreements that are applicable to Parent and Merger Sub, subject to the satisfaction of the conditions precedent thereto, and consummate the Debt Financing at or prior to the Closing including using its reasonable best efforts to cause the Lenders and the other persons committing to fund the Debt Financing, and (v) to comply with its obligations under the Financing Agreements. For the avoidance of doubt, Parent shall be responsible for timely provision of any post- Closing pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any pro forma financial information to be delivered by the Company pursuant to Section 6.09. Parent shall keep the Company reasonably informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt written notice: (x) of any default or breach (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) by any party to any Financing Agreement or definitive document related to the Debt Financing of which Parent or its Subsidiaries becomes aware; (y) of the receipt of any written notice or other communication from any person with respect to any (A) actual or potential default, breach, termination or repudiation by any party to any Financing Agreement or any definitive document related to the Debt Financing of any provisions of the Financing Agreements or any definitive document related to the Debt Financing or (B) material dispute or disagreement between or among any parties to any Financing Agreement or any definitive document related to the Debt Financing; and (z) if for any reason Parent or Merger Sub has determined in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Financing Agreements. As soon as reasonably practicable after the date the Company delivers Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence.

(c) Subject to the terms and conditions of this Agreement, if any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in one or more of the Financing Agreements, Parent shall use reasonable best efforts to arrange and obtain as promptly as reasonably practicable after the occurrence of such event alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement, on terms and conditions that are not materially less favorable, in the aggregate, to Parent and Merger Sub than those contained in such Financing Agreements

(including flex provisions therein) and that do not, in any case, involve any conditions to funding the financing that are not contained in the Debt Commitment Letters and would not reasonably be expected to prevent, materially impede or materially delay the consummation of the financing or the transactions contemplated by this Agreement and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”), and to obtain a new financing commitment letter with respect to such Alternate Debt Financing (the “New Debt Commitment Letter”) which shall replace the existing Debt Commitment Letter, a true, complete and correct copy of which (together with any related Fee Letter) shall be promptly provided (with only the fee amounts and certain economic terms of the market flex (none of which would adversely affect the amount or availability of the Alternative Debt Financing) redacted) to the Company; provided, however, that neither Parent nor Merger Sub shall be required to execute any New Debt Commitment Letter or arrange for such Alternate Debt Financing on terms and conditions (including flex provisions) which are materially less favorable (unless otherwise determined by Parent in its sole discretion), in the aggregate, to Parent and Merger Sub than those included in the Debt Commitment Letters that such New Debt Commitment Letter is replacing. In furtherance and not in limitation of the foregoing, in the event that (x) all or any portion of the Debt Financing structured as high yield financing has not been consummated, (y) all closing conditions contained in Article VII have been satisfied or waived (other than those contained in Section 7.02(d) and Section 7.03(c)) and (z) any bridge financing, to be utilized in the event the placement of high yield securities in a comparable amount is not consummated, described in or contemplated by the Debt Financing (or Alternative Debt Financing obtained in accordance with this Section 6.08(c)) is available on terms and conditions described in or contemplated by the Debt Financing (or replacements thereof in accordance with this Section 6.08(c)), then Parent shall consummate, or cause to be consummated, and shall use, or cause to be used, the proceeds of such bridge financing (or such Alternative Debt Financing) to replace such high yield financing. In the event any New Debt Commitment Letter is obtained, (i) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause (ii) below, (ii) any reference in this Agreement to the “Financing Agreements” or the “Debt Commitment Letters” shall be deemed to include the Debt Commitment Letters that are not superseded by a New Debt Commitment Letter at the time in question and the New Debt Commitment Letters to the extent then in effect, and (iii) any reference in this Agreement to a “Fee Letter” shall be deemed to include any fee letter relating to the Debt Commitment Letters that are not superseded by a New Debt Commitment Letter at the time in question and the New Debt Commitment Letters to the extent then in effect. Without first obtaining the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), Parent shall not directly or indirectly take any action that would or would be reasonably expected to result in the Debt Financing not being available.

(d) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.08 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to pay any material fees in excess of those contemplated by the Financing Agreements (whether to secure waiver of any conditions contained therein or otherwise).

Section 6.09 FINANCING COOPERATION.

(a) Prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable best efforts to cause its Representatives and each of its Subsidiaries to, provide to Parent such reasonable cooperation, at Parent’s sole expense, as may be reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letters to be satisfied and such cooperation as is otherwise necessary and reasonably requested by Parent in connection with the Debt Financing, the Revolver/Securitization Amendments and/or the Debt Payoff (for the avoidance of doubt, any references to the Debt Financing in this Section 6.09 shall include the issuance of the Opco Notes (as defined in the Debt Commitment Letter with Morgan Stanley Senior Funding, Inc.)), which cooperation shall consist of:

(i) using reasonable best efforts to cause its senior management to participate in a customary and reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and to cooperate with the marketing efforts of Parent for all or any portion of the Debt Financing (including providing related documentation and materials reasonably requested by Parent, acting at the request of the Financing Sources, in connection with the foregoing activities);

(ii) using reasonable best efforts to assist with obtaining the consents and amendments to the documentation for the Existing Revolver and the Securitization Facility contemplated by the Debt Commitment Letter with Morgan Stanley Senior Funding, Inc. (the “Revolver/Securitization Amendments”);

(iii) using reasonable best efforts to assist with the preparation of a customary rating agency presentation, bank information memoranda and bank syndication materials, offering documents, private placement memoranda and similar documents required in connection with the Debt Financing, including the syndication thereof; provided, however, that any such bank information memoranda and bank syndication materials, offering documents, private placement memoranda and similar documents (x) need not be issued by the Company or any of its Subsidiaries and (y) shall contain disclosure and pro forma financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor;

(iv) (A) using reasonable best efforts to furnish Parent and its Financing Sources as promptly as practicable with (1) audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries, for fiscal year ended April 29, 2012 and, to the extent available and in any event if the Closing Date occurs after June 27, 2013, for fiscal year ended April 28, 2013, (2) unaudited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries, for each fiscal quarter ended after the date hereof but at least forty (40) calendar days before the Closing Date; provided, however, that the filing by the Company of the required financial statements specified in clauses (1) and (2) above in its Annual Report on Form 10-K or its Quarterly Report on Form 10-Q, as applicable, within the time periods specified in clauses (1) and (2), will be deemed to satisfy the foregoing requirements with respect to the Company and its Subsidiaries for all purposes of this Agreement, and (B) to the extent reasonably required to consummate the financing contemplated by the Debt Financing, using reasonable best efforts to furnish Parent and Merger Sub and their Financing Sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X (other than Item 3-10 of Regulation S-X, but including summary guarantor/non-guarantor information of the type customarily included in offering documents used in private placements under Rule 144A of the Securities Act) and Regulation S-K promulgated under the Securities Act and of the type and form customarily included in private placement memoranda relating to private placements under Rule 144A of the Securities Act or otherwise necessary to receive from the Company’s independent accountants customary “comfort” (including “negative assurance” comfort) (including, to the extent applicable with respect to such financial statements, the report of the Company’s auditors thereon and related management discussion and analysis of financial condition and results of operations), to consummate the offerings of debt securities contemplated by the Debt Financing at the time during the Company’s fiscal year such offerings will be made (information (x) required to be delivered pursuant to clause (A) above and (y) to the extent required to consummate the financing contemplated by the Debt Financing, required to be delivered pursuant to this clause (B), other than pro forma financial statements which shall be prepared by Parent, the “Required Information”);

(v) using reasonable best efforts to obtain customary comfort letters from the auditors of the Company upon completion of customary procedures in connection with the offering of the Opco Notes;

(vi) using reasonable best efforts to assist Parent in obtaining corporate and facilities ratings for the Debt Financing;

(vii) using reasonable best efforts to cooperate with Parent’s efforts to obtain non-invasive environmental assessments, consents, legal opinions, surveys and title insurance as reasonably requested by Parent;

(viii) reasonably cooperating to permit the prospective lenders involved in the Debt Financing to evaluate the Company and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable;

(ix) taking all corporate actions reasonably requested by Parent to permit the consummation of the Debt Financing and/or the Revolver/Securitization Amendments, including executing and delivering any customary credit agreements and other loan documentation, indentures, pledge and security agreements, joinder agreements and customary closing certificates on terms that are reasonably requested by Parent in connection with the Debt Financing and/or the Revolver/Securitization Amendments, provided that neither the Company nor any of its Subsidiaries shall be required to enter into any such agreement prior to the Effective Time;

(x) obtaining a certificate of the chief financial officer of the Company in the form set forth in Annex II to Exhibit E to the Debt Commitment Letter with Morgan Stanley Senior Funding, Inc.;

(xi) requesting customary payoff letters, Lien terminations, collateral releases, mortgage terminations, control agreement terminations and instruments of discharge to be delivered at Closing to allow for the payoff, discharge and termination in full on the Closing Date of all Indebtedness and Liens under the Existing Refinancing Debt Documents (the “Debt Payoff”), and providing customary materials that facilitate the perfection or enforcement of Liens on the assets of the Company or any of its Subsidiaries pursuant to such agreements as may be reasonably requested (including original copies of all certificated securities (with transfer powers executed in blank)); and

(xii) furnishing Parent and its Financing Sources promptly, and in any event at least five (5) Business Days prior to the Closing Date, with all documentation and other information required by Governmental Authorities with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the applicable regulations of the Office of Foreign Assets Control (OFAC), the Foreign Corrupt Practices Act of 1977 and the Investment Company Act of 1940;

provided, however, that, notwithstanding anything to the contrary contained in this Agreement (including this Section 6.09), (A) nothing in this Agreement (including this Section 6.09) shall require any such cooperation to the extent that it would (1) require the Company or any of its Subsidiaries or Representatives, as applicable, to waive or amend any terms of this Agreement or pay or agree to pay any commitment or other fees or reimburse any expenses prior to the Effective Time, or incur any liability or give any indemnities or otherwise commit to take any action that is not contingent upon the Effective Time, (2) unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries, (3) require the Company to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs) or incur any other liability or provide or agree to provide any indemnity in connection with the Debt Financing or any of the foregoing prior to the Effective Time, or (4) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s organizational documents or any Laws, (B) no action, liability or obligation of the Company or any of its Subsidiaries or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing shall be effective until the Effective Time, and (C) notwithstanding anything to the contrary, prior to the Closing, the Parties agree that any road shows, ratings agencies presentations, preparation of documents (including rating agency presentation, bank information memoranda or other offer documents in connection with the Debt Financing) and provision of information with respect to the prospects and plans for the Company’s business and operations, in each case under this clause (C), in connection with the Debt Financing remains, except with respect to the cooperation that the Company has agreed to provide under this Section 6.09, the sole responsibility of Parent and Merger Sub and none of the Company or any of its Subsidiaries or any of their respective Representatives shall have any liability or incur any losses, damages or penalties with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Debt Financing or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, the business of the Surviving Corporation and its Subsidiaries after the Closing.

(b) Parent shall promptly, upon request by the Company, reimburse the Company for all of its documented reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company, its Subsidiaries and their respective Representatives in connection with any cooperation contemplated by this Section 6.09.

(c) The Company, its Affiliates and their respective officers, advisors and Representatives shall be indemnified and held harmless by Parent and Merger Sub for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing, the Debt Payoff and/or the provision of information utilized in connection therewith to the fullest extent permitted by applicable Law.

(d) The Company hereby consents to the use of its and its Subsidiaries’ trademarks, service marks or logos in connection with the Debt Financing; provided that such trademarks, service marks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective Intellectual Property rights.

(e) Parent and Merger Sub acknowledge and agree that the obtaining of the Debt Financing, or any alternative financing, is not a condition to the Closing and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Debt Financing or any alternative financing, subject to fulfillment or waiver of the conditions set forth in Article VII.

Section 6.10 CHANGE OF CONTROL OFFER; CREDIT FACILITIES.

(a) Change of Control Offer. At the option of Parent, either (i) Parent or (ii) the Company, as soon as reasonably practicable after the receipt of any written request by Parent to do so, shall use their respective commercially reasonable efforts to commence a Change of Control Offer (as defined in the indenture governing the 2022 Notes) to purchase any or all of the outstanding aggregate principal amount of the 2022 Notes at a purchase price of 101% plus accrued and unpaid interest, if any, to the date of repurchase pursuant to Section 3.09(i) of the indenture governing the 2022 Notes (the “Change of Control Offer”) and the Party commencing such Change of Control Offer shall reasonably assist the other Party in connection therewith; provided, however, that the Company’s counsel shall concurrently with the Closing provide such legal opinions as may be reasonably requested by Parent that are customary or necessary in connection with the Change of Control Offer; provided further, that the Party conducting the Change of Control Offer shall do so in compliance with the indenture governing the 2022 Notes and the rules and regulations of the SEC, including Rule 14e-1 under the Exchange Act. Notwithstanding the foregoing, the closing of the Change of Control Offer shall be conditioned on the occurrence of the Closing, and the parties shall use their respective commercially reasonable efforts to cause the Change of Control Offer to close on the Closing Date. Subject to the preceding sentence, the Company shall provide, and shall cause its Subsidiaries to, and shall direct their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with the Change of Control Offer, including using commercially reasonable efforts in assisting with the preparation of the offer to purchase and letter of transmittal. The Company (i) shall make any change to the Change of Control Offer, in each case, as may be reasonably requested by Parent, and (ii) shall not, without the written consent of Parent, make any material changes to the Change of Control Offer. The Party conducting the Change of Control Offer agrees to provide the other Parties and their counsel reasonable opportunity to review and comment on the Change of Control Offer documents prior to the distribution thereof to the holders of the 2022 Notes, and such Party shall give reasonable consideration to any comments made by the other Parties and their counsel. Each of the Company, Parent and Merger Sub agrees to promptly correct any information provided by it for use in the Change of Control Offer documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Party conducting the Change of Control Offer shall use commercially reasonable efforts to take all steps necessary to cause the Change of Control Offer documents, as so corrected, to be disseminated to the holders of the 2022 Notes, as and to the extent required by applicable Law. Parent shall ensure that at the Effective Time the Surviving Corporation has all funds necessary to pay for such 2022 Notes that have been properly tendered and not withdrawn pursuant to the Change of Control Offer. Notwithstanding anything to the contrary in this Section 6.10, the Company shall not be obligated to consummate the Change of Control Offer unless the Merger has occurred or is occurring concurrently with the consummation of the Change of Control Offer and sufficient funds are available from the Debt Financing or from Parent to pay all consideration for the purchase of the 2022 Notes.

(b) Agents. The depositary, paying agent and any other agents retained in connection with the Change of Control Offer shall be selected by Parent and shall be reasonably acceptable to the Company. The Company may enter into customary agreements with such parties on terms and conditions reasonably acceptable to Parent.

(c) Credit Facilities. On or prior to the third (3rd) Business Day prior to the Closing, the Company shall use its commercially reasonable efforts to arrange for the delivery to Parent of copies of payoff letters in customary form and substance, from the administrative agent or other similar agents under any of the Existing Refinancing Debt Documents and the Securitization Facility, and for the release, effective upon and conditioned upon the Closing, of all Liens and other security over the Company’s and its Subsidiaries’ properties and assets securing its obligations under the Existing Refinancing Debt Documents or the Securitization Facility, as applicable, together with the return of any collateral in the possession of the applicable administrative agent or similar agent, at or as soon as practicable following the Closing. Parent shall ensure that at the Effective Time the Surviving Corporation has all funds necessary to pay the amounts contemplated by such payoff letters (unless such facilities are to remain outstanding with the consent, where needed, of the counterparties to the Existing Refinancing Debt Documents and the Securitization Facility).

(d) Reimbursement of Costs. Parent (i) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out of pocket costs (including reasonable attorneys’ fees and costs) incurred by the Company, any of its Subsidiaries or their respective Representatives in connection with the actions of the Company and the Company Subsidiaries and the Company Representatives contemplated by this Section 7.10, and (ii) acknowledges and agrees that the Company, its Subsidiaries or their respective Representatives shall not incur any liability to any person prior to the Effective Time with respect to any Change of Control Offer contemplated by this Section 7.10.

Section 6.11 SECTION 16 MATTERS. Prior to the Effective Time, the Company shall take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

Section 6.12 ESCROW FOR PARENT TERMINATION FEE. As of the date hereof, Parent has deposited, or has caused to be deposited, an amount of cash equal to the Parent Termination Fee with Bank of China, New York Branch, as escrow agent (“Escrow Agent”), as collateral and security for the payment of the Parent Termination Fee, which amount shall be held by Escrow Agent until the earlier of (a) the Effective Time, at which time the escrowed funds will be released to Parent, and (b) the date on which this Agreement is terminated pursuant to Section 8.01, at which time, the escrowed funds will be released (i) to the Company, in accordance with Section 8.03(d) or Section 8.03(e), as applicable, or (ii) to Parent if not otherwise released to the Company in accordance with the foregoing clause (i).

Section 6.13 OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Debt Financing and any Alternative Debt Financing.

Section 6.14 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any actions commenced or, to such Party’s Knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 6.14 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s on the other hand, compliance or failure of compliance with this Section 6.14 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.02(b) or Section 7.03(b), respectively, shall have been satisfied.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver by the Party entitled to the benefit thereof, to the extent permitted by Law) at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Shareholder Approval shall have been obtained.

(b) Governmental Approvals.

(i) Any waiting period (and extensions thereof) applicable to the transactions contemplated by the Agreement (including the Merger) under the HSR Act shall have expired or been terminated and all applicable waiting periods and all consents and approvals required under the Specified Foreign Merger Control Laws shall have expired or been obtained. For the avoidance of doubt, no filings or receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any Foreign Merger Control Laws (other than the Specified Foreign Merger Control Laws) shall constitute a condition to the respective obligations of each Party to effect the Merger.

(ii) If review by CFIUS shall have concluded, the President of the United States of America shall not have taken action to block or prevent the consummation of the transactions contemplated by this Agreement and no requirements or conditions to mitigate any national security concerns shall have been imposed, other than requirements or conditions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, provided that, for purposes of this Section 7.01(b)(ii) only, clauses (iii) and (iv) in the definition of “Company Material Adverse Effect” shall be inapplicable (collectively, the “CFIUS Condition”).

(c) No Injunctions or Other Restraints. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order that has been enforced in a U.S. court of competent jurisdiction, whether temporary, preliminary or permanent, that makes illegal, enjoins or otherwise prohibits the consummation of any of the transactions contemplated by this Agreement (including the Merger). For the avoidance of doubt, Order as used herein shall not include a determination by any Governmental Authority under any Antitrust Law to extend a waiting period or initiate an investigation.

Section 7.02 CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver by Parent and Merger Sub, to the extent permitted by Law) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in clause (b) of Section 3.07 (Absence of Certain Changes or Events) shall be true and correct in all respects on and as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date); (ii) each of the representations and warranties of the Company set forth in Section 3.03 (Capital Structure), Section 3.24 (State Takeover Statutes) and Section 3.25 (Brokers and Other Advisors) shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date); and (iii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date), except, with respect to this clause (iii), where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, solely for purposes of clause (ii) above, if one or more inaccuracies in Section 3.03 would be reasonably likely to cause the aggregate amount required to be paid by Parent or Merger Sub to consummate the Merger, refinance the Indebtedness of the Company, acquire, directly or indirectly all of the outstanding equity interests in the Company’s Subsidiaries and pay all fees and expenses in connection therewith to increase by $10,000,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (ii) of this Section 7.02(a).

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with each of its obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) No Material Adverse Effect. Since the date hereof, there shall not have occurred any change, effect, event, fact, development, or occurrence that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(d) Certificate. Parent shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company confirming that the conditions set forth in Section 7.02(a), Section 7.02(b), and Section 7.02(c) shall have been duly satisfied.

Section 7.03 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger shall be subject to the satisfaction (or waiver by the Company, to the extent permitted by Law) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.12 (Solvency) shall be true and correct in all respects, in each case as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with each of its obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) Certificate. The Company shall have received a certificate executed by the Chief Executive Officer of Parent confirming that the conditions set forth in Section 7.03(a) and Section 7.03(b) shall have been duly satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if:

(i) the Effective Time shall not have occurred on or before November 29, 2013 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any Party if the failure of the Effective Time to occur on or before the Outside Date is caused by a failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the Outside Date and such action or failure to perform constitutes a breach in a material respect of this Agreement;

(ii) a Governmental Authority shall have issued a final and non-appealable Order that is enforced in a U.S. court of competent jurisdiction having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order is primarily caused by a failure of such Party to perform or comply with any of its obligations or covenants under this Agreement; and provided further, that the Party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have complied with its obligations under Section 6.03 to prevent, oppose or remove such Order or other action; or

(iii) the Shareholder Approval shall not have been obtained at the Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

(c) by Parent, if there shall be any breach or inaccuracy in any of the Company’s representations or warranties set forth in this Agreement or the Company has failed to perform any of its obligations or covenants set forth in this Agreement, which inaccuracy, breach or failure to perform (i) would result in the failure of any condition set forth in Section 7.01 and Section 7.02 to be satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) and (ii) is not capable of being cured prior to the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement;

(d) by the Company, if (i) there shall be any breach or inaccuracy in any of Parent’s or Merger Sub’s representations or warranties set forth in this Agreement or (ii) Parent or Merger Sub has failed to perform any of its obligations or covenants set forth in this Agreement, which inaccuracy, breach or failure to perform (x) would result in the failure of any condition set forth in Section 7.01 or Section 7.03 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) to be satisfied and (y) is not capable of being cured prior to the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement;

(e) by Parent, if a Triggering Event shall have occurred; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if the Shareholder Approval shall have been obtained;

(f) by the Company, subject to compliance with Section 5.02(e), in order to accept a Superior Proposal and enter into an Acquisition Agreement providing for such Superior Proposal immediately following or concurrently with such termination; provided, however, that payment of the Tier I Company Termination Fee or the Tier II Company Termination Fee, as applicable, pursuant to Section 8.03(b) shall be a condition to the termination of this Agreement by the Company pursuant to this Section 8.01(f);

(g) by the Company, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing, and other than conditions the failure of which would otherwise give rise to the payment of a Parent Termination Fee), (ii) the Marketing Period has ended, (iii) Parent shall not have received the proceeds of the Debt Financing and/or the Lenders shall not have confirmed to Parent or Merger Sub that the Debt Financing will be available at the Closing in an amount sufficient to consummate the Closing on the terms and conditions set forth in the Debt Commitment Letters, and (iv) Parent shall have failed to consummate the Merger by the time set forth in Section 1.02.

Section 8.02 EFFECT OF TERMINATION. Any Party terminating this Agreement pursuant to Section 8.01 shall give written notice of such termination to each other Party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become null and void and of no effect without any liability or obligation on the part of any Party to this Agreement (or any Parent Related Party or Company Related Party); provided, however, that the provisions of the last sentence of Section 6.02, Section 6.09(b), Section 6.09(c), Section 6.10(d), this Article VIII, Article IX, and Article X shall survive such termination. Notwithstanding anything herein to the contrary, no termination of this Agreement pursuant to Section 8.01 shall relieve any Party from any liability or damages resulting from fraud or Willful Breach prior to such termination by any Party hereto; provided, however, that no Party shall be entitled to recover incidental, special, or punitive damages.

Section 8.03 TERMINATION FEES AND EXPENSES.

(a) If this Agreement is terminated (i) by Parent pursuant to Section 8.01(e) or (ii) by Parent or the Company pursuant to Section 8.01(b)(iii) following any time at which Parent was entitled to terminate this Agreement pursuant to Section 8.01(e), then, in each case, the Company shall pay to Parent the Tier I Company Termination Fee by wire transfer of same-day funds within two (2) Business Days following the date of such termination; provided, however, with respect to clause (i) above, if the Company shall have approved an Acquisition Proposal with a Qualified Pre-Existing Bidder and shall have terminated this Agreement and entered into an Acquisition Agreement with such Qualified Pre-Existing Bidder prior to the Pre-Existing Bid End Date, then the Company shall pay to Parent the Tier II Company Termination Fee in lieu of, and not in addition to, the Tier I Company Termination Fee.

(b) If this Agreement is terminated by the Company pursuant to Section 8.01(f), to accept a Superior Proposal, (i) on or before the Pre-Existing Bid End Date, from any Qualified Pre-Existing Bidder, then the Company shall pay Parent the Tier II Company Termination Fee or (ii) (A) on or after the date hereof, from any person (other than a Qualified Pre-Existing Bidder) or (B) after the Pre-Existing Bid End Date, from a Qualified Pre-Existing Bidder, then the Company shall pay Parent the Tier I Company Termination Fee, in each case by wire transfer of same-day funds, concurrently with, and as a condition to the effectiveness of, such termination.

(c) If (i) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii) or (B) by Parent pursuant to Section 8.01(c), and (ii) (A) at any time after the date hereof and prior to such termination, an Acquisition Proposal shall have been made or communicated to the senior management of the Company or the Company Board or shall have been publicly announced or publicly made known to the shareholders of the Company, and (B) within nine (9) months after such termination, the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal which is later consummated, or, within 12 months after such termination, any Acquisition Proposal shall have been consummated (in each case, whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated, publicly made known or publicly announced), then, in any such event, the Company shall pay to Parent the Tier I Company Termination Fee by wire transfer of same-day funds within two (2) Business Days following the date the Company consummates such Acquisition Proposal; provided that for purposes of this clause (B) the references to “25%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

(d) If this Agreement is terminated pursuant to Section 8.01 (other than (i) by Parent or the Company pursuant to Section 8.01(a), (ii) by Parent pursuant to Section 8.01(c) or Section 8.01(e), (iii) by Parent or the Company pursuant to Section 8.01(b)(iii) following any time at which Parent was entitled to terminate this Agreement pursuant to Section 8.01(e), or (iv) by the Company pursuant to Section 8.01(f)) and a Willful Breach by Parent or Merger Sub is the primary cause of the failure of the Closing to occur, then Parent shall pay to the Company the Parent Termination Fee by wire transfer of same-day funds within two (2) Business Days following the date of such termination.

(e) If this Agreement is terminated (i) by Parent or the Company pursuant to Section 8.01(b)(ii) and the primary cause therefor is a final and non-appealable Order relating to Antitrust Law, (ii) by Parent or the Company pursuant to Section 8.01(b)(i) and the primary cause therefor is the failure of any Regulatory Condition (other than the CFIUS Condition) to be satisfied or (iii) by the Company pursuant to Section 8.01(d) and the primary cause therefor or result thereof is the failure of any Regulatory Condition (other than the CFIUS Condition) to be satisfied, then, in each case, Parent shall pay to the Company the Parent Termination Fee by wire transfer of same-day funds within two (2) Business Days following the date of such termination; provided, however, that in the case of each of clauses (ii) and (iii) above, Parent shall not be obligated to pay the Parent Termination Fee if (A) Parent has waived any unsatisfied Regulatory Condition (other than U.S. Antitrust Laws) and (B) the Company has declined to waive such Regulatory Condition (other than U.S. Antitrust Laws) after receiving Parent’s request for such waiver; and provided further, that, in the case of each of clauses (i), (ii) and (iii) above, it shall not be a defense to a finding of “primary cause” that there may be another cause for termination arising from circumstances that would also give rise to the payment of a Parent Termination Fee.

(f) If this Agreement is terminated by the Company pursuant to Section 8.01(g), then Parent shall pay to the Company the Parent Termination Fee by wire transfer of same-day funds within two (2) Business Days following the date of such termination.

(g) Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent would have entered into this Agreement; accordingly, if the Company or Parent, as the case may be, fails promptly to pay the fee due pursuant to this Section 8.03, and, in order to obtain such payment, Parent or the Company makes a claim against the other party that results in a judgment against such other party, the Company or Parent, as the case may be, shall pay to the other party its costs and expenses (including attorneys’ fees and expenses) in connection with such claim, together with interest on the amount of the applicable fee from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(h) The Parties agree that in no event shall (i) the Company be required to pay the Tier I Company Termination Fee or Tier II Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion. Each of the Parties hereto acknowledges that neither the Tier I Company Termination Fee, Tier II Company Termination Fee nor the Parent Termination Fee is a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and the Company, respectively, in the circumstances in which such fee is due and payable and which do not involve Willful Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(i) Notwithstanding anything to the contrary set forth in this Agreement, except in the case of fraud or Willful Breach by Parent or Merger Sub, in any circumstance in which the Company receives payment of the Parent Termination Fee pursuant to Section 8.03(e) or Section 8.03(f), the Parent Termination Fee shall, subject to Section 8.02 and Section10.10, constitute the sole and exclusive remedy of the Company, any of its Subsidiaries or any Company Related Party against Parent, Merger Sub and any Parent Related Party for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise arising out of, or directly or indirectly relating to, this Agreement, the Financing Agreements, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby, and upon payment of such amount, none of Parent, Merger Sub or any Parent Related Party shall have any further liability or obligation to the Company, any of its Subsidiaries or any Company Related Party relating to or arising out of this Agreement, the Financing Agreements, the transactions contemplated hereby or thereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise. Except as expressly provided in the immediately preceding sentence, following the payment of the Parent Termination Fee (A) none of the Company, any of its Subsidiaries or any Company Related Party shall be entitled to bring, maintain or support any Legal Proceedings against Parent, Merger Sub or any Parent Related Party arising out of or in connection with this Agreement, the Financing Agreements, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (B) the Company shall use its reasonable best efforts to cause any Legal Proceedings pending in connection with this Agreement, the Financing Agreements, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby, to the extent maintained by the Company, any of its Subsidiaries or any Company Related Party against Parent, Merger Sub or any Parent Related Party to be dismissed with prejudice promptly.

(j) Notwithstanding anything to the contrary set forth in this Agreement, in any circumstance in which Parent receives payment of the Company Termination Fee pursuant to pursuant to Section 8.03(a), Section 8.03(b), or Section 8.03(c), the Company Termination Fee shall, subject to Section 8.02 and Section 10.10, constitute the sole and exclusive remedy of Parent and Merger Sub against the Company, any of its Subsidiaries and any Company Related Party for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, neither the Company nor any of its Subsidiaries or any Company Related Party shall have any further liability or obligation to Parent, Merger Sub or any Parent Related Party relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise.

Section 8.04 AMENDMENT. This Agreement may be amended by the Parties at any time prior to the Effective Time, whether before or after the Shareholder Approval shall have been obtained; provided, however, that after the Shareholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without such approval having been obtained. Notwithstanding anything to the contrary contained herein, Sections 10.05, 10.08(a), 10.08(c) and 10.09 and this Section 8.04 (and any provision of this Agreement to the extent an amendment, supplement, waiver or modification of such provision would modify the substance of any of the foregoing provisions in a manner that is materially adverse to a Financing Source) may not be amended, supplemented, waived or otherwise modified in a manner that is materially adverse to a Financing Source without the prior written consent of such Financing Source, which shall not be unreasonably withheld, conditioned or delayed. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties

Section 8.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) subject to the proviso to the first sentence of Section 8.04 and only to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

INTERPRETATION

Section 9.01 CERTAIN DEFINITIONS. For purposes of this Agreement:

“2022 Notes” means the 6.625% senior unsecured notes due 2022 issued pursuant to the Third Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, dated as of August 1, 2012.

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement (i) with terms no less favorable to the Company in the aggregate, as determined by the Company in good faith than those contained in the Confidentiality Agreement; provided that such confidentiality and standstill agreement shall expressly not prohibit, or adversely affect the rights of the Company thereunder upon, compliance by the Company with any provision of this Agreement and shall not provide for reimbursement by the Company of any fees, costs or expenses, it being understood that the Company may enter into a confidentiality agreement without a standstill provision or with a standstill provision less favorable to the Company in the aggregate, as determined by the Company in good faith, if it waives or modifies the standstill provision in the Confidentiality Agreement to be substantially similar in the aggregate, as determined by the Company in good faith or (ii) that is in effect as of the date hereof.

“Account” shall have the meaning given to such term in the ESPP.

“Acquisition Agreement” means any merger agreement, acquisition agreement or other similar definitive agreement related to any Acquisition Proposal, other than any Acceptable Confidentiality Agreement referred to in Section 5.02(b).

“Acquisition Proposal” means any inquiry, bid, proposal or offer from any person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) (other than from Parent or any of its Affiliates) providing for (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) in excess of 25% (based on the fair market value, as determined in good faith by the Company Board) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, or (ii)(A) shares of Company Common Stock, which together with any other shares of Company Common Stock beneficially owned by such person or group, would equal in excess of 25% of the outstanding shares of Company Common Stock, or (B) in excess of 25% of the total voting power of the equity securities of the Company, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any person or group owning, directly or indirectly, in excess of 25% of the outstanding shares of Company Common Stock or in excess of 25% of the total voting power of the equity securities of the Company, taken as a whole, or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or group other than the Company (or the shareholders of any such person) would own, directly or indirectly, in excess of 25% of the aggregate voting power of the Company or of the surviving entity in a merger of the Company or the resulting direct or indirect parent of the Company or such surviving entity or in excess of 25% (based on the fair market value, as determined in good faith by the Company Board) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole.

“Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Debt Financing” has the meaning set forth in Section 6.08(c).

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Foreign Merger Control Law and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (it being understood that “Antitrust Law” specifically excludes Exon-Florio and any other laws related to CFIUS).

“Articles of Merger” has the meaning set forth in Section 1.03.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.04.

“Barclays” has the meaning set forth in Section 3.25.

“Book Entry Shares” has the meaning set forth in Section 2.03(b).

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the City of New York.

“Capitalization Date” has the meaning set forth in Section 3.03(a).

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Condition” has the meaning set forth in Section 7.01(b)(ii).

“Change in Company Board Recommendation” has the meaning set forth in Section 5.02(d).

“Change of Control Offer” has the meaning set forth in Section 6.10(a).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“Code” means Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

“Collective Bargaining Agreement” has the meaning set forth in Section 3.09(a)(iii).

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plans” mean, collectively, the Company Bargaining 401(k) Plan, the Company 401(k) Plan and the John Morrell & Co. 401(k) Savings Plan.

“Company Articles of Incorporation” has the meaning set forth in Section 1.05(a).

“Company Balance Sheet” has the meaning set forth in Section 3.06(e).

“Company Balance Sheet Date” has the meaning set forth in Section 3.06(e).

“Company Benefit Plans” has the meaning set forth in Section 3.12(a).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.04.

“Company Bylaws” has the meaning set forth in Section 1.05(b).

“Company Charter Documents” has the meaning set forth in Section 3.02.

“Company Common Stock” means the common stock, par value $0.50 per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a party; (b) by which the Company or any of its Subsidiaries or any asset of any of the Company or its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Equity Awards” means, collectively, all Company Stock Options, Company PSUs, Deferred Units, Deferred Stock Accounts and Accounts granted under any Company Stock Plan.

“Company Intellectual Property” has the meaning set forth in Section 3.15(a).

“Company Leases” has the meaning set forth in Section 3.14(b).

“Company Material Adverse Effect” means any change, effect, event, fact, development, or occurrence that individually or in the aggregate, with all other changes, effects, events, facts, developments, or occurrences, has had or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no facts, circumstances, events, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Company Material Adverse Effect: any change, effect, event or occurrence arising out of or resulting from (i) general economic, credit, capital or financial markets or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (ii) general changes or developments in the industries in which the Company or its Subsidiaries operate, (iii) the execution and delivery of this Agreement or the public announcement, pendency, performance or consummation of the Merger or other transactions contemplated hereby, (iv) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the

Merger, (v) any hurricane, tornado, earthquake, flood, natural disaster, act of God or other comparable events or any outbreak or escalation of hostilities, acts of war (whether or not declared), military actions or any act of sabotage or terrorism, (vi) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof) which is proposed, approved or enacted on or after the date hereof, (vii) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Material Adverse Effect), or (viii) any action taken by the Company or its Subsidiaries at Parent’s written request, except in the cases of clauses (i), (ii), (v), or (vi), to the extent that the Company and its Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Company Material Adverse Effect).

“Company Pension Plan” means a Company Benefit Plan that is a “pension plan” (as defined in Section 3(2) of ERISA) that is subject to Section 412 or Section 430 of the Code or Title IV of ERISA.

“Company Preferred Stock” has the meaning set forth in Section 3.03(a).

“Company PSUs” has the meaning set forth in Section 2.04(b).

“Company Related Party” means the respective, direct or indirect, former, current or future, officers, directors, partners, shareholders, managers, members or Affiliates of each of the Company and any of its Subsidiaries.

“Company Returns” has the meaning set forth in Section 3.13(a)(i).

“Company SEC Documents” has the meaning set forth in Section 3.06(a).

“Company Securities” has the meaning set forth in Section 3.03(b).

“Company Senior Management” has the meaning set forth in Section 4.10.

“Company Stock Certificate” has the meaning set forth in Section 2.03(b).

“Company Stock Options” has the meaning set forth in Section 3.03(a).

“Company Stock Plans” means the Company’s 2008 Incentive Compensation Plan, as amended, 1999 Equity Incentive Plan, 2005 long Term Incentive Plan, 2005 Non-Employee Directors Stock Incentive Plan, 2004 Non-Employee Director Deferral Plan, 1998 Stock Incentive Plan and the ESPP, and any applicable award agreements thereunder (including any PSU Agreement).

“Company Warrants” means those warrants to purchase shares of Company Common Stock issued pursuant to the following: (a) Master Terms and Conditions for Warrants, dated as of July 1, 2008, issued by the Company to Citibank, N.A.; (b) Master Terms and Conditions for Warrants, dated as of July 1, 2008, issued by the Company to Goldman, Sachs & Co.; (c) Master Terms and Conditions for Warrants, dated as of July 1, 2008, issued by the Company to JPMorgan Chase Bank, National Association, London Branch; (d) Confirmation for Warrants, dated as of July 1, 2008, issued by the Company to Citibank, N.A.; (e) Confirmation for Warrants, dated as of July 1, 2008, issued by the Company to Goldman, Sachs & Co.; (f) Confirmation for Warrants, dated as of July 1, 2008, issued by the Company to JPMorgan Chase Bank, National Association, London Branch.

“Compliant” means, with respect to the Required Information (other than projections, interpretations, forward-looking information and information of a general economic or industry-specific nature), that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not materially misleading in light of the circumstances under which such Required Information was provided, (ii) such Required Information is, and remains throughout the Marketing Period, compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for offerings of debt securities on a registration statement on Form S-1 (other than such provisions (including, for the avoidance of doubt, the information requirements of Regulation S-X Rule 3-10, Regulation S-X Rule 3-16 and Item 402 of Regulation S-K) for which compliance is not customary in a Rule 144A offering of high yield debt securities), (iii) the Company’s auditors have delivered drafts of customary comfort letters as reasonably required by the Financing Sources, including, without limitation, customary “negative assurance” comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in such Required Information, and such auditors have confirmed they are prepared to issue any such comfort letters upon any pricing date occurring during, or on the next Business Day after, the Marketing Period and (iv) the financial statements and other financial information included in such Required Information (which, for the avoidance of doubt, shall not be required to include information required by Regulation S-X Rule 3-10, Regulation S-X Rule 3-16 or Item 402 of Regulation S-K) are, and remain throughout the Marketing Period, reasonably sufficient to permit the Financing Sources to receive the comfort letters contemplated by clause (iii) above on any day during, and on the next Business Day after, the Marketing Period.

“Confidentiality Agreement” has the meaning set forth in Section 6.02.

“constructive owner” with respect to any shares of Common Stock means a person who has a Synthetic Long Position (as defined below), calculated in the manner set forth below. The number of shares of Company Common Stock in respect of a Synthetic Long Position that shall be deemed to be “constructively owned” is the number of shares of Company Common Stock in respect of such Synthetic Long Position that is specified (whether expressly or indirectly) in a filing by such person or any of such person’s Affiliates or associates with the SEC or equivalent non-U.S. Governmental Authority or in the documentation evidencing such Synthetic Long Position as the basis upon which the value or settlement amount of such right or derivative, or the opportunity of the holder of such right or derivative to profit or share in any profit, is to be calculated in whole or in part. For purposes hereof, “Synthetic Long Position” means any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Company Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Company Common Stock and that increases in value as the value of Company Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Company Common Stock, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such person or any of such person’s Affiliates or associates, (ii) such derivative is required to be, or capable of being, settled through delivery of such securities, or (iii) such person or any of its Affiliates or associates may have entered into other transactions that hedge the economic effect of such derivative; provided that a “Synthetic Long Position” shall not include any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act.

“Continuing Employees” has the meaning set forth in Section 6.05(a).

“Contract” means any contract, lease, Guaranteed Obligation, permit, authorization, indenture, note, bond, mortgage, franchise or other agreement or instrument, commitment, obligation or binding arrangement with respect to which there are continuing rights, liabilities or obligations, whether oral or in writing.

“Convertible Notes” means the Company’s 4% senior unsecured convertible notes due 2013 issued pursuant to that certain Second Supplemental Indenture to the Base Indenture, dated as of July 8, 2008, by and between the Company and U.S. Bank National Association, as trustee.

“Convertible Note Hedges” means the (i) Confirmation for Convertible Bond Hedging Transaction, dated July 1, 2008, between Citibank, N.A. and the Company, (ii) Confirmation for Convertible Bond Hedging Transaction, dated July 1, 2008, between Goldman, Sachs & Co. and the Company and (iii) Confirmation for Convertible Bond Hedging Transaction, dated July 1, 2008, between JPMorgan Chase Bank, National Association, London Branch and the Company.

“Debt Commitment Letters” has the meaning set forth in Section 4.04.

“Debt Financing” has the meaning set forth in Section 4.04.

“Debt Payoff” has the meaning set forth in Section 6.09(a)(x).

“Deferred Stock Account” shall have the meaning given to such term in the 2005 Non-Employee Directors Stock Incentive Plan.

“Deferred Unit” shall have the meaning given to such term in the applicable Company Stock Plan.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent and Merger Sub on the date hereof.

“DOJ” has the meaning set forth in Section 6.03(b).

“Effective Time” has the meaning set forth in Section 1.03.

“Employee” means any employee of the Company or any of its Subsidiaries, and shall include current, former, or retired employees except as specified in context.

“Environmental Approval” means any Governmental Authorization required under applicable Environmental Law with respect to the business and assets of the Company and its Subsidiaries.

“Environmental Claims” means any administrative or judicial actions, suits, Orders, claims, proceedings or written notices of noncompliance by or from any Governmental Authority or any other person alleging liability arising out of the Release of any Hazardous Material or the failure to comply with any Environmental Law or any Governmental Authorization issued thereunder.

“Environmental Law” means any Law relating to pollution or protection of the environment or natural resources or human exposure to Hazardous Materials.

“Equity Award Amounts” means, collectively, all amounts payable pursuant to Section 2.04.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

“ESPP” means the Company’s Executive Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.03(a).

“Existing International Credit Facilities” means (i) the Credit Facility Agreement dated as of April 9, 2010, by and between Rabobank Polska S.A. and certain subsidiaries of the Company, as amended, (ii) the Overdraft Agreement dated as of September 30, 2005, by and between BRE Bank Spolka Akcyjna and certain subsidiaries of the Company, as amended, (iii) the Loan Agreement dated as of May 23, 2003, by and between Bank Przemyslowo and certain subsidiaries of the Company, as amended, (iv) the Overdraft Facility Agreement dated as of September 5, 2012 between HSBC Bank Polska S.A. and a subsidiary of the Company, as amended, (v) the Framework Agreement dated as of September 30, 2005 between certain subsidiaries of the Company and ING Bank Slaski S.A., as amended, (vi) the Overdraft Loan Agreement dated as of July 23, 2012 between a subsidiary of the Company and Bank Zachodni WBK Spolka Akcynja, as amended, (vii) the Loan Agreement dated as of August 20, 2012 between a subsidiary of the Company and ING Bank Slaski S.A., as amended, (viii) the Term Loan Agreement dated as of July 11, 2005 between Bank Polska Kasa Opieki S.A. and a subsidiary of the Company, as amended, (ix) the Investment Loan Agreement dated as of August 30, 2005 between Bank Zachodni WBK Spolka Akcinja and a subsidiary of the Company, as amended, (x) the Loan Agreement dated as of May 12, 2005 between ING Lease (Polska) Sp. z o.o. and a subsidiary of the Company, as amended and (xi) the term loan and working capital credit facility between S.G. Transfrigotren International S.A. and BRD-Groupe Societe Generale dated as of July 18, 2007, as amended.

“Existing Refinancing Debt Documents” means (i) the Amended and Restated Term Loan Agreement dated as of August 31, 2012 among the Company, the subsidiary guarantors and lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent, as amended, (ii) the Term Loan Agreement dated as of February 4, 2013 between the Company and Bank of America, N.A. as lender and administrative agent, as amended, (iii) the Existing Revolver, (iv) the Securitization Facility and (v) the Existing International Credit Facilities.

“Existing Revolver” means the Second Amended and Restated Credit Agreement dated as of June 9, 2011, by and among the Company, the subsidiary guarantors and lenders from time to time party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent and joint lead arranger and the other financial institutions party thereto, as amended.

“Existing Share Repurchase Programs” means the share repurchase program approved by the Company Board in June 2011 and the share repurchase program approved by the Company Board in June 2012.

“Exon-Florio” has the meaning set forth in Section 3.05(b).

“Fairness Opinion” has the meaning set forth in Section 3.26.

“FCPA” has the meaning set forth in Section 3.21(a).

“Fee Letter” means any fee letter entered into in connection with the Debt Commitment Letters.

“Financing Agreements” has the meaning set forth in Section 4.04.

“Financing Sources” means the entities (including the Lenders and their respective Affiliates) that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or Alternative Debt Financing in connection with the transactions contemplated hereby, including the lead arranger or arranger or any of the parties to the Debt Commitment Letters and any joinder agreements or credit agreements relating thereto.

“Foreign Benefit Plan” means each agreement, plan or arrangement that would, if maintained primarily for the benefit of individuals regularly employed inside the United States, constitute a Company Benefit Plan, that is instead maintained primarily for the benefit of individuals regularly employed outside of the United States.

“Foreign Merger Control Law” has the meaning set forth in Section 3.05(b).

“FTC” has the meaning set forth in Section 6.03(b).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any: (a) country, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

“Government Official” includes any officer or employee of any government or public international organization, or any department or agency of such a government or organization; any officer or employee of a government-owned or controlled company; any political party; any political party official; any candidate for public office; or anyone acting in an official capacity on behalf of any of the foregoing.

“Guaranteed Obligations” means any obligation of any other person that is guaranteed by the Company or any of its Subsidiaries, whether such obligations relate to financial or performance guarantees of any nature, guarantees of lease commitments or otherwise, and regardless of whether such obligations or guarantees are consolidated or unconsolidated with, or otherwise reflected in, the financial statements of the Company or the footnotes thereto.

“Hazardous Materials” means any materials or wastes that are listed or defined in relevant form, quantity, concentration or condition as hazardous substances, hazardous wastes, hazardous materials, extremely hazardous substances, toxic substances, pollutants, contaminants or terms of similar import under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” of any person means, without duplication: (a) all obligations of such person for borrowed money and all obligations of such person evidenced by a note, bond, debenture, mortgage, debt security or similar instrument; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, bonds (including surety bonds) and similar obligations, whether or not drawn, and banker’s acceptances issued for the account of such person; (c) all obligations of such person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities; (d) all obligations of such person in the nature of overdrafts; (e) net liabilities of such person under all hedging obligations; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such person to pay the deferred purchase price of property or services (excluding open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services); (g) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock; (h) indebtedness (excluding prepaid interest thereon) secured by any Liens on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof; (i) all obligations of such person under interest rate, currency or commodity derivatives or hedging transaction; and (j) direct or indirect guarantees or other contingent liabilities with respect to any indebtedness, obligation, claim or liability of any other person of a type described in clauses (a) through (i) above, and with respect to any indebtedness, obligation, claim or liability of a type described in clauses (a) through (j) above, all accrued and unpaid interest, premiums, penalties, breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect thereto.

“Indemnified Parties” has the meaning set forth in Section 6.06(a).

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, including such rights in and to: (a) any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application, patent disclosure or other patent right, (b) any trademark, service mark, trade name, business name, brand name, slogan, logo, trade dress and all other indicia of origin together with all goodwill associated therewith, and all registrations, applications for registration, and renewals for any of the foregoing, and (c) any copyright, work of authorship (whether or not copyrightable), design, design registration, database rights, and all registrations, applications for registration, and renewals for any of the foregoing (and including in all website content and software), (d) any Internet domain names, and (e) any trade secrets.

“International Trade Laws and Regulations” means all U.S. Laws concerning the import, export, or re-export of products, software, services, or technology, transactions involving foreign persons, and transactions in a country other than the United States, administered by the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of Energy, the U.S. Nuclear Regulatory Commission or the U.S. Department of Treasury, and the U.S. Customs and Border Protection, including the Tariff Act of 1930, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, the Arms Export Control Act, the Trading with the Enemy Act, the International Traffic in Arms Regulations, embargoes and trade restrictions promulgated under Executive Orders of the President of the United States or administered by the U.S. Treasury Department’s Office of Foreign Assets Control, anti-boycott regulations, anti-dumping and countervailing duty Laws and regulations, or any other applicable international trade Law or regulations administered by a governmental agency.

“Intervening Event” means any event, fact, development, circumstance or occurrence unrelated to an Acquisition Proposal that was not known to the Company as of the date hereof (or, if known, the consequences of which were not known to or reasonably foreseen by the Company Board as of the date hereof).

“Investment Interest” means any share, capital stock, partnership, limited liability company, membership, member, profit or loss sharing arrangement or similar interest in any person, and any option, warrant, right or security (including debt securities) convertible or exchangeable or exercisable thereto or therefor. For the avoidance of doubt, “Investment Interest” shall include any Guaranteed Obligations of the Company.

“IRS” has the meaning set forth in Section 3.12(b).

“Joint Notice” has the meaning set forth in Section 3.05(b).

“Joint Venture” has the meaning set forth in Section 3.01(d).

“Knowledge” means (a) with respect to the Company, the actual knowledge of any of the persons listed in Part 9.01(a) of the Company Disclosure Schedule, and (b) with respect to Parent or Merger Sub, the actual knowledge of any of the persons listed in Part 9.01(b) of the Parent Disclosure Schedule.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, consent order, consent decree, decree, Order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or the NYSE and any Order or decision of an arbitrator or arbitration panel.

“Leased Real Property” has the meaning set forth in Section 3.14(b).

“Legal Proceeding” means any action, suit, claim (or counterclaim), charge, complaint, litigation, arbitration, mediation, grievance, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration or mediation panel.

“Lenders” has the meaning set forth in Section 4.04.

“Liens” means any lien, pledge, hypothecation, charge, mortgage, security interest, claim, option, right of first refusal, preemptive right, or community property interest or any restriction on the voting of any security, the transfer of any security or asset, or the possession, exercise or transfer of any other attribute of ownership of any asset.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days, on the first day of which, throughout which and on the last day of which (a) Parent shall have the Required Information the Company is required to provide pursuant to Section 6.09(a)(iii) and during such period the Required Information is Compliant; provided, that if the Company shall in good faith reasonably believe it has provided the Required Information and that it is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date specified in such notice unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information or that it is not Compliant and, within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered or which is not Compliant), and (b) the conditions set forth in Section 7.02(a), 7.02(b), or 7.02(c) (other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied assuming the Closing were to be scheduled for any time during such fifteen (15) Business Day period; provided, however, that (x) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is obtained, (y) such fifteen (15) consecutive Business Day period shall end on or prior to August 16, 2013 or begin after September 4, 2013, and (z) the Marketing Period shall not be deemed to have commenced if, after the date hereof and prior to the completion of the Marketing Period:

(i) Ernst & Young LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Company’s most recently filed Annual Report on Form 10-K, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by Ernst & Young LLP or another independent public accounting firm; or

(ii) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed and the relevant Company SEC Document or Company SEC Documents have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP.

“Material Contract” has the meaning set forth in Section 3.09(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means the cash consideration that a holder of shares of Company Common Stock is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 2.01(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Morgan Stanley” has the meaning set forth in Section 4.08.

“New Debt Commitment Letter” has the meaning set forth in Section 6.08(c).

“NYSE” has the meaning set forth in Section 3.03(d).

“Order” means any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation issued, promulgated or entered into by or with any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business and consistent with past practice.

“Outside Date” has the meaning set forth in Section 8.01(b)(i).

“Owned Real Property” has the meaning set forth in Section 3.14(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Material Adverse Effect” means any change, effect, event, fact, development or occurrence that, individually or in the aggregate, with all other changes, effects, events, facts, developments, or occurrences, prevents or materially impedes, interferes with, hinders or delays (a) the consummation by Parent or Merger Sub of the Merger or any of the other transactions contemplated by this Agreement on a timely basis, or (b) the compliance by Parent or Merger Sub of its obligations under this Agreement in any material respect.

“Parent Related Party” means the Financing Sources and the respective, direct or indirect, former, current or future, officers, directors, partners, shareholders, managers, members or Affiliates of each of Parent, Merger Sub and the Financing Sources.

“Parent Termination Fee” means $275,000,000.

“Party” or “Parties” has the meaning set forth in the Preamble.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Paying Agent” has the meaning set forth in Section 2.03(a).

“PBGC” has the meaning set forth in Section 3.12(e).

“Per Share Merger Price” has the meaning set forth in Section 2.01(c).

“Permitted Liens” mean (a) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business, (b) Liens for taxes, assessments and other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty, (c) Liens (other than Liens securing indebtedness for borrowed money), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate, and (d) zoning, building and other similar codes and regulations.

“person” means an individual, corporation (including not-for-profit corporation), general or limited partnership, limited liability company, joint venture, association, trust, estate, association, Governmental Authority, unincorporated organization or other entity of any kind or nature, including the media, labor organizations or bargaining representatives.

“Plan of Merger” has the meaning set forth in Section 1.03.

“Pre-Existing Bid End Date” means June 27, 2013.

“Proxy Date” has the meaning set forth in Section 6.01(c).

“Proxy Statement” has the meaning set forth in Section 6.01(a).

“Proxy Statement Clearance Date” means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth calendar day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement.

“PSU Agreement” has the meaning set forth in Section 2.04(b).

“Qualified Pre-Existing Bidder” means any person or group (the number of which Qualified Pre-Existing Bidders, other than Parent, being limited to two) from whom the Company or any of its Representatives has received an Acquisition Proposal during the period commencing on March 24, 2013 and ending as of the date of this Agreement.

“Regulatory Conditions” means any of the conditions set forth in Section 7.01(b) or Section 7.01(c) (but solely, in the case of Section 7.01(c), with respect to any Order relating to any Antitrust Law).

“Release” means any presence, release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

“Representative” means, with respect to any person, any Subsidiary of such person and such person’s and each of its respective Subsidiaries’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Required Information” has the meaning set forth in Section 6.09(a)(iii).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SCC” has the meaning set forth in Section 1.03.

“SEC” has the meaning set forth in Section 3.05(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Facility” means the Credit and Security Agreement dated as of June 9, 2011 among certain subsidiaries of the Company, the lenders from time to time party thereto and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland,” New York Branch, as administrative agent, as amended.

“Shareholder Approval” has the meaning set forth in Section 3.23.

“Shareholders’ Meeting” has the meaning set forth in Section 6.01(c).

“Significant Subsidiary” has the meaning set forth in Section 3.01(c).

“Specified Foreign Merger Control Law” has the meaning set forth in Section 6.03(a).

a “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

“Subsidiary Charter Documents” has the meaning set forth in Section 3.02

“Superior Proposal” means a bona fide written Acquisition Proposal involving the acquisition of (i) in excess of 50% (based on the fair market value, as determined in good faith by the Company Board) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, or (ii) in excess of 50% of the total voting power of the equity securities of the Company, taken as a whole, obtained after the date hereof, which did not result from or arise in connection with a material breach of Section 5.02(a), which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) to be more favorable to the Company’s shareholders from a financial point of view than the Merger, in each case, taking into account all such factors and matters deemed relevant in good faith by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby.

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “business combination” or other form of anti-takeover statute or regulation.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, deposit, remittance, withholding or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any amendment thereto.

“Tier I Company Termination Fee” means $175,000,000.

“Tier II Company Termination Fee” means $75,000,000.

“Trade Authorizations” has the meaning set forth in Section 3.18.

“Transaction Litigation” means any Legal Proceeding commenced or threatened against any Party or any of its Affiliates by any Governmental Authority or any private party relating to, arising out of or involving this Agreement, the Merger or any of the other transactions contemplated hereby or that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

“Triggering Event” means any of the following events: (a) a Change in Company Board Recommendation; (b) the Company shall have materially breached or failed to perform in a material respect its obligations or agreements contained in Section 5.02; or (c) if following the disclosure or announcement of an Acquisition Proposal, the Company Board shall have failed to reaffirm publicly the Company Board Recommendation within ten (10) Business Days after such Acquisition Proposal is disclosed or announced.

“UKBA” has the meaning set forth in Section 3.21(a).

“Voting Debt” has the meaning set forth in Section 3.03(c).

“VSCA” has the meaning set forth in the Recitals.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as amended, and any similar state, local or foreign Law or regulation requiring advance notification of a mass layoff or plant closing or other similar event requiring advance notice to any Employee, employee representative or Governmental Authority.

“Willful Breach” means, (i) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with knowledge (after reasonable inquiry) that such Party’s act or failure to act would reasonably be expected to result in or constitute a breach of this Agreement or (ii) Parent’s failure to consummate the Merger by the time set forth in Section 1.02 if all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) and the Company stood ready and willing to consummate the Closing on that date, except, with respect to clause (ii) only, if Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement solely as a result of a breach by the Lenders of their obligations to make available to Parent and Merger Sub the full amount of the Debt Financing (or if definitive agreements have been entered into in connection with the Debt Financing, pursuant to such definitive agreements).

Section 9.02 INTERPRETATION.

(a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

(b) The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “or” when used in this Agreement is not exclusive. When used in this Agreement, “dollars” and “$” shall refer to U.S. dollars.

(d) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(e) References to a person are also to its permitted successors and assigns. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(g) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(h) Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 10.02 EXPENSES. Except as provided in Section 8.03, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated.

Section 10.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day (or, if international, two (2) Business Days) after being sent by an internationally recognized overnight air courier; (c) on the date of actual delivery if delivered personally (with written confirmation of receipt); or (d) on the date of confirmation of receipt (or the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub, to:

Shuanghui International Holdings Limited

Unit 7602B-7604A, Level 76, ICC

1 Austin Rd West

Kln., Hong Kong

Fax No.: (852) 2868-6001

Attention: Zhijun Yang

                 General Manager/Director

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

4747 Executive Drive

Twelfth Floor

San Diego, CA 92121

Fax No.: (858) 458-3130

Attention: Carl R. Sanchez

if to the Company, to:

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, VA 23430

Fax No.: (757) 365-3025

Attention: Michael H. Cole

                 Vice President and Chief Legal Officer

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Fax No.: (212) 455-2502

Attention: Robert E. Spatt

                 Patrick J. Naughton

Section 10.04 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto and the Disclosure Schedule), together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and the Confidentiality Agreement.

Section 10.05 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of (a) with respect to any holder of any Company Equity Award, Section 2.04(b), (b) Section 6.06, and (c) with respect to the Financing Sources, the provisions of this Section 10.05 and Sections 8.03(i), 8.04, 10.08(a), 10.08(c), 10.09 and 10.10(b) neither this Agreement nor any other agreement contemplated hereby is intended to or shall confer upon any person (including any Company Related Party or Parent Related Party) other than the Parties hereto and thereto any legal or equitable rights or remedies. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.05 without notice or liability to any other person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters.

Section 10.06 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided, however, that, prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its direct or indirect wholly owned Subsidiaries after providing written notice thereof to the Company at least five (5) Business Days prior to such assignment and/or to any parties providing the Debt Financing solely for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Debt Financing. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.07 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE VSCA MUST GOVERN, INCLUDING WITH RESPECT TO THE TERMS OF THE MERGER AND APPLICABLE PROVISIONS OF SECTION 6.06, THIS AGREEMENT AND ANY LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT OR IN TORT) THAT MAY BE DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (INCLUDING THE DEBT COMMITMENT LETTERS), OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 10.08 JURISDICTION; SERVICE OF PROCESS.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) for the purpose of any Legal Proceeding directly or indirectly based upon, relating to arising out of this Agreement or any transaction contemplated hereby (including the Financing Agreements) or the negotiation, execution or performance hereof or thereof, and each of the Parties hereby irrevocably agrees that all claims in respect of such action or proceeding shall be brought in, and may be heard and determined, exclusively in such state or federal courts. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue in, and any defense of inconvenient forum to the maintenance of, any action or proceeding so brought. Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party at the addresses set forth in Section 10.03. Nothing in this Section 10.08 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(c) Each of the Parties agrees that it will not bring or support any Legal Proceeding of any kind or description (including any cross-claim or third-party claim), whether in law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof, in each case, in any forum other than the Supreme Court of the state of New York, county of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

Section 10.09 WAIVER OF JURY TRIAL. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in any Legal Proceeding directly or indirectly based upon, relating to or arising out of this Agreement or any transaction contemplated hereby (including the Financing Agreements) or the negotiation, execution or performance hereof or thereof. Each Party certifies and acknowledges that (a) no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of any Legal Proceeding, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implication of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

Section 10.10 SPECIFIC PERFORMANCE; REMEDIES.

(a) The Parties agree that irreparable injury for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that, subject to Section 10.10(b), it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction related to this Agreement as provided in Section 10.08 may seek such an injunction without the necessity of demonstrating damages or posting a bond or other security in connection with any such Order. To the extent any Party brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended to the later of (x) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (y) such other time period established by the court presiding over such action, suit or proceeding (it being understood that this Section 10.10(a) shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Debt Financing (including the expiration or termination provisions thereof). Subject to Section 10.10(b), each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Parent or Merger Sub, or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Parent or Merger Sub, or the Company, as applicable, under this Agreement.

(b) Notwithstanding the right of the Company to obtain an injunction, or other appropriate form of specific performance or equitable relief described in Section 10.10(a), the Parties acknowledge and agree that the Company shall not be entitled to enforce specifically the obligations of Parent or Merger Sub to consummate the Merger unless (i) all of the conditions set forth in Section 7.01 and Section 7.02 (other than any condition that by its nature cannot be satisfied until the Closing, but that is expected to be satisfied at the Closing) have been satisfied or waived, (ii) the full proceeds to be provided to Parent or Merger Sub by the Debt Financing shall be available to Parent or Merger Sub to complete the Merger.

Section 10.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 10.12 COUNTERPARTS; FACSIMILE AND ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

{Remainder of page intentionally left blank.}

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SHUANGHUI INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Wan Long
	Name:	Wan Long
	Title:	Chairman

SUN MERGER SUB, INC.

By:	/s/ Wan Long
	Name:	Wan Long
	Title:	Chairman

SMITHFIELD FOODS, INC.

By:	/s/ C. Larry Pope
	Name:	C. Larry Pope
	Title:	President and CEO

[Signature Page to the Merger Agreement]

Annex B

PLAN OF MERGER

merging

SUN MERGER SUB, INC.,

a Virginia corporation

with and into

SMITHFIELD FOODS, INC.,

a Virginia corporation

1. MERGER. Sun Merger Sub, Inc., a Virginia corporation (the “Merged Corporation”) and wholly owned subsidiary of Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”), shall, upon the Effective Time (as defined below) be merged (the “Merger”) with and into Smithfield Foods, Inc., a Virginia corporation (the “Company”). The parties shall file Articles of Merger (the “Articles of Merger”) meeting the requirements of Section 13.1-720 of the Virginia Stock Corporation Act of the Commonwealth of Virginia (the “VSCA”) with the State Corporation Commission (the “SCC”) of the Commonwealth of Virginia. The Merger shall become effective upon the issuance of a certificate of merger by the SCC or at such later time as may be agreed to by Parent and the Company in writing and specified in the Articles of Merger (the date and time at which the Merger becomes effective is referred to as the “Effective Time”). As a result of the Merger, the separate corporate existence of the Merged Corporation shall cease and the Company shall continue as the surviving corporation following the Merger (the “Surviving Corporation”). The corporate existence of the Company, with all its rights, privileges, properties, immunities, powers and franchises, shall continue unaffected and unimpaired by the Merger.

2. EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the VSCA. Without limiting the generality of the foregoing, from and after the Effective Time, all the rights, privileges, properties, immunities, powers and franchises of the Company and the Merged Corporation shall vest in the Surviving Corporation, and all debts, liabilities, obligations, claims, restrictions and duties of the Company and the Merged Corporation shall become the debts, liabilities, obligations, claims, restrictions and duties of the Surviving Corporation.

3. ARTICLES OF INCORPORATION. At the Effective Time, the amended and restated articles of incorporation of the Company shall be amended and restated to read in their entirety as set forth in Exhibit A attached hereto and as so amended and restated shall be the articles of incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA or the articles of incorporation of the Surviving Corporation.

4. BYLAWS. At the Effective Time, the bylaws of the Company shall be amended and restated so that they shall be identical to the bylaws of the Merged Corporation as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation reflected therein shall be “Smithfield Foods, Inc.”), and as so amended and restated shall be the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA, the articles of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation.

5. BOARD OF DIRECTORS. The directors of the Merged Corporation immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

6. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

7. MANNER AND BASIS OF CONVERTING SHARES OF COMPANY COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, the Merged Corporation or any holder of any shares of Company Common Stock or any shares of capital stock of Parent or the Merged Corporation:

(a) Capital Stock of the Merged Corporation. Each share of capital stock of the Merged Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shares at such time shall comprise the only outstanding shares of capital stock of the Surviving Corporation.

(b) Cancellation of Company-Owned, Parent-Owned and Merged Corporation-Owned Company Common Stock. Each share of Company Common Stock owned by the Company or any wholly owned Subsidiary of the Company or owned by Parent or the Merged Corporation, in each case, immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, without payment of any consideration therefor.

(c) Conversion of Company Common Stock. Except as provided in Section 7(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $34.00 in cash, without interest (the “Per Share Merger Price”), payable to the holder thereof upon surrender of each such share of Company Common Stock in the manner provided in Section 9.

8. COMPANY EQUITY AWARDS.

(a) Company Stock Options. At the Effective Time, each unexercised Company Stock Option granted under any Company Stock Plan that, in each case, is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall be canceled, and the holder thereof shall be entitled to receive a payment in cash, without interest, equal to the product of (A) the number of shares of Company Common Stock previously subject to such Company Stock Option and (B) the excess, if any, of the Per Share Merger Price over the exercise price per share previously subject to such Company Stock Option; provided, however, that to the extent the exercise price of any Company Stock Option is equal to or greater than the Per Share Merger Price at the Effective Time, such Company Stock Option shall be automatically canceled and retired and shall cease to exist and no consideration will be paid or delivered in exchange therefor. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 8(a) as soon as reasonably practicable following the Effective Time (but in no event later than the second payroll period of the Surviving Corporation occurring after the Effective Time).

(b) Company Performance Stock Unit Awards. Immediately prior to the Effective Time, each then-outstanding performance stock unit award (“Company PSUs”) granted under any Company Stock Plan shall become fully earned and vested with respect to the maximum number of shares underlying each such Company PSU as set forth in the terms of the agreement granting such Company PSU. The Surviving Corporation shall pay to each grantee of each Company PSU, as soon as reasonably practicable following the Effective Time (but in no event later than the second payroll period of the Surviving Corporation occurring after the Effective Time), an amount in cash equal to the Merger Consideration for each such fully vested PSU (which payment shall be deemed to be the issuance of the appropriate number of shares of Company Common Stock and receipt of the Merger Consideration, as provided in Section 7(c), to the extent required by the terms of the Company Stock Plan applicable to such Company PSU).

(c) Company Deferred Unit Awards. Each Deferred Unit granted under any Company Stock Plan and outstanding immediately prior to the Effective Time (all of which shall be fully vested) shall become the right to receive an amount in cash equal to the Merger Consideration for each such fully vested Deferred Unit (which payment shall be deemed to be the issuance of the appropriate number of shares of Company Common Stock and receipt of the Merger Consideration, as provided in Section 7(c), to the extent required by the terms of the Company Stock Plan applicable to such Deferred Unit), and with respect to each Deferred Stock Account, each right to receive a share of Company Common Stock from such Deferred Stock Account shall, as of the Effective Time, become the right to receive an amount in cash equal to the Merger Consideration, the payment of which shall otherwise be made in accordance with the terms of the 2005 Non-Employee Directors Stock Incentive Plan.

(d) Accounts under the ESPP. With respect to each Account, each right to receive a share of Company Common Stock upon distribution of such Account as provided under the Company’s Executive Stock Purchase Plan (the “ESPP”) shall, as of the Effective Time, become the right to receive an amount in cash equal to the Merger Consideration, the payment of which shall otherwise be made in accordance with the terms of the ESPP.

(e) Payment. The payment of all amounts contemplated by this Section 8 shall be subject to appropriate withholding for Taxes in accordance with Section 9(h).

9. SURRENDER OF COMPANY STOCK CERTIFICATES.

(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with the Company’s transfer agent or a bank or trust company that is reasonably satisfactory to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Plan of Merger. Promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent in trust, for the benefit of the holders of shares of Company Common Stock, cash in an amount sufficient to pay the aggregate Merger Consideration. Any funds deposited with the Paying Agent pursuant to this Section 9(a) shall be referred to in this Plan of Merger as the “Exchange Fund.”

(b) Company Stock Certificate Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) or shares of Company Common Stock represented by book-entry (“Book Entry Shares”) whose shares of Company Common Stock were converted into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of the Company Stock Certificates to the Paying Agent and which shall otherwise be in customary form (including customary provisions with respect to delivery of an “agent’s message” with respect to Book Entry Shares)) and (ii) instructions for use in effecting the surrender of the Company Stock Certificates, or in the case of Book Entry Shares, the surrender of such shares, in exchange for payment of the applicable Merger Consideration. Each holder of record of a Company Stock Certificate or Book Entry Share shall, upon surrender to the Paying Agent of such Company Stock Certificate or Book Entry Share, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent pursuant to such instructions, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Company Stock Certificate or Book Entry Share shall have been converted into the right to receive pursuant to Section 7(c), and the Company Stock Certificate or Book Entry Share so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Company Stock Certificate so surrendered is registered if such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration and any such dividends to a person other than the registered holder of such Company

Stock Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 9(b), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates or Book Entry Shares.

(c) No Further Ownership Rights in Company Common Stock; Transfer Books. At and after the Effective Time, holders of Company Stock Certificates or Book Entry Shares shall cease to have any rights as shareholders of the Company, except for the right to receive the Merger Consideration. Any cash paid upon the surrender of Company Stock Certificates or Book Entry Shares in accordance with this Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly evidenced by such Company Stock Certificates or Book Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of the Agreement, Company Stock Certificates or Book Entry Shares formerly evidencing shares of Company Common Stock are presented to the Paying Agent or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration in accordance with this Plan of Merger.

(d) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Stock Certificates or Book Entry Shares on the date that is one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Stock Certificates or Book Entry Shares who have not theretofore complied with this Section 9 shall thereafter look only to Parent for, and Parent shall remain liable for, payment of such holders’ claims for the Merger Consideration pursuant to the provisions of this Section 9.

(e) No Liability. None of Parent, the Merged Corporation, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Company Stock Certificates or Book Entry Shares shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of shares of Company Common Stock and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the shareholders of the Company in the amount of any such losses and (ii) such investments shall only be in short-term obligations of or guaranteed by the United States of America or any agency or instrumentality thereof with maturities of no more than thirty (30) days and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid solely to Parent.

(g) Lost Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such reasonable and customary amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Company Stock Certificate the applicable Merger Consideration.

(h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of any Company Stock Certificate or Book Entry Shares (or any holder of a Company Equity Award) such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, or any provision of state, local or foreign Tax Law. To the extent such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

10. AMENDMENT. This Plan of Merger may be amended by the Merged Corporation, Parent and the Company, at any time prior to the Effective Time, whether before or after the Shareholder Approval shall have been obtained; provided, however, that after the Shareholder Approval has been obtained, there shall be made no amendment that by applicable Law would require further approval by the Company Shareholders or Parent, respectively, including to effect any of the changes listed in §13.1-716E of the VSCA, without obtaining such further approval.

11. DEFINED TERMS. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a) “Account” shall have the meaning given to such term in the ESPP.

(b) “Agreement” means the Agreement and Plan of Merger, dated as of May 28, 2013, by and among Parent, the Merged Corporation and the Company.

(c) “Company Common Stock” means the common stock, par value $0.50 per share, of the Company.

(d) “Company Equity Awards” means, collectively, all Company Stock Options, Company PSUs, Deferred Units, Deferred Stock Accounts and Accounts granted under any Company Stock Plan.

(e) “Company Shareholder” means any holder of Company Common Stock.

(f) “Company Stock Certificate” means a valid certificate, which immediately prior to the Effective Time, represents any shares of Company Common Stock.

(g) “Company Stock Option” means an outstanding option to purchase shares of Company Common Stock.

(h) “Company Stock Plans” means the Company’s 2008 Incentive Compensation Plan, as amended, 1999 Equity Incentive Plan, 2005 long Term Incentive Plan, 2005 Non-Employee Directors Stock Incentive Plan, 2004 Non-Employee Director Deferral Plan, 1998 Stock Incentive Plan and the ESPP, and any applicable award agreements thereunder (including any PSU Agreement).

(i) “Deferred Stock Account” shall have the meaning given to such term in the 2005 Non-Employee Directors Stock Incentive Plan.

(j) “Deferred Unit” shall have the meaning given to such term in the applicable Company Stock Plan.

(k) “Governmental Authority” means any: (a) country, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

(l) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, consent order, consent decree, decree, Order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or the New York Stock Exchange.

(m) “Merger Consideration” means the cash consideration that a holder of shares of Company Common Stock is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 7(c).

(n) “Order” means any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation issued, promulgated or entered into by or with any Governmental Authority.

(o) “person” means an individual, corporation (including not-for-profit corporation), general or limited partnership, limited liability company, joint venture, association, trust, estate, association, Governmental Authority, unincorporated organization or other entity of any kind or nature, including the media.

(p) “Shareholder Approval” means the affirmative vote (in person or by proxy) of holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote thereon to approve the Agreement and this Plan of Merger.

(q) “Subsidiary” means, with respect to any specified person, another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

(r) “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority.

Exhibit A

Form of Articles of Incorporation of the Surviving Corporation

ARTICLES OF INCORPORATION

OF

SUN MERGER SUB, INC.

ARTICLE I

NAME

The name of the corporation is Sun Merger Sub, Inc. (the “Corporation”).

ARTICLE II

SHARES

Section 1. Number. The number of shares that the Corporation shall have authority to issue is 1,000 shares of Common Stock, no par value per share (“Common Stock”).

Section 2. Voting. Each share of Common Stock shall entitle the record holder thereof to one vote.

Section 3. Action without Meeting. Any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice, if the action is taken by the holders of not less than the minimum number of shares entitled to vote on the action that would be necessary to authorize or take the action at a meeting at which the holders of all shares entitled to vote thereon were present and voted. The action shall be evidenced by one or more written consents or electronic transmissions describing the action taken, signed by the shareholders entitled to take such action without a meeting and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

Section 4. No Preemptive Rights. Shareholders shall have no preemptive rights to acquire any unissued shares of the Corporation.

Section 5. No Fractional Shares. The Corporation shall not issue any fractional shares.

ARTICLE III

LIMIT ON LIABILITY AND INDEMNIFICATION

Section 1. Definitions. For purposes of this ARTICLE III, the following definitions shall apply:

(a) “Corporation” means this Corporation only and no predecessor entity or other legal entity;

(b) “expenses” include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

(c) “liability” means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

(d) “legal entity” means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

(e) “predecessor entity” means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

(f) “proceeding” means any threatened, pending, or completed action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

Section 2. Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

Section 3. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual’s willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 3 of this ARTICLE III is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 4 of this ARTICLE III; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director’s or officer’s ability to make repayment. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 3 of this ARTICLE III.

Section 4. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 3 of this ARTICLE III, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this Section 4 of this ARTICLE III is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person’s rights under Section 3 of this ARTICLE III shall be limited by the provisions of this Section 4 of this ARTICLE III.

Section 5. Miscellaneous. The rights of each person entitled to indemnification under this ARTICLE III shall inure to the benefit of such person’s heirs, executors and administrators. Special legal counsel selected to make determinations under this ARTICLE III may be counsel for the Corporation. Indemnification pursuant to this ARTICLE III shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this ARTICLE III or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation’s power to indemnify against such liability. The provisions of this ARTICLE III shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this ARTICLE III or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this ARTICLE III, and to this end the provisions of this ARTICLE III are severable.

Section 6. Amendments. No amendment, modification or repeal of this ARTICLE III shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

ARTICLE IV

DIRECTORS

The number of Directors constituting the Board of Directors shall be designated in the Corporation’s Bylaws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation as of the date set forth below.

DATE:

By:
Incorporator

Annex C

745 Seventh Avenue New York, NY 10019 United States

May 28, 2013

Board of Directors

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

Members of the Board of Directors:

We understand that Smithfield Foods, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Shuanghui International Holding Limited (“Parent”) pursuant to which (i) Sun Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), will merge with and into the Company and the Company will continue as the surviving corporation (the “Merger”), and (ii) at the effective time of the Merger, each share of the common stock of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Merger (other than shares of Company Common Stock to be cancelled pursuant to the Agreement (as defined below)) will be converted into the right to receive $34.00 in cash (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of May 28, 2013, by and among the Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the stockholders of the Company in the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Quarterly Reports on Form 10-Q for the fiscal quarters ended July 29, 2012, October 28, 2012 and January 27, 2013; (3) preliminary financial results of the Company for the year ended April 28, 2013; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (5) a trading history of the Company’s Common Stock from May 24, 2003 to May 24, 2013 and a comparison of that trading history with those of other companies that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have relied on such projections in performing our analysis. In addition, for purposes of our analysis and at the direction of the Company, we also have considered certain sensitivity analyses. We have discussed these sensitivity analyses with the management of the Company and the Company has agreed with the appropriateness of the use of such sensitivity analyses as part of the performance of our analysis. We assume no responsibility for and we express no view as to any such projections or sensitivity analyses or the assumptions or estimates on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof, in each case in all respects material to our analysis. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i) in July 2012 we acted as joint bookrunner and deal manager on the Company’s $1.0 billion 6.625% senior unsecured notes due 2022 and a cash tender offer for any and all 7.75% senior unsecured notes due 2013 and 10% senior secured notes due 2014 and (ii) in June 2011 we acted as joint bookrunner on the Company’s $925 million ABL revolving credit facility.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company or the Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted over the Internet or by telephone must be received by 1:00 a.m., Eastern Time, on September 24, 2013.

Vote by Internet • Go to www.investorvote.com/SFD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR proposals 1, 2 and 3.	+

		For	Against	Abstain			For	Against	Abstain
1.	PROPOSAL to approve the Agreement and Plan of Merger, dated as of May 28, 2013, among Smithfield Foods, Inc., Shuanghui International Holdings Limited and Sun Merger Sub, Inc., the related plan of merger and the merger.	☐	☐	☐	2.	PROPOSAL to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Smithfield Foods, Inc. to its named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐
		For	Against	Abstain
3.	PROPOSAL to approve an adjournment of the special meeting of shareholders of Smithfield Foods, Inc., if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger agreement, the related plan of merger and the merger.	☐	☐	☐	4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

SMITHFIELD FOODS, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, September 24, 2013

9:00 a.m.

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — SMITHFIELD FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. Larry Pope and Michael H. Cole and each of them, proxies with full power of substitution, to vote the shares of Common Stock of Smithfield Foods, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Smithfield Foods, Inc. to be held on September 24, 2013 or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

The undersigned acknowledges receipt of the Notice of said Special Meeting and of the Proxy Statement attached thereto.

Please mark, sign, date and return the proxy card using the enclosed envelope.